Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

COLLABORATION AND LICENSE AGREEMENT

by and between

GB002, INC., GOSSAMER BIO 002 LTD. and GOSSAMER BIO, INC.

and

CHIESI FARMACEUTICI S.P.A and CHIESI USA, INC.

TABLE OF CONTENTS
Page
ARTICLE 1 DEFINITIONS    1
ARTICLE 2 MANAGEMENT OF COLLABORATIVE ACTIVITIES    22
Section 2.1    Joint Steering Committee    22
Section 2.2    Joint Development Committee    23
Section 2.3    Joint Commercialization Committee    23
Section 2.4    Joint Finance Committee    23
Section 2.5    Joint Manufacturing Committee    24
Section 2.6    Subcommittees and Working Groups    24
Section 2.7    Membership of Committees, Subcommittees and Working Groups    24
Section 2.8    Meetings of the Committees, Subcommittees and Working Groups    25
Section 2.9    Decision-Making    25
Section 2.10    Patent Matters    28
Section 2.11    Alliance Managers    28
ARTICLE 3 LICENSE GRANT    29
Section 3.1    Gossamer Grants to Chiesi    29
Section 3.2    Chiesi Grants to Gossamer    31
Section 3.3    Sublicensing    32
Section 3.4    Non-Compete    33
Section 3.5    Business Combinations    34
Section 3.6    Right Of First Offer    34
Section 3.7    No Other Rights; No Conflicting Grants    35
ARTICLE 4 TRANSITION AND TECHNOLOGY TRANSFER    35
Section 4.1    General    35
Section 4.2    Know-How Transfer    35
Section 4.3    Transfer to a CMO    35
Section 4.4    Technical Assistance    36
Section 4.5    Costs    36
ARTICLE 5 DEVELOPMENT    36
Section 5.1    Development    36
Section 5.2    Conduct of Development Activities    38
Section 5.3    Independent Studies    40

Section 5.4    Post-Regulatory Approval Studies in the ROW Territory    41
Section 5.5    Combination Regimens    42
Section 5.6    Companion Diagnostics    42
Section 5.7    Devices    42
Section 5.8    Investigator Sponsored Study    42
ARTICLE 6 REGULATORY    42
Section 6.1    Regulatory Matters    42
Section 6.2    Pharmacovigilance; Safety Database    44
Section 6.3    Safety Data Exchange    45
ARTICLE 7 COMMERCIALIZATION    45
Section 7.1    Commercialization in the U.S    45
Section 7.2    Commercialization in ROW Territory    49
ARTICLE 8 MANUFACTURE AND SUPPLY    50
Section 8.1    Initial CMC Plan    50
Section 8.2    JDC Governance    50
Section 8.3    Manufacturing Responsibilities    50
ARTICLE 9 FINANCIAL PROVISIONS    52
Section 9.1    Cost Development Fee    52
Section 9.2    Option For Equity Issuance    52
Section 9.3    Regulatory Milestone Payments    53
Section 9.4    Commercial Milestone Payments    53
Section 9.5    Shared Development Costs    54
Section 9.6    Pre-Tax Profit or Loss    56
Section 9.7    [***]    57
Section 9.8    [***]    58
Section 9.9    [***]    58
Section 9.10    [***]    58
Section 9.11    Royalties    58
Section 9.12    Royalty Reductions    59
Section 9.13    Royalty Term    60
Section 9.14    Royalty Reporting and Payment    60
Section 9.15    Currency; Payment Method    60
Section 9.16    Exchange    61

Section 9.17    Late Payments    61
Section 9.18    Records and Audits    61
Section 9.19    Tax Matters    62
ARTICLE 10 INTELLECTUAL PROPERTY    64
Section 10.1    Ownership of Intellectual Property    64
Section 10.2    Prosecution and Maintenance of Gossamer Patent Rights    65
Section 10.3    Enforcement of Gossamer Patent Rights    67
Section 10.4    Prosecution and Maintenance of Chiesi Patent Rights    68
Section 10.5    Enforcement of Chiesi Patent Rights    68
Section 10.6    Patent Term Extensions and Filings for Regulatory Exclusivity Periods    70
Section 10.7    Recovery    70
Section 10.8    Defense of Third Party Claims    70
Section 10.9    Product Name; Product Marks    71
Section 10.10    Patent Marking    71
Section 10.11    Corporate Marks    71
ARTICLE 11 DATA PRIVACY    71
Section 11.1    Warranties; Fair and Lawful Processing    71
Section 11.2    Data Subjects’ Rights    72
Section 11.3    Data Transfers    72
Section 11.4    Security Incident Affecting Personal Data    73
Section 11.5    Cooperation    73
Section 11.6    Modifications    73
ARTICLE 12 REPRESENTATIONS AND WARRANTIES    74
Section 12.1    Mutual Representations and Warranties    74
Section 12.2    Additional Chiesi Representations and Warranties and Covenants    75
Section 12.3    Additional Gossamer Representations and Warranties and Covenants    76
Section 12.4    Disclaimer    79
ARTICLE 13 INDEMNIFICATION    79
Section 13.1    Indemnification by Gossamer    79
Section 13.2    Indemnification by Chiesi    80
Section 13.3    Product Liability Costs    80
Section 13.4    Claims for General Indemnification    80
Section 13.5    Conduct of Product Liability Claims    81

Section 13.6    Mitigation of Loss    82
Section 13.7    LIMITATION OF DAMAGES    82
ARTICLE 14 CONFIDENTIALITY    82
Section 14.1    Confidential Information    82
Section 14.2    Terms of this Agreement    85
Section 14.3    Publicity    85
Section 14.4    Publications    86
Section 14.5    Prior Confidentiality Agreements    86
ARTICLE 15 TERM AND TERMINATION    86
Section 15.1    Term    86
Section 15.2    Termination for Cause    86
Section 15.3    At Will by Chiesi    88
Section 15.4    Alternative Remedy in Lieu of Termination    88
Section 15.5    Effects of Termination    88
Section 15.6    Survival    90
Section 15.7    Additional Rights and Remedies    90
ARTICLE 16 MISCELLANEOUS    91
Section 16.1    Entire Agreement; Amendment    91
Section 16.2    Section 365(n) of the Bankruptcy Code    91
Section 16.3    Relationship of the Parties    91
Section 16.4    Governing Law; Jurisdiction    91
Section 16.5    Dispute Resolution    91
Section 16.6    Notice    93
Section 16.7    Compliance with Law; Severability    94
Section 16.8    Non-Use of Names    94
Section 16.9    Successors and Assigns    94
Section 16.10    Waivers    95
Section 16.11    No Third Party Beneficiaries    95
Section 16.12    Headings; Exhibits and Schedules    95
Section 16.13    Interpretation    95
Section 16.14    Equitable Relief    96
Section 16.15    Force Majeure    96
Section 16.16    Further Assurances    96

Section 16.17    Counterparts    96
Section 16.18    Guarantee    96
Section 16.19    [***] 97

COLLABORATION AND LICENSE AGREEMENT
This Collaboration and License Agreement (this “Agreement”) is entered into as of May 3, 2024 (the “Effective Date”) by and between GB002, Inc., a corporation organized and existing under the laws of the State of Delaware, (“Gossamer U.S.”) and Gossamer Bio 002 Ltd., a corporation organized and existing under the laws of Ireland (“Gossamer Ireland” and together with Gossamer U.S., collectively, “Gossamer”), and, solely for purposes of Section 12.3, Section 16.9, Section 16.18, and Section 16.19 Gossamer Bio, Inc., a corporation organized and existing under the laws of the State of Delaware (“Gossamer Parent”) on the one hand, and CHIESI Farmaceutici S.p.A., a corporation incorporated under the laws of Italy (“Chiesi SpA”) and CHIESI USA, Inc., a corporation incorporated under the laws of Delaware (“Chiesi U.S.” and together with Chiesi SpA, collectively, “Chiesi”), on the other hand. Chiesi and Gossamer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Gossamer U.S. Controls (as defined below) certain rights to patents and other intellectual property related to a compound known as seralutinib and has sublicensed such rights in the ROW Territory (as defined below) to Gossamer Ireland;
WHEREAS, Gossamer has conducted clinical trials of seralutinib for the treatment of pulmonary arterial hypertension with potential for development in additional indications;
WHEREAS, Chiesi desires to license the intellectual property rights associated with seralutinib from Gossamer to Exploit (as defined below) the Licensed Compound and Licensed Products (as defined below), and Gossamer desires to grant such license to Chiesi, in accordance with the terms and conditions of this Agreement; and
WHEREAS, Gossamer and Chiesi agree and intend that: (a) Gossamer U.S. and Chiesi U.S. will be parties to this Agreement and assume all corresponding rights and obligations with respect to any activities contemplated by this Agreement for the U.S. Territory (as defined below); and (b) Gossamer Ireland and Chiesi SpA will be parties to this Agreement and assume all corresponding rights and obligations with respect to any activities contemplated by this Agreement for the ROW Territory (as defined below), including, in each case, those related to the conduct of Development activities; provided that Chiesi SpA will assume all rights and obligations of Chiesi related to Development activities for the Territory contemplated by the Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1
DEFINITIONS
All references to particular Schedules, Exhibits, Articles, or Sections shall mean the Schedules and Exhibits to, and Articles and Sections of this Agreement, unless otherwise specified. For the purposes of this Agreement and the Schedules and Exhibits hereto, the following words and phrases shall have the following meanings:
1.1.“Accounting Standards” means, with respect to a Party or any of its Affiliates or Sublicensees, U.S. generally accepted accounting principles or the International Financial Reporting Standards, as such Party, Affiliate or Sublicensee uses for its financial reporting obligations, in each case, consistently applied.
1.2.“Acquired Entity” has the meaning set forth in Section 3.5.2.
1.3.“Acquirer” has the meaning set forth in Section 3.5.1.
1.4.“Acting Party” has the meaning set forth in Section 9.19.3.
1.5.“Additional Breach Cure Period” has the meaning set forth in Section 15.2.1.
1.6.“Additional Indications” means each of PH-ILD, [***] and any other Indications set forth in the Global Development Plan approved by the JSC.
1.7.“Affiliate” means, with respect to a particular entity or Person, any Person that controls, is controlled by, or is under common control with such entity or Person. For the purpose of this definition, “control” will mean, direct or indirect ownership of 50% or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or 50% or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or Person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. In the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than 50%, and in such case such lower percentage will be substituted in the preceding sentence; provided that, such foreign investor has the power to direct the management and policies of such entity.
1.8.“Agreement” has the meaning set forth in the Preamble.
1.9.“Alliance Manager” has the meaning set forth in Section 2.11.
1.10.“Allowable Expenses” has the meaning set forth in Schedule 1.96.
1.11.“Anti-Corruption Laws” means Laws, regulations, or orders prohibiting the provision of a financial or other advantage for a corrupt purpose or otherwise in connection with the improper performance of a relevant function, including without limitation, the U.S. Foreign

Corrupt Practices Act (FCPA) and similar laws governing corruption and bribery, whether public, commercial or both, to the extent applicable.
1.12.“Breaching Party” has the meaning set forth in Section 15.2.1.
1.13.“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions are authorized or obligated to close in Italy or in New York, New York.
1.14.“Calendar Quarter” means any period of three consecutive calendar months ending on March 31, June 30, September 30, and December 31 of any Calendar Year, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.
1.15.“Calendar Year” means each successive period of 12 months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.
1.16.“cGMP” means all then-current and phase-appropriate applicable standards relating to current good manufacturing practices for fine chemicals, intermediates, bulk Licensed Products or finished pharmaceutical drugs, including: (a) all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, 21 C.F.R. §§ 210 and 211; (b) the applicable part of quality assurance to ensure that products are consistently produced and controlled in accordance with the quality standards appropriate for their intended use, as defined in European Commission Directive 2003/94/EC laying down the principles and guidelines of good manufacturing practice; (c) the Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products; (d) the principles detailed in the ICH Q7A guidelines; and (e) all applicable Laws promulgated by any Governmental Authority having jurisdiction over the manufacture of the applicable compound or pharmaceutical drug Licensed Product, as applicable.
1.17.“Change of Control” means, with respect to a Party: (a) a merger or consolidation of such Party or its parent with a Third Party which results in the voting securities of such Party’s or its parent’s outstanding immediately prior thereto ceasing to represent at least 50% of the combined voting power of the surviving entity immediately after such merger or consolidation; (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the owner of 50% or more of the combined voting power of such Party’s or its parent’s outstanding securities other than through issuances by such Party or its parent of securities of such Party or its parent in a bona fide financing transaction or series of related bona fide financing transactions; or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s or its parent’s assets or all or substantially all of such Party’s or its parent’s business to which this Agreement relates.

1.18.“Chiesi” has the meaning set forth in the Preamble.
1.19.“Chiesi Indemnified Parties” has the meaning set forth in Section 13.1.
1.20.“Chiesi Intellectual Property” means Chiesi Know-How and Chiesi Patent Rights, collectively.
1.21.“Chiesi Know-How” means any (a) Chiesi Sole Invention or (b) Know-How that is Controlled by Chiesi or any of its Affiliates as of the Effective Date or during the Term and necessary or otherwise used by Chiesi, its Affiliates or its Sublicensees for the Exploitation of any Licensed Compounds or Licensed Products in the Field in the Territory; provided that unless expressly included pursuant to Section 9.8, Chiesi Know-How shall not include any Know-How that would only be Chiesi Know-How due to its use to Exploit [***]
1.22.“Chiesi Patent Rights” means any Patent Rights Controlled by Chiesi or any of its Affiliates during the Term with a Valid Claim that Covers any Licensed Compound, Licensed Product or Chiesi Sole Invention; provided that Chiesi Patent Rights shall not include any Patent Right that, unless expressly included pursuant to Section 9.8, would only be a Chiesi Patent Right due to [***]
1.23.“Chiesi Sole Inventions” has the meaning set forth in Section 10.1.2.
1.24.“Chiesi SpA” has the meaning set forth in the Preamble.
1.25.“Chiesi SpA Fees” has the meaning set forth in Schedule 9.19.5.
1.26.“[***]” has the meaning set forth in Schedule 9.19.5.
1.27.“[***]” has the meaning set forth in Section 9.7(b).
1.28.“Chiesi U.S.” has the meaning set forth in the Preamble.
1.29.“[***]” has the meaning set forth in Section 9.7(a).
1.30.“Claim” has the meaning set forth in Section 13.4.1.
1.31.“Clinical Supply Agreement” has the meaning set forth in Section 8.3.1.
1.32.“Clinical Trial” means a clinical trial in humans as described in 21 C.F.R. § 312.21, as amended from time to time, or any foreign counterpart thereof.
1.33.“CMC” means chemistry, manufacturing and controls.
1.34.“CMC Plan” has the meaning set forth in Section 8.1.
1.35.“Code” means the Internal Revenue Code of 1986, as amended.

1.36.“COGS” means, with respect to any Licensed Product, device or material used to manufacture such Licensed Product or device, the cost of goods sold of such Licensed Product, device or material, as applicable, as calculated in accordance with applicable Accounting Standards of Chiesi, its Affiliates or Sublicensees, as applicable.
1.37.“Collaboration Agreement” has the meaning set forth in Section 3.6.
1.38.“Collaboration Option” has the meaning set forth in Section 3.6.
1.39.“Combination Product” has the meaning set forth in Section 1.157.
1.40.“Combination Product Inventions” means any Inventions created, conceived, or reduced to practice solely or jointly by or on behalf of any Party, its Affiliates or Sublicensees to the extent it specifically relates to (a) an active component in a Combination Product other than a Licensed Compound or (b) the combination or use of such active component with a Licensed Compound in a Combination Product.
1.41.“Combination Regimen” means the administration of two or more drugs or biological products together for the treatment, diagnosis or prophylaxis of any Indication, including a Licensed Product and at least one other distinct drug or biological product that is not a Licensed Product, where such Licensed Product and other drug or biological product are packaged and sold separately.
1.42.“Commercial FTE” means a full-time equivalent employee (1800 hours per year) devoted to or in support of the Commercialization of a Licensed Product in the U.S. Territory that is carried out by one or more qualified employees of a Party or its Affiliates, but shall not include personnel performing administrative and corporate functions (including human resources, finance, legal and investor relations). For clarity, any individual contributing less than 1800 hours per Calendar Year shall be deemed a fraction of an FTE on a pro-rata basis beginning on the Effective Date and ending on the last day of the first Calendar Year. Overtime and work on weekends, holidays and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. For the avoidance of doubt, no individual will count as more than one FTE for any year.
1.43.“Commercial FTE Costs” means, with respect to any period, the Commercial FTE Rate multiplied by the number of Commercial FTEs expended by a Party during such period; provided, however, that Commercial FTE Costs for sales representatives shall be calculated as set forth in the definition of Selling Costs in the Financial Exhibit.
1.44.“Commercial FTE Rate” means:
1.44.1.with respect to any Commercial FTE who performs Commercialization activities with respect to the Licensed Products in the U.S. Territory other than a sales representative, a rate of $[***] per Commercial FTE per Calendar Year (pro-rated for any partial Calendar Years during the Term).

Beginning on January 1, 2025 and on January 1 of each subsequent Calendar Year during the Term, the Commercial FTE Rate is subject to annual adjustment by the percentage increase or decrease in the applicable CPI comparing the levels of the applicable CPI as of December 31 of the two most recently completed Calendar Years; and
1.44.2.with respect to any Commercial FTE who performs Commercialization activities with respect to the Licensed Products in the U.S. Territory that is a sales representative, a rate of $[***] per Commercial FTE per Calendar Year (pro-rated for any partial Calendar Years during the Term). Beginning on January 1, 2025 and on January 1 of each subsequent Calendar Year during the Term, the Commercial FTE Rate is subject to annual adjustment by the percentage increase or decrease in the applicable CPI comparing the levels of the applicable CPI as of December 31 of the two most recently completed Calendar Years.
The Commercial FTE Rate is [***] and [***].
1.45.“Commercial Milestone Event” has the meaning set forth in Section 9.4.
1.46.“Commercial Milestone Payments” has the meaning set forth in Section 9.4.
1.47.“Commercial Supply Agreement” has the meaning set forth in Section 8.3.2.
1.48.“Commercialization Supply Strategy” has the meaning set forth in Section 8.3.2.
1.49.“Commercialize” means to market, promote, distribute, import, export, offer to sell, or sell compounds or products, as well as conducting all associated post-launch regulatory activities, including medical affairs oversight, and “Commercialization” means Commercialization activities. For clarity, “Commercialize” does not include Development activities.
1.50.“Commercially Reasonable Efforts” means [***].
1.51.“Committee Matters” has the meaning set forth in Section 2.9.1.
1.52.“Committees” has the meaning set forth in Section 2.6.
1.53.“Competing Activities” has the meaning set forth in Section 3.5.1.
1.54.“Competing Product” has the meaning set forth in Section 10.5.3.
1.55.“Confidential Information” has the meaning set forth in Section 14.1.1.
1.56.“Control” or “Controlled” means, subject to Section 9.8, Section 9.9, and Section 9.12.1, with respect to any Know-How, material, Patent Right, or other intellectual property right, the possession (whether by ownership or license) by a Party or its Affiliate of the ability to transfer or to grant to the other Party a license, sublicense or access as provided herein to such Know-How, material, Patent Right, or other intellectual property right, without violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Party or its Affiliates would be required hereunder to grant the other Party such license, sublicense or access; provided that:
(a) in accordance with Section 9.8, Section 9.9, and Section 9.12.1, in the event that a Party is obligated to pay royalties or other consideration to a Third Party for the grant by such Party to such other Party of a license, sublicense or access as provided herein under any Know-How, material, Patent Right or other intellectual property to which such Party obtained rights after the Effective Date, then [***]; and
(b) Party or any of its Affiliates shall be deemed not to “Control” any Know-How, material, Patent Right, or other intellectual property right if such Know-How, material, Patent Right, or other intellectual property right is owned or in-licensed by an Acquirer of a Party (or such Acquirer’s Affiliates existing prior to the relevant Change of Control) that becomes an Affiliate of such Party (or that merges or consolidates with such Party) on or after the Effective Date as a result of a Change of Control of such Party except to the extent, and only to the extent that, such Know-How, material, Patent Right, or other intellectual property right (other than Corporate Marks) either (x) as it relates to any Know-How, material, or other intellectual property right other than a Patent Right, that (i) [***] or (ii) [***]; and (y) as it relates to any Patent Right, that (i) [***] or (ii) [***]. For clarity, if a Party or its Affiliates Control any Know-How or Patent Right prior to a Change of Control due to a grant of rights from the applicable Acquirer or Acquirer’s Affiliates, the Change of Control will not affect such Party or Affiliate’s Control of such Know-How or Patent Right.
1.57.“Cooperating Party” has the meaning set forth in Section 14.3.3.
1.58.“Corporate Marks” means, with respect to a Party, any corporate name, trademark or logo of a Party provided by such Party to the other Party from time to time during the Term of the Agreement or at the other Party’s written request, in each for use in connection with the Manufacture or Commercialization of Licensed Products. Corporate Marks will not include any Product Marks.
1.59.“Cost Report” has the meaning set forth in Section 9.5.2(c).
1.60.“Cover,” “Covering” or “Covered” means, with respect to a product or with respect to technology, that, in the absence of a license granted under a Valid Claim, the making, use, offering for sale, sale, or importation of such product or the practice of such technology would infringe such Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue as currently pending), without regard to any available exemption from infringement.

1.61.“CPI” means the Consumer Price Index-Urban Wage Earners and Clerical Workers, U.S. City Average, All Items, 1982-1984=100, published by the U.S. Department of Labor, Bureau of Labor Statistics (or its successor equivalent index).
1.62.“CTA” means a Clinical Trial Application in the countries that are officially recognized as member states of the European Union.
1.63.“Current Licensed Product” means the Licensed Product evaluated under the PROSERA Phase 3 Study.
1.64.“Data Controller” means the natural or legal person which, alone or jointly with others determines the purposes and means of the Processing of Personal Data.
1.65.“Data Protection Laws” means all applicable Laws, rules and regulations, including the United States Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, the California Consumer Privacy Act of 2018 (to the extent applicable), and any supranational or national legislation relating to privacy and data protection, direct marketing or the interception or communication of electronic messages, in each case as amended, consolidated, re-enacted or replaced from time to time, including, to the extent applicable, European Data Protection Laws.
1.66.“Data Subject” has the meaning set forth in Section 1.173.
1.67.“Data Subject Request” means any communication addressed to one or both Parties under this Agreement made by a Data Subject exercising one or several of his/her data protection rights under applicable Data Protection Laws.
1.68.“Defending Party” has the meaning set forth in Section 10.8.
1.69.“Develop,” “Developed” or “Development” means drug or device development activities, including, without limitation, Manufacture of compounds or products for pre- and non-clinical research and clinical trials, test method development and stability testing, assay development and audit development, protype design and development, Manufacturing development, toxicology, formulation, quality assurance/quality control development, statistical analysis, clinical studies, packaging development, regulatory affairs, and the preparation, filing, and prosecution of Regulatory Filings and Documentation as necessary to obtain Regulatory Approval to market or sell a drug product. For clarity, “Develop,” “Developed” or “Development” do not include Commercialization activities.
1.70.“Developing Party” has the meaning set forth in Section 3.6.
1.71.“Development Budget” has the meaning set forth in Section 5.1.2(b).
1.72.“Development Budget Forecast” has the meaning set forth in Section 5.1.2(c).
1.73. “Development Costs” means Development FTE Costs and Out-of-Pocket Costs incurred by the Parties and their Affiliates in Developing the Licensed Products in the Field, in

each case to the extent incurred in accordance with this Agreement, the GDP (including the CMC Plan included therein) and the Development Budget. Development Costs shall exclude: (a) Gossamer’s costs and expenses incurred in conducting the PROSERA Phase 3 Study; (b) Gossamer’s costs and expenses incurred in conducting ancillary studies to the PROSERA Phase 3 Study if such ancillary studies are not reasonably expected to be used to support obtaining Regulatory Approval for any Additional Indication; and (c) a Party’s costs and expenses incurred in conducting an Independent Study.
1.74. “Development FTE” means a full time equivalent employee (1800 hours per year) devoted to or in support of the Development of Licensed Products (including activities set forth in the CMC Plan) that is carried out by one or more qualified employees or of a Party or its Affiliates, including scientific, medical, technical and other personnel engaged in performing Development activities with respect to the Licensed Products (including the compound development teams and project management teams that support the Licensed Products). Development FTE shall not include work performed by personnel performing administrative and corporate functions (including human resources, finance, legal and investor relations). For clarity, any individual contributing less than 1,800 hours per Calendar Year shall be deemed a fraction of an FTE on a pro-rata basis beginning on the Effective Date and ending on the last day of the first Calendar Year. Overtime and work on weekends, holidays and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. For the avoidance of doubt, no individual will count as more than one FTE for any year.
1.75. “Development FTE Costs” means, with respect to any period, the Development FTE Rate multiplied by the number of Development FTEs expended by a Party during such period.
1.76. “Development FTE Rate” means a rate of $[***] per Development FTE per Calendar Year (pro-rated for any partial Calendar Years during the Term). Beginning on January 1, 2025 and on January 1 of each subsequent Calendar Year during the Term, the Development FTE Rate is subject to annual adjustment by the percentage increase or decrease in the applicable CPI comparing the levels of the applicable CPI as of December 31 of the two most recently completed Calendar Years. [***]
1.77.“Development Reconciliation Procedures” has the meaning set forth in Section 9.5.2(b).
1.78.“Device Combination Product” has the meaning set forth in Section 1.157.
1.79.“Disclosing Party” has the meaning set forth in Section 14.1.1.
1.80.[***]
1.81.“Dollar,” “USD” or “$” means the U.S. dollar.

1.82.“Drug Approval Application” means any: (a) new drug application, supplemental new drug application or other marketing authorization application, in each case submitted to the FDA, including any amendments thereto; or (b) comparable applications filed in or for countries or jurisdictions outside of the United States, in each of (a) and (b) to obtain Regulatory Approval to Commercialize a Licensed Product in that country or jurisdiction.
1.83.“Effective Date” has the meaning set forth in the Preamble.
1.84.“EMA” means the European Medicines Agency or any successor entity thereto.
1.85.“Entitled Party” has the meaning set forth in Section 3.6.
1.86.“European Data Protection Laws” means the General Data Protection Regulation 2016/679, the e-Privacy Directive 2002/58/EC, the Privacy and Electronic Communications Regulations 2003, the UK Data Protection Act 2018, the UK General Data Protection Regulation as defined by the DPA as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019, and any relevant law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding instrument which implements, replaces, adds to, amends, extends, reconstitutes or consolidates such laws from time to time, in each case as amended, consolidated, re-enacted or replaced from time to time.
1.87.“European Union” or “EU” means the European Union member states as of the Effective Date.
1.88.“Executive Officer” means the Chief Executive Officer of Chiesi SpA or their designee and the Chief Executive Officer of Gossamer or their designee.
1.89.“Exercise Notice” has the meaning set forth in Section 9.2.
1.90.“Exercise Notice Date” has the meaning set forth in Section 9.2.
1.91.“Existing Licensed Product” has the meaning set forth in Section 15.5(d).
1.92.“Exploit” means to research, Develop, make, have made, use, offer for sale, sell, import, export, transfer possession of or title in or otherwise Commercialize or exploit a compound or product and “Exploitation” shall be construed accordingly.
1.93.“FDA” means the United States Food and Drug Administration or any successor entity thereto.
1.94.“FDCA” means the Federal Food Drug and Cosmetic Act, as amended from time to time.
1.95.“Field” means all therapeutic, prophylactic and diagnostic uses in humans and animals.

1.96.“Financial Exhibit” means the Financial Exhibit in Schedule 1.96.
1.97.“First Commercial Sale” means, with respect to a Licensed Product in a country, the first sale of such Licensed Product by a Party or an Affiliate or a Sublicensee to a Third Party in such country following Regulatory Approval for the sale of such Licensed Product in that country. Sales or transfers of reasonable quantities of a Licensed Product for research or Development, including donations, proof of concept studies or other Clinical Trial purposes, or for compassionate or similar use, shall not be considered a First Commercial Sale.
1.98.“Force Majeure Event” shall have the meaning set forth in Section 16.15.
1.99.[***]
1.100.“GCP” means the then-current good clinical practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time-to-time, including those set forth in: (a) FDA regulations in 21 C.F.R. Parts 11, 50, 54, 56, 312, 314, and 320 and all related FDA rules, regulations, orders, and guidance, and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline (or any successor document); (b) the Declaration of Helsinki (2013) as last amended at the 64th World Medical Association in October 2013; and (c) related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA or other Regulatory Authority applicable to the Territory.
1.101.“Generic Product” means, with respect to a Licensed Product in a country, any pharmaceutical product that: (a) is sold by a Third Party other than a Party or its Affiliates or Sublicensees, which Third Party did not purchase such product in a chain of distribution that included such Party or its Affiliate or Sublicensee as intentional participants; (b) contains the same or a bioequivalent compound to a Licensed Product; and (c) whose Drug Approval Application is approved by a Regulatory Authority in reliance, in whole or in part, on the prior approval (or on safety or efficacy data submitted in support of the prior approval) of such Licensed Product, including any pharmaceutical or biologic product authorized for sale: (i) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the Act (21 U.S.C. 355(b)(2) or 355(j), respectively), or pursuant to Section 351(k) of the Public Health Service Act (42 U.S.C. 262(k)) or any subsequent or similar statute; (ii) in the EU pursuant to a provision of Articles 10, 10a, or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision) or any subsequent or similar statute or directive; or (iii) in any other country or jurisdiction pursuant to all equivalents of such provisions.
1.102.“Gilead Agreement” means that certain Amended and Restated License Agreement, dated as of May 15, 2017, by and between Gilead Sciences, Inc., and Pulmokine, as amended from time to time in accordance with its terms.

1.103.“Global Development Plan” or “GDP” means the written plan for the Parties’ Development of the Licensed Products in the U.S. Territory or ROW Territory, as it may be amended from time to time in accordance with the terms of this Agreement.
1.104.“Global Development Study” means any Clinical Trial for a Licensed Product conducted under the Global Development Plan that is reasonably intended to be used to support the Regulatory Approval of a Licensed Product in the U.S. and [***].
1.105.“Global Publication Strategy” has the meaning set forth in Section 14.4.
1.106.“GLP” means the then-current good laboratory practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time-to-time, including those as set forth in FDA regulations in 21 C.F.R. Part 58 and all applicable FDA rules, regulations, orders, and guidance, and the requirements with respect to good laboratory practices prescribed in the European Union, by the OECD (Organization for Economic Cooperation and Development Council) and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline.
1.107.“Gossamer” has the meaning set forth in the Preamble.
1.108.“Gossamer Abandoned Patent Right” has the meaning set forth in Section 10.2.3.
1.109.“Gossamer Indemnified Parties” has the meaning set forth in Section 13.2.
1.110.“Gossamer Intellectual Property” means the Gossamer Know-How and the Gossamer Patent Rights, collectively.
1.111.“Gossamer Ireland” has the meaning set forth in the Preamble.
1.112.“Gossamer Know-How” means, subject to Section 3.1.9, the Know-How Controlled by Gossamer as of the Effective Date or during the Term, including all Inventions owned by Gossamer under this Agreement (including via assignment from Chiesi), that is necessary or otherwise used by Gossamer, its Affiliates or its Sublicensees to Exploit the Licensed Compound or the Licensed Product in the Field in the Territory; provided that unless expressly included pursuant to Section 9.8, Gossamer Know-How shall not include any Know-How that would only be Gossamer Know-How due to its use to Exploit [***].
1.113.“Gossamer Parent” has the meaning set forth in the Preamble.
1.114.“Gossamer Parent Common Stock” has the meaning set forth in Section 9.2
1.115.“Gossamer Patent Rights” means, subject to Section 3.1.9, the Patent Rights Controlled by Gossamer as of the Effective Date or during the Term, that have a Valid Claim that Covers any Licensed Compound or the Licensed Product in the Field in the Territory, including Patent Rights having Valid Claims Covering any Invention owned by Gossamer under this Agreement (including via assignment from Chiesi); provided that Gossamer Patent Rights shall not include any Patent Right that, unless expressly included pursuant to Section 9.8, would only be a Gossamer Patent Right due to Covering: [***].
1.116.“Gossamer Sole Inventions” has the meaning set forth in Section 10.1.2.
1.117.“Gossamer U.S.” has the meaning set forth in the Preamble.
1.118.“Governmental Authority” means any court, tribunal, agency, commission, department, ministry, official, authority, or other instrumentality of any national, federal, state, county, provincial, local, municipal, city or other political subdivision thereof or of any multinational governmental body, or any council, court, or other tribunal entitled to exercise any administrative, executive, judicial, legislative, regulatory, or taxing authority or power.
1.119.“High-Level Commercialization Plan” has the meaning set forth in Section 7.1.2.
1.120.“High-Level GDP” has the meaning set forth in Section 5.1.3(a).
1.121.[***]
1.122.[***]
1.123.“Improvement” means any Invention to the extent specifically related to a Licensed Compound or Licensed Product or the Exploitation thereof, whether or not patented or patentable; provided that no Combination Product Invention is an Improvement.
1.124.“IND” means an Investigational New Drug application required pursuant to 21 C.F.R. Part 312 or any comparable filings (including any CTA) outside of the U.S. required to commence Clinical Trials in such country or region, and all supplements or amendments that may be filed with respect to the foregoing.
1.125.“Indemnified Party” has the meaning set forth in Section 13.4.1.
1.126.“Indemnifying Party” has the meaning set forth in Section 13.4.1.
1.127. “Independent Indication Study” has the meaning set forth in Section 5.3.3.
1.128.“Independent Indication Study Proposal” has the meaning set forth in Section 5.3.1.
1.129.“Independent Study” has the meaning set forth in Section 5.3.3.
1.130.“Independent Study Proposal” has the meaning set forth in Section 5.3.1.

1.131.“Indication” means a specific disease, disorder or condition which is recognized by the applicable Regulatory Authority in a given country or jurisdiction as a disease, disorder or condition. For the avoidance of doubt, [***]
1.132.“Indirect Taxes” has the meaning set forth in Section 9.19.1.
1.133.“Initial Breach Cure Period” has the meaning set forth in Section 15.2.1.
1.134.“Initial Indication” means pulmonary arterial hypertension (PAH).
1.135.“Initiation” means, with respect to a Clinical Trial, the first dosing in the first subject in such Clinical Trial. “Initiated” shall have a corresponding meaning.
1.136.“Insolvency Event” means:
1.a Party ceases to function as a going concern by suspending or discontinuing its business;
1.1.1.1.a Party is the subject of voluntary or involuntary bankruptcy proceedings instituted on behalf of or against such Party (except for involuntary bankruptcy proceedings that are dismissed within 90 days);
1.1.1.2.an administrative receiver, receiver and manager, interim receiver, custodian, sequestrator, or similar officer is appointed for a Party; or
1.1.1.3.a Party makes any general assignment for the benefit of all of its creditors.
1.137.“Inventions” has the meaning set forth in 10.1.1.
1.138.“Investigator Sponsored Study” means a human clinical study of a Licensed Product that is sponsored and conducted by a Third Party investigator, pursuant to an IND owned by such Third Party investigator, under an agreement with a Party or its Affiliate pursuant to which such Party or such Affiliate provides clinical supplies of the Licensed Product or funding for such clinical study.
1.139.“JCC” has the meaning set forth in Section 2.3.
1.140.“JDC” has the meaning set forth in Section 2.2.
1.141.“JFC” has the meaning set forth in Section 2.4.
1.142.“JMC” has the meaning set forth in Section 2.5.
1.143.“Joint Combination Product Invention” has the meaning set forth in Section 10.1.4.
1.144.“Joint Inventions” has the meaning set forth in Section 10.1.3(a).

1.145.“JSC” has the meaning set forth in Section 2.1.
1.146.“Know-How” means proprietary or confidential technical information, know-how and data, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, Manufacturing, preclinical and clinical data, polymorphs, biomarkers, formulations, patient selection methods, dosages, methods of use, instructions, processes, formulae, expertise and information, Regulatory Filings and Documentation and copies thereof.
1.147.“Knowledge” means the actual knowledge, following reasonable inquiry, of (a) [***] of Gossamer Parent, (b) [***] of Gossamer Parent, (c) [***] of Gossamer Parent, (d) [***] of Gossamer Parent and (e) [***] of Gossamer Parent or, as applicable, in each case (a)-(e), the then-current successor to such person.
1.148.“Law” means applicable laws, statutes, rules, regulations, and other pronouncements having the effect of law of any Governmental Authority that may be in effect from time to time, including disclosure obligations required by any stock exchange or securities commission having authority over a Party and any applicable rules, regulations, guidance, or other requirements of any Regulatory Authority that may be in effect from time to time, including cGMP, GCP, and GLP.
1.149.“Licensed Compound” means: (a) Gossamer’s compound known as seralutinib (PK10571 or GB002); (b) any metabolite of seralutinib; (c) any other compound Controlled by Gossamer or its Affiliates as of the Effective Date [***]; and (d) any salt, polymorph, hydrate, solvate, or other non-covalently modified form of any of the foregoing.
1.150.“Licensed Product” means any pharmaceutical product, comprising or employing a Licensed Compound, in any form or formulation, and whether alone or together with one or more other therapeutically active ingredients, delivery devices or other components. The Current Licensed Product is a Licensed Product.
1.151.“Losses” has the meaning set forth in Section 13.1.
1.152.“[***]” has the meaning set forth in Section 7.2.2.
1.153. [***].
1.154.“Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labelling, inspection, shipping and holding of a product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

1.155.“Nasdaq” has the meaning set forth in Section 9.2.
1.156.“NDA” has the meaning set forth in Section 14.5.
1.157. “Net Sales” means the net sales recorded by Chiesi or any of its Affiliates or Sublicensees or Gossamer U.S. or any of its Affiliates or Sublicensees [***] (as applicable, the “Selling Parties”) for any Licensed Product sold to Third Parties other than Sublicensees in the applicable Territory as determined in accordance with the Selling Party’s Accounting Standards as consistently applied. The deductions booked on an accrual basis by the Selling Parties under its Accounting Standards to calculate the recorded net sales from gross sales include the following:
(a) [***];
(b) [***];
(c) [***];
(d) [***];
(e) [***];
(f) [***];
(g) with respect to any Licensed Product [***]; and
(h) [***].
With respect to the calculation of Net Sales: (i) Net Sales only include the value charged or invoiced on the first arm’s length sale to a Third Party; (ii) Net Sales between or among the Selling Parties shall be disregarded for purposes of calculating Net Sales; (iii) if a Licensed Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated at the time the revenue recognition criteria under the relevant Accounting Standards are met; and (iv) in the event that the Licensed Product is sold as a Combination Product (defined below), the Net Sales will be calculated by multiplying the Net Sales of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average Net Sale price in the relevant country of the Licensed Product containing the Licensed Compound as the sole active ingredient in finished form, and B is the weighted average Net Sale price (by sales volume) in that country of the product(s) containing the other component(s) as the sole active ingredient(s) in finished form. Regarding prices comprised in the weighted average Net Sale price when sold separately referred to above, if these are available for different dosages from the dosages of Licensed Compound and other active ingredient components that are included in the Combination Product, then Chiesi (or its Affiliate or Sublicensee, as applicable) shall be entitled to make a proportional adjustment to such prices in calculating the Net Sales of the Combination Product. If the weighted average Net Sale price cannot be determined for the Licensed Product or other product(s) containing the single Licensed Compound or component(s), the calculation of Net Sales for Combination Products will be [***]. For the purpose of this definition, a “Combination Product” means a combination therapy in which Licensed Product containing the Licensed Compound in combination with one or more other active ingredients is sold in a finished, fixed dose form or is co-packaged or bundled and sold for a single price.
1.158.“Non-Acting Party” has the meaning set forth in Section 9.19.3.
1.159.“Non-Breaching Party” has the meaning set forth in Section 15.2.1.
1.160.“Option Expiration Date” has the meaning set forth in Section 9.2.
1.161.“Option Package” has the meaning set forth in Section 3.6.
1.162.“Option Program” has the meaning set forth in Section 3.6.
1.163.“Option Share Limit” has the meaning set forth in Section 9.2.
1.164.“Option Shares” has the meaning set forth in Section 9.2.
1.165. “Out-of-Pocket Costs” means amounts paid to Third Parties and not reimbursed (including through insurance), for: (a) services or materials provided by them directly in the performance of activities under the GDP or the U.S. Commercialization Plan, to the extent such services or materials apply to a Licensed Product; or (b) such amounts paid to Third Parties for other activities not included in determination of Development Costs or Allowable Expenses, but for which sharing of Out-of-Pocket Costs is otherwise specified in this Agreement. Out-of-Pocket Costs exclude any costs included in the FTE Rate.
1.166.“P&L Reconciliation Procedures” has the meaning set forth in Section 9.6.1.
1.167.“Partnership Principles” means the terms set forth in Schedule 9.19.5 to this Agreement.
1.168.“Party” has the meaning set forth in the Preamble.
1.169.“Patent Challenge” means any challenge, dispute or contest to, or providing assistance to a Third Party to challenge, dispute or contest, the scope, validity, or enforceability of any Gossamer Patent Right or any claim thereof in any legal or administrative proceedings, including in a court of law, before the United States Patent and Trademark Office or other agency or tribunal in any jurisdiction, or in arbitration including, without limitation, by reexamination, inter partes review, opposition, interference, post-grant review, nullity proceeding, preissuance submission, third party submission, derivation proceeding or declaratory judgment action; provided, however, that the term Patent Challenge shall not include: [***]
1.170.“Patent Rights” means the rights and interests in and to U.S. and foreign: (a) patents, including, without limitation, certificates of invention, registrations, reissues, extensions, substitutions, confirmations, renewals, re-registrations, re-examinations, revalidations, patents of additions or like filing thereof; and (b) patent applications, including, without limitation, provisional, converted provisional, non-provisional, continued prosecution application, continuation, divisional or continuation-in-part thereof, any patents issuing therefrom, and any substitution, extension, registration, confirmation, reissue, re-examination, renewal or like filing thereof.
1.171.“Per Share Purchase Price” has the meaning set forth in Section 9.2.
1.172.“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.
1.173.“Personal Data” means any information relating to an identified or identifiable natural person (“Data Subject”); an identifiable person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that person.
1.174.“Pharmacovigilance Agreement” has the meaning set forth in Section 6.2.
1.175.“Phase 2 Clinical Trial” means a Clinical Trial of a product that satisfies the requirements of 21 C.F.R. § 312.21(b) or its non-U.S. equivalents.
1.176.“Potential Independent Study” means (a) a Clinical Trial of a Licensed Product in an Additional Indication intended [***], or (b) Development, including Clinical Trials, of a Licensed Product in an Indication [***] (“Potential Indication Independent Study”).
1.177.“Potential Indication Independent Study” has the meaning set forth in Section 1.176.
1.178.“PRC Data” has the meaning set forth in Section 11.3.2.
1.179. “Pre-Tax Profit or Loss” has the meaning set forth in Schedule 1.96.
1.180.“Principal Trading Market” means any of the following markets or exchanges on which Gossamer Parent’s common stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market.
1.181.“Process,” “Processed” or “Processing” means any operation or set of operations which is performed upon Personal Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.
1.182. “Product Liability Costs” means Out-of-Pocket Costs and internal costs incurred directly in connection with Third Party Product Liability Actions resulting from the Development, Manufacture or Commercialization of the Licensed Product pursuant to this

Agreement. For clarity, Product Liability Costs shall not include any amounts paid to or on behalf of, or reimbursed to, a Party or its Affiliates as a result of insurance coverage.
1.183.“Product Marks” means all trademarks, logos, and trades names for the Licensed Product used in the packaging, labeling, and Commercialization of the Licensed Products in the U.S. Territory or the ROW Territory.
1.184.“Proposed Term” has the meaning set forth in Section 16.5.3(b).
1.185.“Proposing Party” has the meaning set forth in Section 5.1.3(d)(i).
1.186.“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent Right, the preparing, filing, prosecuting and maintenance of such Patent Right, as well as handling re-examinations and reissues with respect to such Patent Right, together with the conduct of interferences, derivation proceedings, the defense of oppositions, post-grant patent proceedings (such as inter partes review and post grant review) and other similar proceedings with respect to the particular Patent Right. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent Right.
1.187.“PROSERA Phase 3 Study” means a clinical research study titled: “A Phase 3, Randomized, Double-Blind, Placebo-Controlled Study to Evaluate the Efficacy and Safety of Oral Inhalation of Seralutinib for the Treatment of Pulmonary Arterial Hypertension (PAH)”, with the ClinicalTrials.gov Identifier NCT05934526.
1.188.“Publication” has the meaning set forth in Section 14.4.
1.189.“Publishing Party” has the meaning set forth in Section 14.4.
1.190.“Pulmokine” means Pulmokine, Inc.
1.191. “Pulmokine Agreement” means that certain Exclusive License Agreement, dated October 2, 2017, by and between Gossamer and Pulmokine, as amended from time to time in accordance with its terms.
1.192.“Pulmokine Payments” has the meaning set forth in Section 9.9.
1.193.“RCTR Agreement” means that certain Exclusive Patent License Agreement, dated as of September 8, 2017, by and between The Rensselaer Center for Translational Research, Inc. and Pulmokine, as amended from time to time in accordance with its terms.
1.194.“Receiving Party” has the meaning set forth in Section 14.1.1.
1.195.“Reconciliation Procedures” has the meaning set forth in Section 9.18.
1.196.“Registration Plan” has the meaning set forth in Section 5.1.2(a).

1.197.“Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, means approval of a Drug Approval Application by the FDA or approval of a Drug Approval Application or a comparable document filed with an equivalent Regulatory Authority in any other country (including a marketing authorization in the European Union using the centralized procedure, decentralized procedure, or mutual recognition or member state national authorization), required to Commercialize the Licensed Product in the relevant jurisdiction, including, in each case, [***].
1.198.“Regulatory Authority” means any Governmental Authority or other authority responsible for granting Regulatory Approval for a Licensed Product, including the FDA, EMA, and any corresponding national or regional regulatory authorities.
1.199.“Regulatory Exclusivity” means, with respect to a Licensed Product in a country, any exclusive marketing right, data protection, or other exclusive right, other than a Patent Right, conferred by any Governmental Authority with respect to such Licensed Product in such country, including any new drug exclusivity, new Indication or use exclusivity, pediatric exclusivity, or orphan drug exclusivity.
1.200.“Regulatory Filings and Documentation” means any and all submissions, correspondence, notifications, registrations, licenses, authorizations, certifications, permissions, reports, and other filings with any Regulatory Authority with respect to the research, clinical investigation, development, manufacture, distribution, pricing, reimbursement, marketing or sale of a compound or biological product, including all CTAs, INDs, and amendments thereto, investigator brochures and documentation comprising or relating to Drug Approval Applications and Regulatory Approvals and all supporting data, periodic safety update reports, adverse event/serious adverse event files, complaint files, inspection reports and manufacturing records, in each case together with all supporting documents (including documents that include clinical data and statistics and minutes of any meetings, telephone conferences or discussions with any Regulatory Authority).
1.201.“Regulatory Milestone Event” has the meaning set forth in Section 9.3.
1.202.“Regulatory Milestone Payment” has the meaning set forth in Section 9.3.
1.203.“Requesting Party” has the meaning set forth in Section 14.3.3.
1.204.“Reviewing Party” has the meaning set forth in Section 14.4.
1.205.“ROW Commercialization Plan” has the meaning set forth in Section 7.2.1.
1.206.“ROW Territory” has the meaning set forth in Section 1.223.
1.207.“Royalty Payments” has the meaning set forth in Section 9.14.
1.208.“Royalty Report” has the meaning set forth in Section 9.14.
1.209.“Royalty Term” has the meaning set forth in Section 9.13.

1.210.“Security Incident Affecting Personal Data” means any actual or reasonably suspected breach of security leading to the accidental, unlawful or unauthorized loss, destruction, alteration, access, use, disclosure of, damage or corruption to Personal Data Processed under this Agreement.
1.211.“Selling Parties” has the meaning set forth in Section 1.157.
1.212.“Shared Product Liability Cost” has the meaning set forth in Section 13.3.
1.213.“Standard Contractual Clauses” means the standard contractual clauses for the transfer of Personal Data to third countries set out in Commission Decision 2021/914 of 4 June 2021, specifically including Module 1 (Controller to Controller), as updated, amended, replaced or superseded from time to time by the European Commission.
1.214.“Stock Issuance Agreement” has the meaning set forth in Section 9.2.
1.215.“Subcommittee” has the meaning set forth in Section 2.6.
1.216.“Subcontractor” means any consultant, subcontractor, academic researcher or other vendors engaged by a Party, its Affiliates or Sublicensees to perform activities hereunder on its behalf.
1.217.“Sublicensee(s)” means any Third Party to whom a Party or its Affiliates has granted a sublicense under the licenses granted to such Party under this Agreement to Develop or Commercialize the Licensed Compounds or Licensed Products in the U.S. Territory or ROW Territory, as permitted under this Agreement. Sublicensees shall not include Subcontractors or distributors.
1.218.“Support Memorandum” has the meaning set forth in Section 16.5.3(b).
1.219.“Tax Action” has the meaning set forth in Section 9.19.3.
1.220.“Tax Partnership” has the meaning set forth in Section 9.19.5.
1.221.“Technology Transfer Plan” has the meaning set forth in Section 4.3.
1.222.“Term” has the meaning set forth in Section 15.1.
1.223.“Territory” means collectively: (a) the United States and its territories (the “U.S. Territory”), and (b) the rest of the world (the “ROW Territory”).
1.224.“Third Party” means a Person other than (a) Gossamer, Gossamer Parent or any of their respective Affiliates; and (b) Chiesi or any of its Affiliates.
1.225.“Third Party Expert” has the meaning set forth in Section 16.5.3(a).
1.226.“Third Party IP Costs” has the meaning set forth in Section 9.8.

1.227.“Third Party IP Rights” means with respect to a Licensed Compound or Licensed Product in the U.S. Territory, Patent Rights, or Know-How in the U.S. Territory owned or controlled by a Third Party that Cover (with respect to Patent Rights) or relate to (with respect to Know-How) such Licensed Compound or Licensed Product that [***] necessary or useful for the Exploitation of such Licensed Compound or Licensed Product within the Field in the U.S. Territory.
1.228.“Third Party Product Liability Action” has the meaning set forth in Section 13.5.1.
1.229.“Trading Day” has the meaning set forth in Section 9.2.
1.230.“UK Addendum” means the international data transfer addendum to the Standard Contractual Clauses of privacy issued by the UK Information Commissioner’s Office under S119A(1) of the Data Protection Act 2018.
1.231.“U.S. Commercialization Budget” has the meaning set forth in Section 7.1.1.
1.232.“U.S. Commercialization Plan” has the meaning set forth in Section 7.1.1.
1.233.“U.S. Party” means, collectively or individually, Gossamer U.S. and Chiesi U.S.
1.234.“U.S. Territory” has the meaning set forth in Section 1.223.
1.235.“United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).
1.236.“Valid Claim” means a claim: (a) of any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (b) of any patent application that has not been cancelled, withdrawn or abandoned or been pending or filed more than [***] years from the earliest possible priority date for said application.
1.237.“Working Group” has the meaning set forth in Section 2.6.
ARTICLE 2
MANAGEMENT OF COLLABORATIVE ACTIVITIES
Section 2.1 Joint Steering Committee. Within 30 days after the Effective Date, Gossamer and Chiesi shall establish a joint steering committee (the “JSC”) to: (a) review and approve the GDP, the Development Budget, the U.S. Commercialization Plan, the U.S. Commercialization Budget and any other budgets in accordance with Section 5.1.2, Section 5.1.3 and Section 7.1.2; (b) resolve matters on which the Committees do not reach consensus in accordance with Section 2.9.3; and (c) perform the other functions that are expressly delegated to the JSC in this Agreement.

Section 2.2 Joint Development Committee. Within 30 days after the Effective Date, Gossamer and Chiesi shall establish a joint development committee (the “JDC”) to: (a) oversee the Development of the Licensed Products in the U.S. Territory and ROW Territory pursuant to this Agreement; (b) review and propose any updates and amendments to the GDP and forward to the JSC for final approval; (c) monitor workflow and overall progress under the GDP; (d) review and coordinate regulatory interactions and filings by either Party in the U.S. Territory and, solely on an advisory basis, review the material regulatory interactions and filings in the ROW Territory; (e) oversee and coordinate CMC Development and Manufacturing matters with respect to the Licensed Compounds and Licensed Products; (f) promptly after the Effective Date, prepare and approve a CMC Plan for inclusion in the GDP; and (g) perform the other functions that are expressly delegated to the JDC in this Agreement. The JDC shall include individuals from each Party with reasonable expertise in the areas of product development, clinical research and regulatory matters.
Section 2.3 Joint Commercialization Committee. At a time agreed by the Parties but no less than 180 days in advance of the first anticipated Regulatory Approval of a Licensed Product in the U.S. Territory, Gossamer and Chiesi shall establish a joint commercialization committee (the “JCC”) to: (a) oversee and approve the U.S. Parties’ Commercialization of the Licensed Products in the U.S. Territory pursuant to this Agreement; (b) review and propose any updates and amendments to the U.S. Commercialization Plan and the U.S. Commercialization Budget, and forward such amendments to the JSC for final approval; (c) review and provide input on the ROW Commercialization Plan and on Commercialization of the Licensed Products in the ROW Territory; (d) review promotional materials proposed by either U.S. Party for use in the U.S. Territory and forward to the JSC for its approval (provided that such review may be conducted by a subcommittee if such subcommittee is established by the JCC in accordance with Section 2.6); (e) [***]; (f) select and manage relationships with specialty pharmacy, patient hubs, and patient support programs in the U.S. Territory [***]; (g) discuss, approve and monitor compliance with the (i) [***] and (ii) [***]; and (h) perform the other functions that are expressly delegated to the JCC in this Agreement. The JCC shall include individuals from each Party with reasonable expertise in the areas of finance, operations, sales and marketing. If this Agreement requires that any decision be made by the JCC before it is formed, such decision shall be made by the JSC.
Section 2.4 Joint Finance Committee. Within 60 days after the Effective Date, Gossamer and Chiesi shall establish a joint finance committee (the “JFC”) to: (a) coordinate and conduct the budgeting, accounting, reporting, reconciliation and other financial activities set forth in this Agreement to the extent provided in this Agreement; (b) if requested by the JSC, develop and recommend to the JSC for approval a process for the development and approval of budgets contemplated by this Agreement, including Development Budgets and U.S. Commercialization Budgets to implement the provisions of Section 5.1.2, Section 5.1.3, and Section 7.1.2; and (c) perform the other functions that are expressly delegated to the JFC in this Agreement. The JFC shall include individuals from each Party with reasonable expertise in the areas of accounting, cost allocation, budgeting and financial reporting.

Section 2.5 Joint Manufacturing Committee. Within 30 days after the Effective Date, Gossamer and Chiesi shall establish a joint manufacturing committee (the “JMC”) to: (a) discuss long term supply strategy and optimization for the Manufacture of the Licensed Compounds and Licensed Products; (b) discuss any changes in the supply chain for the Licensed Compounds, the Licensed Products, or any component thereto; (c) discuss, approve and monitor compliance with the requirements for Subcontractors engaged to conduct Manufacturing activities for supply of the Licensed Product for use in clinical Development in the Territory or supply of the Licensed Product for use in Commercialization in the U.S. Territory; (d) within [***] following the Effective Date, prepare and approve a Commercialization Supply Strategy; and (e) perform the other functions that are expressly delegated to the JMC in this Agreement. The JMC shall include individuals from each Party with reasonable expertise in the area of Manufacturing of pharmaceutical products.
Section 2.6 Subcommittees and Working Groups. From time to time, the JSC, JDC, JCC, JFC, and JMC (collectively, the “Committees”) may establish subcommittees (each, a “Subcommittee”) and working groups (each, a “Working Group”) to perform particular tasks, including some generating activities to be carried out by the Committee’s members together such as clinical trial protocol writing, investigator’s meeting planning, statistical analysis plan writing, data cleaning and review, and preparation of Clinical Study Report (CSR) of global clinical studies, publications, and carcinogenicity studies, regulatory submission package, including briefing books for regulatory advices, submissions for regulatory procedures/ programs (including OD, PIP, breakthrough designation and other expedited development programs, PRIME, and similar designations), master global and common CTD, core data sheets, proposed global labels, RMP, TMF (Trial Master File) after CSR. Such Working Group may have the form of functional team or multifunctional project team(s); and oversee particular projects or activities within the forming Committee’s authority. Each such Subcommittee shall operate in the same manner as the forming Committee, as described in Section 2.7, and each such Working Group shall be constituted and shall operate as the forming Committee determines; provided that no Subcommittee or Working Group shall have any decision-making authority, but shall instead make recommendations to the forming Committee with respect to such matters within its authority.
Section 2.7 Membership of Committees, Subcommittees and Working Groups. Each Committee shall be composed of an equal number of representatives appointed by each Party or such Party’s Affiliates. Each Committee shall be initially comprised of three representatives of each Party. Each Party shall have the right, but not be obligated to, appoint the same number of representatives to the Subcommittees and Working Groups as are appointed by the other Party. Each Party’s representatives to the Committees, Subcommittees or Working Groups shall be employees of such Party or its Affiliates. Each Party may replace any of its Committee, Subcommittee or Working Group representatives at any time upon written notice to the other Party. The Committees and the various Subcommittees and Working Groups shall be co-chaired by one designated representative of each Party; provided that the co-chairs of the JSC may be the Alliance Managers of each Party. The co-chairpersons of each Committee, Subcommittee and Working Group shall not have any greater authority than any other representative on the Committee, Subcommittee or Working Group. The co-chairpersons shall be responsible for (a)

calling meetings; (b) preparing and circulating an agenda in advance of each meeting; provided that the co-chairpersons shall include any agenda items reasonably proposed by either Party on such agenda; (c) ensuring that all decision-making is carried out in accordance with the voting and dispute resolution mechanisms set forth in this Agreement; and (d) preparing and issuing minutes of each meeting (such minutes of each Committee, Subcommittee, or Working Group other than the JSC will document decisions made by such Committee, Subcommittee, or Working Group and follow-up actions to be taken following the applicable meeting, and such minutes of each JSC meeting will be approved in writing by each co-chairperson within 14 days after the meeting).
Section 2.8 Meetings of the Committees, Subcommittees and Working Groups. Each Committee shall hold meetings at such times as such Committee determines, but in no event shall each Committee hold meetings less frequently than once each Calendar Quarter, unless otherwise agreed to by the Parties and documented in the JSC minutes. Each Subcommittee or Working Group shall hold meetings at such times as the Subcommittee or Working Group agrees or as the applicable Committee directs. Each Committee, Subcommittee and Working Group may meet in person or by audio or video conference as the Parties may mutually agree. For any in-person meetings of the Committees, Subcommittees or Working Groups, the representatives shall meet alternately at a location(s) designated by Chiesi or Gossamer. Employees or consultants of either Party that are not representatives of the Parties on the applicable Committee, Subcommittee, or Working Group, or other Third Parties involved in Exploitation of the Licensed Products may attend such meetings of the Committees, Subcommittees, or Working Groups with prior notice and with respect to any consultants or Third Parties, prior consent, of the other Party; provided, however, that such attendees: (a) will not vote; (b) will not be counted when determining whether a quorum exists at any such meeting; and (c) will be bound by obligations of confidentiality and non-disclosure equivalent to those set forth in ARTICLE 14. No action taken at a meeting of any Committee, Subcommittee or Working Group shall be effective unless at least one representative of each Party is present or participating. Notwithstanding the foregoing and unless the Parties decide to transfer Manufacturing discussions to the JSC, following the date upon which Chiesi Manufactures or has Manufactured the Licensed Products from subcontractors other than those engaged by Gossamer, the JMC will meet only on an ad hoc basis to discuss Manufacturing issues that may result in one Party requesting the other Party to provide supply of the Licensed Compounds or Licensed Products.
Section 2.9 Decision-Making.
2.9.1 Committee Decision-Making Authority. Each Committee shall only have authority to determine, approve or resolve matters that such Committee is expressly authorized to determine, approve or resolve under this Agreement (“Committee Matters”). Each Party will consider in good faith the opinions and comments of the other Party when determining, approving, or resolving each Committee Matter regardless of which Party has final decision-making authority over such Committee Matter. For clarity, no Committee shall have authority to: (a) amend this Agreement or amend or waive a Party’s rights or obligations under this Agreement; (b) determine that either Party has fulfilled or breached its obligations under this Agreement; (c) make any decision that expressly requires Gossamer’s or Chiesi’s approval or agreement or the approval or agreement of both Parties under this Agreement; (d) resolve any dispute regarding whether a milestone event has been achieved or the amount of any payments owed by one Party to the other Party under this Agreement; or (e) resolve any dispute regarding whether a matter is a Committee Matter or subject to a Party’s final decision-making authority or a Party’s approval or agreement under this Agreement, or whether a matter is a dispute under this Agreement. For clarity, a dispute regarding whether a matter is a Committee Matter, or a dispute under this Agreement or whether an exercise of final decision-making authority is made in accordance with Section 2.9, in each case, shall not be a Committee Matter and shall be resolved in accordance with Section 16.5.
2.9.2 Consensus. The Committees shall determine, approve or resolve Committee Matters by consensus, with the representatives of each Party collectively having one vote on behalf of such Party.
2.9.3 Committees Other Than the JSC. If any Committee other than the JSC does not reach consensus on any Committee Matter within its authority within 30 days after such matter is first presented to such Committee, either Party may refer such Committee Matter to the JSC for resolution.
2.9.4 Escalation. If the JSC does not reach consensus, either with respect to any Committee Matter referred to it by another Committee or with respect to any Committee Matter within the JSC’s authority, within 15 Business Days after such Committee Matter is first presented to the JSC (or such other longer or shorter period as the Parties may agree to in writing), then, unless this Agreement expressly provides otherwise, either Party may refer such Committee Matter to the Executive Officers for resolution.
2.9.5 Final Decision-Making Authority. If the Executive Officers do not reach consensus on a Committee Matter within [***] after such Committee Matter is referred to them, then:
(a) Subject to Section 5.1.3(d) and unless otherwise set forth in this Section 2.9.5, Gossamer shall be entitled to make the final determination with respect to such Committee Matter to the extent related to:
(i) [***]
(ii) [***]
(iii) [***]
(iv) [***]
(v) [***]
(vi) [***]
(vii) [***]

(viii) [***]
provided that Gossamer shall not have final decision-making authority regarding:
(A) [***]
(B) [***]
(C) [***]
(D) [***]
(E) [***]
(F) [***]
(b) Subject to Section 5.1.3(d) and unless otherwise set forth in this Section 2.9.5, Chiesi shall be entitled to make the final determination with respect to such Committee Matter to the extent related to:
(i) [***]
(ii) [***]
(iii) [***]
(iv) [***]
(v) [***]
(vi) [***]
(vii) [***]
(viii) [***];
provided that Chiesi shall not have final decision-making authority regarding:
(A) [***]
(B) [***]
(C) [***]
(D) [***]
(E) [***]

Notwithstanding anything to the contrary in the foregoing, in the event that [***], Chiesi shall have no right to make any final determination with respect to any Committee Matter to the extent related to the [***], and in the event that [***], Chiesi shall have no right to make any final determination with respect to [***]
(c) Subject to Section 2.9.5(f), neither Party will have final decision-making authority over, and, for clarity, mutual agreement of the Parties will be required, to approve (i) the initial Global Development Plan (i.e. the Global Development Plan to be approved within 60 days after the Effective Date) and Development Costs included in the budget to the Global Development Plan in the first year such Development Costs are proposed [***]; (ii) the initial Registration Plan (subject to Section 2.9.5(a)(iv) and Section 2.9.5(b)(iv)); (iii) the Technology Transfer Plan; (iv) [***]; (v) [***]; (vi) the key performance requirements for Subcontractors engaged to conduct Manufacturing activities for supply of the Licensed Product for use in clinical Development in the Territory or supply of the Licensed Product for use in Commercialization in the U.S. Territory (including the specific value and any amendment thereof) or any determination as to whether a Party is in compliance with [***]; (vii) the initial Pharmacovigilance Agreement, (viii) the initial CMC Plan; (ix) the initial Commercialization Supply Strategy; (x) the Global Publication Strategy; and (xi) any Publication.
(d) In addition, neither Party will have final decision-making authority over any Committee Matter if such decision would reasonably be expected to (i) present a patient safety concern; (ii) have a materially adverse impact on enrollment of patients available for other studies being conducted pursuant to this Agreement; or (iii) otherwise have a material adverse impact on the Development or Commercialization of the Licensed Product in, in the case of either Party, the U.S. Territory and, in the case of Gossamer, in the ROW Territory.
(e) [***]
(f) For any Committee Matter not set forth in Section 2.9.5(a), Section 2.9.5(b), Section 2.9.5(d), or Section 2.9.5(e), neither Party will have final-decision making authority and the status quo shall be maintained; provided that in the event that the relevant Committee cannot agree on any such matter [***]
Section 2.10 Patent Matters. Each Party shall designate one of its or its Affiliates’ employees to serve as such Party’s point of contact for Patent Rights matters under this Agreement. Such persons shall have responsibility for: (a) coordinating and facilitating communications regarding Inventions, Improvements, Gossamer Patent Rights, and Chiesi Patent Rights; (b) coordinating on a consistent strategy for the prosecution of Gossamer Patent Rights and Chiesi Patent Rights, both in the U.S. Territory and in the ROW Territory; (c) reviewing and discussing the competitive patent landscape and relevant patents of Third Parties (if any); and (d) coordinating with the Committees, Subcommittees, or Working Groups, as applicable, regarding the foregoing matters and such other patent prosecution matters as may arise from time to time.
Section 2.11 Alliance Managers. Each Party shall designate one of its or its Affiliates’ employees to serve as such Party’s alliance manager for all of the activities contemplated under this Agreement (“Alliance Manager”). The Alliance Managers will facilitate communication between the Parties to support a successful relationship between the Parties. The Alliance Managers shall be the primary point of contact for the Parties regarding the activities contemplated by this Agreement and shall facilitate all such activities hereunder, except to the extent that such matters are coordinated by the JSC, another Committee or a Subcommittee or Working Group. Each Party may change its designated Alliance Manager from time to time upon notice to the other Party.
ARTICLE 3
LICENSE GRANT
Section 3.1 Gossamer Grants to Chiesi.
3.1.1 Development License. Subject to the terms and conditions of this Agreement, Gossamer hereby grants to Chiesi SpA, during the Term, an exclusive (subject to Gossamer’s retained rights in Section 3.1.8) license under the Gossamer Intellectual Property to Develop and have Developed the Licensed Compounds and Licensed Products in the Field in the U.S. Territory and ROW Territory.
3.1.2 Manufacturing License.
(a) Subject to the terms and conditions of this Agreement, Gossamer hereby grants to Chiesi U.S., during the Term, an exclusive (subject to Gossamer’s retained rights in Section 3.1.8) license under the Gossamer Intellectual Property to make, have made and otherwise Manufacture the Licensed Compounds and Licensed Products in the Field in the U.S. Territory.
(b) Subject to the terms and conditions of this Agreement, Gossamer hereby grants to Chiesi SpA, during the Term, an exclusive (subject to Gossamer’s retained rights in Section 3.1.8) license under the Gossamer Intellectual Property to make, have made and otherwise Manufacture the Licensed Compounds and Licensed Products in the Field in the ROW Territory.
3.1.3 Commercialization License.
(a) Subject to the terms and conditions of this Agreement, Gossamer U.S. hereby grants to Chiesi U.S., during the Term, an exclusive (subject to Gossamer’s retained rights in Section 3.1.8) license under the Gossamer Intellectual Property to sell, offer to sell, have sold, import and otherwise Commercialize the Licensed Compounds and Licensed Products in the Field in the U.S. Territory.
(b) Subject to the terms and conditions of this Agreement, Gossamer Ireland hereby grants to Chiesi SpA, during the Term, an exclusive (subject to Gossamer’s retained rights in Section 3.1.8) license under the Gossamer Intellectual Property to sell, offer to sell, have sold, import and otherwise Commercialize the Licensed Compounds and Licensed Products in the Field in the ROW Territory.

3.1.4 Product Marks. Subject to the terms and conditions of this Agreement, Gossamer hereby grants to Chiesi U.S., during the Term, a non-exclusive license under the Product Marks Controlled by Gossamer as of the Effective Date or during the Term that are actually used or intended for use by Gossamer in the U.S. Territory.
3.1.5 Corporate Marks. Gossamer hereby grants to Chiesi, during the Term, a nonexclusive, royalty-free, sublicensable in accordance with this Section 3.1.5, license under the Corporate Marks of Gossamer solely for the Manufacture and Commercialization of the Licensed Product in the U.S. Territory and the ROW Territory in accordance with this Agreement and to the extent permitted under applicable Law. This trademark license shall be subject to and conditioned on (A) Chiesi, its Affiliates and any Sublicensee under this license using the Corporate Marks of Gossamer in a manner consistent with Gossamer’s trademark usage policy and guidelines that are provided to Chiesi from time to time and that does not otherwise diminish the value of or dilute such marks and corporate names, (B) Chiesi, upon Gossamer’s request from time to time, providing samples of the packaging, labeling, advertising or promotional materials that use such Corporate Marks and (C) Chiesi promptly notifying Gossamer if it becomes aware of an actual or possible infringement of the Corporate Marks of Gossamer in connection with activities contemplated under this Agreement. All goodwill arising from the use by Chiesi, its Affiliate or Sublicensee under this license of the Corporate Marks of Gossamer belongs to and will inure to Gossamer or its applicable Affiliate. Any Sublicensee under this license must agree to abide by the terms of this Section 3.1.5, including the quality control provisions herein.
3.1.6 Joint Inventions. Subject to the terms and conditions of this Agreement, Gossamer hereby grants to Chiesi a perpetual, irrevocable, non-exclusive, royalty-free, transferable, sublicensable (through multiple tiers) license under (a) all Joint Inventions for all uses worldwide, including to Exploit all products and processes in all fields and (b) all Patent Rights claiming Joint Inventions to the extent necessary to practice the Joint Inventions for all uses worldwide, including to Exploit all products and processes in all fields; provided that, as of the effective date of termination of this Agreement, such license will not include the right for Chiesi to Exploit the Licensed Compound or Licensed Products in the Initial Indication or any Additional Indication.
3.1.7 No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party grants any rights or license under its intellectual property rights to the other Party, express or implied, whether by implication, estoppel, or otherwise.
3.1.8 Gossamer Retained Rights. Notwithstanding anything in this Agreement to the contrary, Gossamer shall, as between the Parties, retain for itself (and its Affiliates and Sublicensees) the right under the Gossamer Intellectual Property, with the right to grant licenses through multiple tiers subject to Section 3.3 and solely at any time after the date of the public, top-line data readout from the PROSERA Phase 3 Study, to:
(a) Develop Licensed Compounds and Licensed Products in the Territory in accordance with the terms and conditions of this Agreement;

(b) Manufacture Licensed Compounds and Licensed Products in the Territory in accordance with the terms and conditions of this Agreement;
(c) Commercialize Licensed Products in the U.S. Territory in accordance with the terms and conditions of this Agreement;
(d) file, prosecute, maintain, defend, and enforce and file patent term extensions and regulatory exclusivities for all Gossamer Intellectual Property in the Territory in accordance with the terms and conditions of this Agreement; and
(e) without limiting the foregoing, otherwise exercise its rights and conduct and perform its obligations under this Agreement, including as set out in the Global Development Plan, the Registration Plan, the CMC Plan, the Commercialization Supply Strategy, the U.S. Commercialization Plan, the Clinical Supply Agreement, or the Commercial Supply Agreement, or to conduct Independent Studies in accordance with the terms and conditions of this Agreement.
3.1.9 Sublicensing. The licenses granted by Gossamer to Chiesi under this Section 3.1 and the rights retained by Gossamer under Section 3.1.8 shall be sublicensable only to the extent provided in Section 3.3.
3.1.10 Gossamer Affiliates. If, as of the Effective Date, any Affiliate of Gossamer Controls any Know-How or Patent Right that, if had it been Controlled by Gossamer, would be included in the Gossamer Intellectual Property licensed by Gossamer to Chiesi pursuant to this Section 3.1, then such Know-How or Patent Right is hereby included as “Gossamer Know-How” or a “Gossamer Patent Right,” as applicable, as of the Effective Date.
3.1.11 Government Grants. All rights and licenses granted by Gossamer to Chiesi under this Agreement are subject to (a) any limitations imposed by the terms of any government grant, government contract or government cooperative agreement applicable to the technology that is the subject of this Agreement; and (b) applicable requirements of 35 U.S.C. Sections 200 et seq., as amended, and implementing regulations and policies. Without limitation of the foregoing, Chiesi agrees that, to the extent required under 35 U.S.C. Section 204, any Licensed Product used, sold, or distributed, by Chiesi or its Affiliates and Sublicensees in the United States will be manufactured substantially in the United States. In addition, Chiesi agrees that, to the extent required under 35 U.S.C. Section 202(c)(4), the United States government is granted a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States any Gossamer Patent Rights throughout the U.S. Territory.
Section 3.2 Chiesi Grants to Gossamer.
3.2.1 Development License. Subject to the terms and conditions of this Agreement, Chiesi hereby grants to Gossamer, during the Term, a non-exclusive license under the Chiesi Intellectual Property to Develop and have Developed the Licensed Compounds and Licensed Products in the Field in the U.S. Territory and ROW Territory.

3.2.2 Manufacturing License. Subject to the terms and conditions of this Agreement, Chiesi hereby grants to Gossamer, during the Term, a non-exclusive license under the Chiesi Intellectual Property that is necessary to Manufacture or have Manufactured the Licensed Compounds and Licensed Products in the Field to Manufacture and have Manufactured the Licensed Compounds and Licensed Products in the Field in the U.S. Territory and ROW Territory.
3.2.3 Commercialization License. Subject to the terms and conditions of this Agreement, Chiesi hereby grants to Gossamer U.S., during the Term, a co-exclusive (with Chiesi) license under the Chiesi Intellectual Property to sell, offer to sell, have sold, import and otherwise Commercialize the Licensed Compounds and Licensed Products in the Field in the U.S. Territory.
3.2.4 Corporate Marks. Chiesi hereby grants to Gossamer, during the Term, a nonexclusive, royalty-free, sublicensable in accordance with this Section 3.2.4 license under the Corporate Marks of Chiesi solely for the Manufacture and Commercialization of the Licensed Product in the U.S. Territory in accordance with this Agreement and to the extent permitted under applicable Law. This trademark license shall be subject to and conditioned on (A) Gossamer, its Affiliates and any Sublicensee under this license using the Corporate Marks of Chiesi in a manner consistent with Chiesi’s trademark usage policy and guidelines that are provided to Gossamer from time to time and that does not otherwise diminish the value of or dilute such marks and corporate names, (B) Gossamer, upon Chiesi’s request from time to time, providing samples of the packaging, labeling, advertising or promotional materials that use such Corporate Marks and (C) Gossamer promptly notifying Chiesi if it becomes aware of an actual or possible infringement of the Corporate Marks of Chiesi in connection with activities contemplated under this Order Form. All goodwill arising from the use by Gossamer its Affiliate or Sublicensee under this license of the Corporate Marks of Chiesi belongs to and will inure to Chiesi or its applicable Affiliate. Any Sublicensee under this license must agree to abide by the terms of this Section 3.2.4, including the quality control provisions herein.
3.2.5 Sublicensing. The licenses granted by Chiesi to Gossamer under this Section 3.2 shall be sublicensable only to the extent provided in Section 3.3.
Section 3.3 Sublicensing.
3.3.1 Affiliates. Each Party shall have the right to grant sublicenses of the licenses granted to such Party pursuant to Section 3.1 or Section 3.2 to any of its Affiliates without the consent of the other Party.
3.3.2 Subcontractors. If a Party enters into a subcontract in accordance with this Agreement, including under Section 7.1.12 or Section 8.3.4, then such Party shall have the right to grant sublicenses of the licenses granted to such Party pursuant to Section 3.1 or Section 3.2, as applicable, to such Subcontractor without the consent of the other Party, to the extent reasonably necessary to enable such Subcontractor to perform subcontracted activities with respect to the Licensed Compounds and Licensed Products under such subcontract. Any such Subcontractor to be engaged by a Party hereunder shall meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity. Any such Subcontractor engaged by a Party hereunder shall be required to agree in writing to be bound by terms regarding maintaining the confidentiality of proprietary information that are no less stringent than those contained in this Agreement and regarding ownership of intellectual property that are consistent with those contained in this Agreement. A Party’s use of Subcontractors shall not relieve it of any of its obligations pursuant to this Agreement. Any Party engaging a Subcontractor to perform any of its obligations hereunder shall remain principally responsible and obligated for the performance of such activities.
3.3.3 Third Parties. Gossamer shall not have the right to grant sublicenses of the licenses granted to Gossamer by Chiesi pursuant to Section 3.2 to any Third Party (other than to a Subcontractor in accordance with this Agreement) or the rights retained by Gossamer under Section 3.1.8, in each case, without the prior written consent of Chiesi, such consent not to be unreasonably delayed, conditioned or denied any time [***]. Chiesi shall not have the right to grant sublicenses of the licenses granted to Chiesi by Gossamer in the U.S. Territory pursuant to Section 3.1.1 (other than to a Subcontractor in accordance with this Agreement) or Section 3.1.3 (other than to a Subcontractor in accordance with this Agreement), in each case, without the prior written consent of Gossamer, such consent not to be unreasonably delayed, conditioned, or denied (but, for clarity, can freely grant such sublicenses with respect to the ROW Territory).
3.3.4 Sublicense Requirements. Each permitted sublicense granted by a Party to a Third Party pursuant to Section 3.3.3 shall: (a) be in writing; (b) be subject and subordinate to, and consistent with, the terms and conditions of this Agreement; (c) require the applicable Sublicensee to comply with all applicable terms of this Agreement (except for the payment obligations, for which the sublicensing Party shall remain responsible); and (d) only permit further sublicensing on terms consistent with this Section 3.3.4. The Party granting a sublicense shall remain responsible for its obligations under this Agreement and shall be responsible for the performance of the relevant Sublicensee. In addition, such Party shall ensure that each of its Sublicensees complies with all relevant provisions of this Agreement. No sublicense agreement with a Sublicensee shall diminish, reduce or eliminate any obligation of either Party under this Agreement. Upon reasonable request, the sublicensing Party shall provide the other Party with a copy of each sublicense; provided that the sublicensing Party may redact any information from such sublicense to the extent that such redactions do not impair the other Party’s ability to reasonably ascertain or ensure compliance with this Agreement.
Section 3.4 Non-Compete. Neither Party nor its Affiliates shall, directly or indirectly: (a) Develop or grant rights to or assist any Third Party with Developing; or (b) Commercialize or grant rights to or assist any Third Party with Commercializing, in each case (a) and (b), [***]; provided that: (i) [***] Section 3.4(a) shall apply [***] and Section 3.4(b) shall apply [***] and (ii) [***] Section 3.4(a) and Section 3.4(b) shall apply [***]

Section 3.5 Business Combinations.
3.5.1 Change of Control. In the event that either Party or any of its Affiliates undergoes a Change of Control with a Third Party (an “Acquirer”), the restrictions set forth in Section 3.4 shall not apply to any activities that would otherwise constitute a breach of Section 3.4 (collectively, “Competing Activities”) that are being performed by the Acquirer or its Affiliates [***] as long as (a) no intellectual property rights or data licensed under or generated from activities performed under this Agreement or Confidential Information of the non-acquired Party is used by or on behalf of the acquired Party or Acquirer, as applicable, or their respective Affiliates in connection with any subsequent Competing Activities; and (b) the acquired Party or Acquirer, as applicable, or their respective Affiliates institutes commercially reasonable safeguards to ensure the requirement set forth in the foregoing clause (a) are met, including by creating “firewalls” between the personnel working on such Competing Activities and the personnel having access to any intellectual property rights or data licensed under or generated from activities performed under this Agreement or Confidential Information of the non-acquired Party.
3.5.2 Acquisition of a Third Party. In the event that a Party or any of its Affiliates merges or consolidates with, or otherwise acquires, in a transaction that does not constitute a Change of Control of such Party, a Third Party (whether such transaction occurs by way of a sale of assets, merger, consolidation or similar transactions) (an “Acquired Entity”) that is performing any Competing Activities at the closing of such transaction, then the non-acquiring Party shall have the right, upon written notice to the acquiring Party, to cause the acquiring Party, within [***] days of the closing of the corresponding acquisition transaction (or such longer period as may be required under applicable Law), to (a) [***] or (b) [***] and, in each case ((a) and (b)), as long as (i) from the effective date of the applicable acquisition until the acquiring Party provides confirmation to the non-acquiring Party of [***] no intellectual property rights or data licensed under or generated from activities performed under this Agreement or Confidential Information of the non-acquiring Party is used by or on behalf of the acquiring Party or the Acquired Entity, as applicable, or their respective Affiliates in connection with any subsequent Competing Activities; and (ii) the acquiring Party or Acquired Entity, as applicable, or their respective Affiliates institutes commercially reasonable safeguards to ensure the requirement set forth in the foregoing clause (i) are met, including by creating “firewalls” between the personnel working on such Competing Activities and the personnel having access to any intellectual property rights or data licensed under or generated from activities performed under this Agreement or Confidential Information of the non-acquiring Party. [***]
Section 3.6 Right Of First Offer. In the event that, during the period of time commencing on the Effective Date and ending upon the earlier of: (a) a Change of Control of Gossamer or Gossamer Parent and (b) the [***] either Party or its Affiliates: (i) Develops, (ii) grants rights to any Third Party for Developing or Commercializing, or (iii) acquires or otherwise obtains rights from any Third Party to Develop or Commercialize, in each case, any compound or product [***] (any such activity, an “Option Program”), such Party (the “Developing Party”) shall notify the other Party (the “Entitled Party”) of such Option Program [***] Upon [***] with respect to the Option Program ([***]), the Developing Party shall provide the Entitled

Party with [***] with respect to the Option Program (the “[***]”). The Entitled Party shall have the right [***] (a) [***], (b) [***] and (c) [***] (the “Collaboration Option”). If the Entitled Party desires to exercise the Collaboration Option, it shall give notice in writing to the Developing Party [***]. If the Entitled Party elects to exercise the Collaboration Option, the Parties shall [***]. For the avoidance of doubt, the Developing Party would [***], in each case, unless otherwise agreed by the Parties. If the Parties do not enter in to a [***] If the Entitled Party does not exercise the Collaboration Option [***], the Developing Party shall have no further obligations to the Entitled Party under this Section 3.5. For the avoidance of doubt, a Collaboration Agreement shall not include [***] For clarity, [***].
Section 3.7 No Other Rights; No Conflicting Grants. No rights other than those expressly set forth in this Agreement are granted to either Party under this Agreement, and no additional rights shall be deemed granted to either Party by implication, estoppel or otherwise, with respect to any intellectual property rights. All rights not expressly granted by either Party or its Affiliates to the other under this Agreement are reserved. During the Term, neither Party nor any of its Affiliates shall grant or assign any right to any Third Party (including by transferring ownership of a Patent Right licensed to the other Party under this ARTICLE 3) that would conflict with the rights granted to the other Party under this Agreement.
ARTICLE 4
TRANSITION AND TECHNOLOGY TRANSFER
Section 4.1 General. The Parties will collaborate using their respective expertise and resources to transition the Development and, upon Chiesi’s election, Manufacturing activities related to the Licensed Compounds and the Licensed Products from Gossamer to Chiesi in a smooth and quick manner on the terms and conditions set forth in this ARTICLE 4, including providing the appropriate personnel, equipment, facilities, materials and other resources needed to complete such activities in a timely fashion.
Section 4.2 Know-How Transfer. [***], Gossamer will, at its sole cost and expense, provide Chiesi with copies of the Gossamer Know-How set forth in Schedule 4.2 in a virtual data room or similar information sharing platform that can be assessed by both Parties, and to otherwise facilitate the transfer of Development efforts related to the Licensed Compounds and Licensed Products.
Section 4.3 Transfer to a CMO. If Chiesi elects, in its sole discretion and subject to the terms of this Agreement, to transfer Manufacturing activities to a Third Party manufacturer, then within [***] following such decision, the JMC will develop and agree upon a technology transfer agreement to transfer Manufacturing-related Gossamer Know-How to a Third Party manufacturer selected by Chiesi to enable such manufacturer to Manufacture and supply the Licensed Compounds and Licensed Products (“Technology Transfer Plan”). The Technology Transfer Plan will include the roles, responsibilities, and specific activities of Chiesi and Gossamer, including a timeline for completion that accounts for current manufacturing agreements that Gossamer has with Third Party manufacturers for technology transfer of CMC Development and Manufacturing activities for Licensed Compounds and Licensed Products from Gossamer to Third Parties to permit such Third Party to Manufacture Licensed Compounds and

Licensed Products as contemplated under this Agreement. The Parties will (a) complete the activities set forth in the Technology Transfer Plan and (b) use Commercially Reasonable Efforts to complete such activities on the timeline set forth in the Technology Transfer Plan.
Section 4.4 Technical Assistance. During the Term and without limiting any other obligation, including under the Technology Transfer Plan, Gossamer shall provide reasonable technical assistance to transfer Manufacturing activities for Licensed Compounds and Licensed Products to a Third Party manufacturer chosen by Chiesi, including providing Chiesi or, if applicable, the Third Party manufacturer with reasonable access by teleconference or in-person at Gossamer’s facilities to any Gossamer personnel involved in the Development and Manufacturing of the Licensed Compounds and Licensed Products. Without limiting the foregoing, Gossamer will facilitate [***]. Gossamer will [***] (a) [***] or (b) [***].
Section 4.5 Costs. Gossamer will conduct (a) the transfer pursuant to Section 4.2 at its sole cost and expense and (b) [***] Any costs incurred by Gossamer in the provision of technical assistance pursuant to Section 4.4 (i) solely as it relates to the Know-How transfer set forth in Section 4.2 [***]; provided however that, for clarity, [***] or (ii) [***].
ARTICLE 5
DEVELOPMENT
Section 5.1 Development.
5.1.1 General. The Parties shall conduct Development of the Licensed Compounds and Licensed Products only in accordance with the Global Development Plan except in the case of Independent Studies, unless otherwise expressly permitted under this Agreement. The GDP shall include the Development Budget, Registration Plan, Development Budget Forecast, and CMC Plan, as described below. In general, but subject to the terms of this Agreement, the Parties will equally share all Development Costs on a Licensed Product-by-Licensed Product and country-by-country basis, [***]. In the U.S. Territory, Development Costs incurred following Regulatory Approval of a Licensed Product in the U.S. Territory shall continue to be shared [***], including if [***].
5.1.2 Global Development Plan.
(a) The GDP shall include, with respect to the Licensed Products and each of the Initial Indication and the Additional Indications, all Development activities that are necessary to seek, obtain and maintain Regulatory Approval and to support and sustain Commercialization of such Licensed Product for such Initial Indication or the Additional Indications in the U.S. Territory or ROW Territory. The GDP will detail which Party will take the operational lead for each aspect of the GDP and what role each Party will have in the design, implementation and conduct of each study. Unless otherwise agreed by the Parties, it is understood that Gossamer is generally intended to be the operational lead for most, if not all, Global Development Studies (including interactions with Regulatory Authorities concerning Clinical Trials) for use of the Licensed Product in the Initial Indication and PH-ILD, including the PROSERA Phase 3 Study, and that Chiesi is generally intended to be the operational lead for

Global Development Studies (including interactions with Regulatory Authorities concerning Clinical Trials) for use of the Licensed Product in all other Indications excluding the timing and content of any IND for use of the Licensed Product in the Initial Indication and PH-ILD in the ROW Territory. The GDP shall also include a written plan for preparing and submitting Drug Approval Applications and obtaining and maintaining Regulatory Approvals in the Territory (the “Registration Plan”).
(b) The GDP shall include a rolling, [***] budget for Development Costs to be incurred by the Parties in conducting the Development activities described in the GDP that are scheduled to be commenced or conducted during the then-current Calendar Year and the two succeeding Calendar Years (with respect to such Calendar Years, the “Development Budget”).
(c) The GDP shall include a high-level non-binding forecast of the aggregate amount anticipated to be included in the Development Budget for each Calendar Year covered by the GDP after the Calendar Years covered by the then-current Development Budget (the “Development Budget Forecast”).
5.1.3 Initial GDP; Updates and Amendments.
(a) A high-level GDP for Development of the Licensed Product at least in the Initial Indication and PH-ILD is attached to this Agreement as Schedule 5.1.3 (the “High-Level GDP”). The JSC will review, discuss, and approve an initial GDP that is consistent with the High-Level GDP for the Development of the Licensed Product in the Initial Indication, [***] within [***] days following the Effective Date; provided that with respect to the Initial Indication, the initial GDP (including the initial Registration Plan set forth therein) will be the High-Level GDP (including the high-level Registration Plan set forth therein). The initial GDP (including the Development Budget) may be updated and amended from time to time only with the approval of the JDC, as described in this Agreement, including this Section 5.1.3.
(b) Either Party may submit a proposed update or amendment to the GDP to the JDC from time to time. The JDC shall review, discuss, and determine whether to approve such proposal at its next meeting. The JDC may also independently develop and approve proposed updates and amendments to the GDP.
(c) If the JDC approves an update or amendment to the GDP (including any corresponding update or amendment to the Development Budget), then the GDP (including the Development Budget) shall be deemed to be amended accordingly on the date of such approval. No update or amendment to the GDP shall become effective unless and until a corresponding update or amendment to the Development Budget is approved by the JDC or, as applicable, the JSC.
(d) If the JDC does not approve an update or amendment to the GDP, then:
(i) if the update or amendment is a proposal by a Party (the “Proposing Party”) to add a Potential Independent Study to the GDP, then (A) such proposal will be a Committee Matter subject to escalation pursuant to Section 2.9.3 and Section 2.9.4, [***] and (B) the Proposing Party may make an Independent Study Proposal pursuant to Section 5.3 to perform such Clinical Trial at its own expense to the extent permitted under Section 5.3, as applicable; and
(ii) otherwise, the approval of such update or amendment shall be a Committee Matter subject to resolution, if applicable, in accordance with Section 2.9 and the then-current GDP shall continue to apply until such Committee Matter is resolved.
(e) For reference, any Development Costs in excess of the Development Budget shall be dealt with in accordance with Section 9.5.3.
Section 5.2 Conduct of Development Activities.
5.2.1 General. Each Party shall use Commercially Reasonable Efforts to execute and to perform, or cause to be performed, the Development activities allocated to it in the GDP, and to cooperate with the other Party in carrying out the GDP, in accordance with the timetables in the GDP.
5.2.2 Allocation of Development Activities.
(a) The JDC shall allocate responsibility between the Parties for the conduct of Clinical Trials and the various other Development activities included in the GDP, and shall set forth such allocation in the GDP. In allocating responsibilities between the Parties, the JDC shall take into consideration each Party’s expertise, capabilities, staffing and available resources to conduct such activities.
(b) If either Party fails to conduct the Development activities allocated to such Party in the GDP or fails to conduct such activities in accordance with the timeline set forth in the GDP, then [***].
(c) Notwithstanding the foregoing, Gossamer shall be solely responsible for conducting the PROSERA Phase 3 Study, including all required activities through the close out of all clinical centers, at its own cost and expense.
5.2.3 Standards of Conduct. Each Party and its Affiliates shall conduct all Development activities with respect to the Licensed Products in good scientific manner and in compliance with applicable Law, including laws regarding environmental, safety and industrial hygiene, GLP, GCP, informed consent and Institutional Review Board regulations, current standards for pharmacovigilance practice, and all applicable requirements relating to the protection of human subjects.
5.2.4 Clinical Quality Agreement. Before [***] following the Effective Date, the JDC shall form a Clinical Quality Working Group and the Parties shall negotiate [***] a clinical quality agreement. The clinical quality agreement shall set forth the standards, expectations, and responsibilities of the Parties with respect to managing clinical quality

(including quality assurance (QA), quality control (QC), quality risk management (QRM), and audits) for the Parties’ Development activities with respect to the Licensed Products under this Agreement. Without limiting the foregoing, the clinical quality agreement shall include the right for each Party to: [***].
5.2.5 Safety Concerns.
(a) Notwithstanding anything to the contrary in this Agreement or the GDP, a Party shall not be obligated to commence or continue a Clinical Trial of a Licensed Product if such Party reasonably determines that such Clinical Trial would pose an unacceptable safety or tolerability risk for the study subjects. Such Party shall so notify the other Party of its determination and the Parties shall discuss the concerns in good faith to determine whether to terminate, suspend, modify or continue such Clinical Trial.
(b) If a Party who is not sponsoring a Clinical Trial of a Licensed Product believes in good faith that termination or suspension of such Clinical Trial is warranted because of safety or tolerability risks to the study subjects, then such Party shall so notify the sponsoring Party and the Parties shall discuss the non-sponsoring Party’s concerns in good faith to determine whether to terminate, suspend, modify or continue such Clinical Trial.
5.2.6 Development Data and Reports.
(a) Each Party will provide real-time access to the other Party of all Development data generated by or on behalf of such Party in the conduct of Development activities under this Agreement in the Territory, including raw experimental preclinical data, CMC data, clinical and safety data (including lab books, CRFs and clinical study’s datasets, study TMFs, global safety database, and status reports by external providers), as well protocols, study reports, summaries of advisory board meetings, progress trackers for on-going studies (e.g., site activation, subject recruitment, timelines, budget, query resolution), briefing packages, and regulatory and pharmacovigilance documentation. In addition, Gossamer will, [***] (i) allow and support the generation by Chiesi of additional local data (e.g., stability studies, etc.), and (ii) conduct experimental activities in support of Regulatory Filings and Documentation in the ROW Territory (e.g., stability data for zone four, support to execution of local testing, fulfilling of other local requirements, including additional clinical studies, post-hoc analyses, meta-analyses of multiple studies, etc.).
(b) At each meeting of the JDC, each Party will report on the Development activities with respect to the Licensed Products that such Party and its Affiliates has performed or caused to be performed since the last meeting of the JDC along with a summary of key data and results from such Development activities, evaluate the work performed in relation to the goals of the GDP and provide such other information as may be reasonably requested by the JDC with respect to such Development activities. Electronic copies of such reports will be made available to the other Party.
5.2.7 Day-to-Day Responsibility. Each Party shall be responsible for day-to-day implementation of the Development activities for which it is assigned responsibility under the

GDP or this Agreement and shall have the right to make operational and administrative decisions with respect to how to implement such Development activities (e.g., with respect to a Clinical Trial, the responsible Party shall have the right to select and engage clinical trial sites); provided that such decisions shall not conflict with the GDP (including the Development Budget) or any decision of the JDC or JSC with respect to such Development activity. Each Party shall keep the other Party reasonably informed on the progress of its Development activities.
Section 5.3 Independent Studies.
5.3.1 Independent Study Proposal. If the JSC does not approve an update or amendment to the GDP to add a Potential Independent Study and the Proposing Party desires to conduct such Clinical Trial at its own expense, then the Proposing Party may provide the other Party with a detailed proposal for such Clinical Trial (an “Independent Study Proposal”, including, without limiting the generality of the foregoing definition and solely respect to any Potential Indication Independent Study, an “Independent Indication Study Proposal”). The Independent Study Proposal shall include: (a) a description of the Development strategy for the applicable Indication; (b) a summary clinical trial protocol for the proposed Clinical Trial; (c) a description of the scientific rationale for such Clinical Trial and a demonstration of commercial viability and incremental return for the applicable Indication; (d) a description of the label expansion that the Proposing Party intends to seek based upon the data from such Clinical Trial; and (e) a budget of the estimated Development Costs of such Clinical Trial, broken down by Calendar Year.
5.3.2 Right to Object to Independent Study. The non-Proposing Party may, within [***], object to the conduct of such Clinical Trial if such Party reasonably determines that such Clinical Trial would: [***]. If the non-Proposing Party notifies the Proposing Party in writing of an objection to the proposed Independent Study Proposal in accordance with this Section 5.3.2, then such dispute will be resolved in accordance with Section 16.5.3.
5.3.3 Conduct of Independent Study. If the non-Proposing Party does not object to an Independent Study Proposal in accordance with Section 5.3.2 or any dispute described in Section 5.3.2 is resolved in favor of the Proposing Party, then the Proposing Party may conduct such Clinical Trial at its sole cost and expense (an “Independent Study” including, without limiting the generality of the foregoing definition and solely respect to any Independent Indication Study Proposal, an “Independent Indication Study”) in accordance with the following terms and conditions:
(a) The Independent Study shall be conducted generally in accordance with the Independent Study Proposal, and the Proposing Party shall provide a summary of the results obtained to date from the Independent Study at each meeting of the JDC.
(b) The Independent Study shall be conducted in accordance with all provisions of this Agreement that apply to the conduct of Clinical Trials in the GDP, including Section 5.2.3, Section 5.2.4, Section 5.2.5, Section 5.2.7 and Section 5.5.

(c) The Party conducting an Independent Study shall bear all costs of the Independent Study, and such costs shall not be included in the Development Costs shared by the Parties pursuant to Section 9.5; provided that:
(i) if such Independent Study [***] and is (A) [***]; or (B) [***], then (I) [***] of the Development FTE Costs and Out-of-Pocket Costs incurred by the Proposing Party in conducting such Independent Study shall be paid by the non-Proposing Party to the Proposing Party within [***] plus (II) [***]; or
(ii) if such Independent Study [***] and is (A) [***]; or (B) [***], then (I) [***] of the Development FTE Costs and Out-of-Pocket Costs reasonably incurred by the Proposing Party in conducting such Independent Study shall be paid by the non-Proposing Party to the Proposing Party [***]; and (II) a [***]. For clarity, Gossamer shall not have the right to conduct an Independent Study in the ROW Territory without the prior written consent of Chiesi.
(d) Notwithstanding the foregoing Section 5.3.3(c), once the Proposing Party for an Independent Indication Study is permitted to conduct the first Independent Indication Study with respect to an Indication, it shall be permitted to Develop, Manufacture and Commercialize the applicable Licensed Product for such Indication in the Territory without any further accounting to or consent of the non-Proposing Party; provided that if the non-Proposing Party, (i) [***], notifies the Proposing Party that it desires such Indication to be incorporated into the GDP, then such Indication (and related Clinical Trials, including such Phase 2 Clinical Trial) shall be deemed incorporated into the GDP if and only if within [***] the non-Proposing Party pays (x) [***] of the Development FTE Costs and Out-of-Pocket Costs incurred by the Proposing Party in conducting Development to the then-current date for the applicable Licensed Product for such Indication plus (y) [***] or (ii) within [***], notifies the Proposing Party that it desires such Indication to be incorporated into the GDP, then such Indication (and related Clinical Trials, including such Phase 2 Clinical Trial) shall be deemed incorporated into the GDP if and only if [***], the non-Proposing Party pays [***] in conducting Development to the then-current date for the applicable Licensed Product for such Indication. [***]
(e) [***]
Section 5.4 Post-Regulatory Approval Studies in the ROW Territory. The Parties agree that Chiesi will be solely responsible for the Development Costs arising from activities or commitments requested or required by a Regulatory Authority to maintain Regulatory Approval for the Licensed Products in the ROW Territory to the extent such activities or commitments are not also required in the U.S. Territory. Gossamer will [***] for the ROW Territory unless (a) [***], in which case Gossamer can use such data, information, or Inventions in the U.S. to maintain or support a Regulatory Approval application or other submission to a Regulatory Authority in the U.S. or (b) [***] in which case Gossamer may use such data, information, or Inventions in the U.S. for informational purposes only (e.g., for a purpose other than the purpose included in clause (a)). Notwithstanding the foregoing, Chiesi will reasonably cooperate with Gossamer to provide [***], in each case ((i) or (ii)), to the extent required [***].

Section 5.5 Combination Regimens. Neither Party shall conduct a Clinical Trial related to a Combination Regimen except as a Clinical Trial under the Global Development Plan pursuant to this Agreement unless the Parties otherwise agree.
Section 5.6 Companion Diagnostics. If the JDC determines that it is necessary to Develop a companion diagnostic to support the Development and Commercialization of a Licensed Product, the Parties shall amend this Agreement to include the terms and conditions for the development, manufacturing and commercialization of such companion diagnostic to support the Development and Commercialization of a Licensed Product; provided that neither Party may otherwise Develop or Commercialize a companion diagnostic without the other Party’s prior written consent.
Section 5.7 Devices. Neither Party may Develop a device in combination with the Licensed Product in the U.S. Territory without the prior written consent of the other Party. Following such written consent of the other Party, the Party that obtained such consent shall submit a proposed update to the GDP to reflect such device Development activities for the JDC to review, discuss, and approve. Chiesi may, [***], Develop a device in combination with the Licensed Product [***].
Section 5.8 Investigator Sponsored Study. Each Party agrees not to enter into any agreement with a Third Party for and not to provide any Licensed Product or funding for an Investigator Sponsored Study prior to receiving Regulatory Approval without the prior written approval of the of the other Party.
ARTICLE 6
REGULATORY
Section 6.1 Regulatory Matters.
6.1.1 Regulatory Responsibilities. Subject to Section 6.1.3, Gossamer shall have the sole right to: (a) prepare and submit all INDs and Drug Approval Applications and to obtain and maintain all Regulatory Approvals and pricing and reimbursement approvals for Licensed Products for use in the Initial Indication and PH-ILD in the U.S. Territory; and (b) [***] (c) [***], and (d) [***]. Gossamer shall conduct such activities in accordance with the Registration Plan. Subject to Section 6.1.3, Chiesi shall have the right to: (x) prepare and submit all INDs and Drug Approval Applications and to obtain and maintain all Regulatory Approvals and pricing and reimbursement approvals for (i) Licensed Products for use in any Indication other than the Initial Indication and PH-ILD in the U.S. Territory, (ii) Licensed Products for use in all Indications in the ROW Territory [***], and (iii) [***] (A) [***], and (B) [***]. Chiesi shall conduct such activities in accordance with the Registration Plan. For clarity, “conduct communications with Regulatory Authorities” as used in this Section 6.1.1 means communications related to the Drug Approval Application of the Licensed Product.
6.1.2 Ownership of Regulatory Filings and Documentation and Regulatory Approvals. Gossamer shall own all Regulatory Filings and Documentation (including Regulatory Approvals) for Licensed Products for use in the Initial Indication and PH-ILD in the

U.S. Territory. Chiesi shall own (a) all Regulatory Filings and Documentation (including Regulatory Approvals) for Licensed Products for use in any Indication other than the Initial Indication and PH-ILD in the U.S. Territory; and (b) all Regulatory Filings and Documentations (including Regulatory Approvals) for the Licensed Products for use in all Indications in the ROW Territory subject to the applicable transition period for the Initial Indication (such transition period to be set forth in the Registration Plan). Notwithstanding the foregoing, Gossamer shall retain operational control with respect to any regulatory meetings and communications with Regulatory Authorities for the Initial Indication and PH-ILD in the U.S. Territory. Following the Effective Date, the Parties shall use all reasonable efforts to permit Chiesi to efficiently and promptly take over operational control of any regulatory meetings and communications with Regulatory Authorities for the Regulatory Approval for the Initial Indication and PH-ILD in ROW Territories in accordance with the Registration Plan, provided that if there is not sufficient time for any aspect of the transition, the Parties will discuss and mutually agree in good faith on the appropriate allocation of responsibilities. Chiesi shall have operational control with respect to any regulatory meetings and communications with Regulatory Authorities for any Indication other than the Initial Indication and PH-ILD in the Territory.
6.1.3 Regulatory Cooperation.
(a) Gossamer shall provide Chiesi with advance drafts of any material documents or other material correspondence pertaining to Regulatory Filings and Documentation with respect to Licensed Products for use in the Initial Indication and PH-ILD in the U.S. Territory or for use in the Initial Indication in the ROW Territory, including any proposed labeling for such Licensed Products, that Gossamer plans to submit to the applicable Regulatory Authority in the U.S. Territory or that it proposes Chiesi submit in the ROW Territory. Chiesi may provide comments regarding such material documents and other material correspondence before their submission, which comments Gossamer shall consider in good faith. Gossamer shall provide Chiesi with copies of all material submissions it makes to, and all material correspondence (including written summaries of material oral correspondence) it receives from, a Regulatory Authority in the U.S. Territory and the ROW Territory in accordance with this Section 6.1.3. Notices, copies of material submissions and material correspondence, and other materials to be given in advance as provided in this Section 6.1.3 shall be provided to Chiesi a reasonable time in advance in order to allow Chiesi a reasonable amount of time to review such notices, copies of submissions and correspondence and materials before their submission to the applicable Regulatory Authority, and in any event at least [***] days in advance, unless circumstances necessitate a shorter time period. Material correspondence and other material documents received from a Regulatory Authority must be provided to Chiesi as soon as practicable, [***]. Subject to applicable Law, Chiesi shall have the right to have one representative for regulatory matters and one representative for technical subject matters participate in all material meetings (including by telephone), conferences and discussions by Gossamer or its Affiliate with Regulatory Authorities in the U.S. Territory pertaining to Development or any Regulatory Approval in the U.S. Territory of a Licensed Product for use in the Initial Indication or PH-ILD.

(b) Chiesi shall provide Gossamer with advance drafts of any material documents or other material correspondence pertaining to Regulatory Filings and Documentation with respect to (i) Licensed Products for use in any Indication other than the Initial Indication and PH-ILD in the U.S. Territory and (ii) Licensed Products for use in the Initial Indication or Additional Indications in the ROW Territory, in each case, including any proposed labeling, that Chiesi plans to submit to the applicable Regulatory Authority. Gossamer may provide comments regarding such material documents and other material correspondence before their submission, which comments Chiesi shall consider in good faith. Chiesi shall provide Gossamer with copies of all material submissions it makes to, and all material correspondence (including written summaries of material oral correspondence) it receives from, a Regulatory Authority in the U.S. Territory or ROW Territory in accordance with this Section 6.1.3. Notices, copies of material submissions and material correspondence, and other materials to be given in advance as provided in this Section 6.1.3 shall be provided to Gossamer a reasonable time in advance in order to allow Gossamer a reasonable amount of time to review such notices, copies of submissions and correspondence and materials before their submission to the applicable Regulatory Authority, and in any event at least [***] days in advance, unless circumstances necessitate a shorter time period. Material correspondence and other material documents received from a Regulatory Authority must be provided to Gossamer as soon as practicable, and [***]. Subject to applicable Law, Gossamer shall have the right to have one representative for regulatory matters and one representative for technical subject matters participate in all material meetings (including by telephone), conferences and discussions by Chiesi or its Affiliate with Regulatory Authorities in the U.S. Territory or ROW Territory pertaining to Development or any Regulatory Approval in the U.S. Territory or ROW Territory of a Licensed Product for use in the Initial Indication or Additional Indications.
Section 6.2 Pharmacovigilance; Safety Database. Prior to [***], the Parties will enter into an agreement setting forth the Parties’ pharmacovigilance obligations with respect to the Licensed Products during Development (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement shall define safety data exchange procedures concerning serious adverse events, including serious adverse drug reactions, with respect to any Licensed Products, sufficient to permit each Party and its Affiliates and Subcontractors or Sublicensees, as the case may be, to comply with applicable Law requirements pertaining to drug safety and pharmacovigilance. Gossamer (or its designee) shall be the global safety database holder and shall be responsible for all aspects of pharmacovigilance of the Licensed Product during Development in [***]. Chiesi will maintain its own safety database with regards to the data received during Clinical Trials sponsored by Chiesi and Chiesi will share with Gossamer such data, if any, in accordance with the Pharmacovigilance Agreement, which will allow both Parties to reasonably cooperate in order to comply with regulatory and pharmacovigilance obligations with respect to the Licensed Product. Not later than the [***] or such earlier date required by applicable Law, the Parties shall enter into a separate, written Pharmacovigilance Agreement containing specific terms, conditions and obligations of the Parties with respect to the collection, reporting and monitoring of all adverse events, risk management activities and other relevant drug safety matters with respect to the Licensed Product. The Pharmacovigilance Agreement shall require each Party to handle all serious adverse events information and other safety data that comes into its possession pursuant to the activities performed under this Agreement in accordance with all applicable Laws.
Section 6.3 Safety Data Exchange. At least [***], Chiesi and Gossamer shall enter into a safety data exchange agreement containing the planned pharmacovigilance activities during Commercialization of the Licensed Products in the Territory.
ARTICLE 7
COMMERCIALIZATION
Article 7.1 Commercialization in the U.S.
7.1.1 General. The U.S. Parties shall Commercialize the Licensed Products in the U.S. Territory solely as contemplated under the U.S. Commercialization Plan, such Commercialization to be in compliance with the terms of this Section 7.1 and subject to the oversight of the JCC as set forth in this Section 7.1. “U.S. Commercialization Plan” means the written plan for the U.S. Parties’ Commercialization of the Licensed Products in the U.S. Territory, [***], and as it may be amended from time to time in accordance with the terms of this Agreement. The U.S. Commercialization Plan shall also include the budget for Allowable Expenses to be incurred by the U.S. Parties in conducting Commercialization activities for the Licensed Products in the U.S. Territory pursuant to the U.S. Commercialization Plan during a given Calendar Year and the [***], including [***] as determined by the JCC in conjunction with the JFC (the “U.S. Commercialization Budget”). The U.S. Parties shall use best efforts to coordinate field, medical, market access and Commercialization activities in the U.S. Territory.
7.1.2 U.S. High-Level Plan. [***], Gossamer U.S. will provide Chiesi U.S. with a high-level Commercialization plan and budget for the U.S. Territory, which will include (a) a [***] related to the Commercialization activities for the Licensed Products in the U.S. Territory, [***], (b) estimated sales force requirements, including a proposed allocation of the sales force between Gossamer U.S. and Chiesi U.S., and a proposed ramp up leading up to the anticipated launch date of the first Licensed Product and (c) [***]. Within [***] following receipt of the high-level Commercialization plan and budget for the U.S. Territory from Gossamer, Chiesi will provide Gossamer with its proposed revisions. Following Gossamer’s receipt from Chiesi of such proposed revisions, the U.S. Parties shall complete a mutually agreed upon high-level Commercialization plan and budget for the U.S. Territory, such agreement not to be unreasonably delayed (the “High-Level Commercialization Plan”).
7.1.3 Within [***], Gossamer U.S. will submit the initial U.S. Commercialization Plan (which shall be consistent with the High-Level Commercialization Plan) to the JCC for review, discussion, and approval.
7.1.4 No later than [***] days prior to the beginning of each Calendar Year, Gossamer U.S., shall prepare and develop annual updates to the U.S. Commercialization Plan which shall be submitted to the JCC for review, discussion, and approval.

7.1.5 From time to time, either U.S. Party may submit a proposed update or amendment to the U.S. Commercialization Plan to the JCC for its review, discussion, and approval at the next JCC meeting. The JCC may also independently develop and approve proposed updates and amendments to the U.S. Commercialization Plan.
7.1.6 U.S. Commercialization Responsibilities. Each U.S. Party shall perform 50% of all Commercialization activities with respect to Commercialization of the Licensed Products in the U.S. Territory for use in [***] Each U.S. Party shall use Commercially Reasonable Efforts to perform the Commercialization activities allocated to such U.S. Party in the U.S. Commercialization Plan on the timelines set forth therein.
7.1.7 U.S. Commercialization Reports. At each meeting of the JCC, each U.S. Party will report on any Commercialization activities that such U.S. Party and its Affiliates have performed in the U.S. Territory since the last JCC meeting. Each U.S. Party will provide an evaluation of the work it and its Affiliates have performed in relation to the goals of the U.S. Commercialization Plan and provide such other information as may be required by the U.S. Commercialization Plan or reasonably requested by the JCC with respect to such Commercialization activities.
7.1.8 Booking Sales in the U.S. Territory. (i) Gossamer U.S. and its Affiliates shall book all sales of Licensed Products in the U.S. Territory at an office located in a state within the United States for use in the Initial Indication and PH-ILD; and (ii) Chiesi U.S. and its Affiliates shall book all sales of Licensed Product in the U.S. Territory at an office located in a state within the United States for use in [***]. Each U.S. Party, in the respective Indications for which it is responsible for booking sales, shall be responsible for (A) all aspects of distribution of the Licensed Products in the in the U.S. Territory (including offering for sale, selling, importing, exporting, inventory management and control, store, warehousing, transportation, all aspects of order processing, invoicing, collection of sales proceeds, booking of sales, preparation of sales records and reports, customer relations and services and handling of returns); and (B) all pricing and reimbursement activities with respect to the Licensed Products in the U.S. Territory (including market access and field reimbursement activities, obtaining pricing and reimbursement approvals, conducting reimbursement/access services, conducting health policy/advocacy activities, determining prices charged and discounts offered, and conducting price calculations and related reporting to Governmental Authorities). If Chiesi U.S. or Chiesi SpA receives any orders for a Licensed Product for use in the Initial Indication or PH-ILD in the U.S. Territory, it shall refer such orders to Gossamer U.S., and if Gossamer U.S. or Gossamer Ireland receives any orders for Licensed Product for use in any Indication other than the Initial Indication and PH-ILD in the U.S. Territory, it shall refer such orders to Chiesi U.S.
7.1.9 U.S. Pricing Matters. The JCC shall develop and approve a pricing and reimbursement strategy for the Licensed Products in the U.S. Territory as part of the U.S. Commercialization Plan, which shall be reviewed, updated, and approved by the JCC on an annual basis. Gossamer U.S. shall be solely responsible for and have sole authority with respect to [***] the Licensed Products in the Initial Indication and PH-ILD; and (b) Chiesi U.S. shall be solely responsible for and have sole authority with respect to [***] the Licensed Products in all

Indications other than the Initial Indication and PH-ILD, in each case ((a) and (b)), in the U.S. Territory in accordance with the pricing and reimbursement strategy approved by the JCC and included in the U.S. Commercialization Plan.
7.1.10 U.S. Recalls. Gossamer U.S. shall decide, in its sole discretion, whether to conduct a recall of a Licensed Product in [***] the U.S. Territory and shall have sole discretion to determine the manner in which any such recall shall be conducted; and Chiesi U.S. shall decide, in its sole discretion, whether to conduct a recall of a Licensed Product in [***] the U.S. Territory and shall have sole discretion to determine the manner in which any such recall shall be conducted. Each U.S. Party shall notify the other U.S. Party prior to commencing any recall and shall in good faith take into account any reasonable suggestions made by the other U.S. Party in respect of such recall.
7.1.11 U.S. Medical Inquiries. Gossamer U.S. shall handle all medical questions or inquiries from members of the medical profession regarding Licensed Product in the [***] U.S. Territory; provided that, in the event of material discrepancies between the medical strategy in the U.S. Territory and the medical strategy in the ROW Territory, the Parties will discuss in good faith pursuing such discrepant strategies; and Chiesi U.S. shall handle all medical questions or inquiries from members of the medical profession regarding Licensed Product in [***] the U.S. Territory. Each U.S. Party shall keep the other U.S. Party reasonably informed through the JCC of any material medical question or inquiry from members of the medical profession in the U.S. regarding the Licensed Products. [***]. Notwithstanding anything to the contrary in this Agreement, (a) Gossamer shall ensure that Chiesi is notified of any medical conference or patient advocacy group meetings related to the Licensed Product in the U.S. Territory that Gossamer is attending and that Chiesi has an equal ability to Gossamer to be present and active in such meeting or conference, and (b) if a medical advisory board includes both U.S. and ex-U.S. medical experts, then the Parties will use commercially reasonable efforts to collaborate on the selection of such experts.
7.1.12 U.S. Commercialization Subcontracting. Each U.S. Party (or its Affiliate) may subcontract the performance of any Commercialization activities in the U.S. Territory with respect to the Licensed Products in accordance with Section 3.3.2; provided that the applicable Subcontractors satisfy any subcontractor criteria established by the JCC.
7.1.13 U.S. Commercialization Compliance Matters.
(a) Gossamer U.S. and Chiesi U.S. shall each ensure that its and its Affiliates’ sales representatives in the U.S. Territory do not make any representation, statement, warranty or guaranty with respect to the Licensed Product that is not consistent with the applicable, current package insert of prescribing information or other documentation accompanying or describing a Licensed Product, including mutually approved limited warranty and disclaimers, if any. Gossamer U.S. and Chiesi U.S. shall each ensure that its and its Affiliates’ sales representatives in the U.S. Territory do not make any statements, claims or undertakings to any person with whom they discuss or promote the Licensed Products that are not consistent with, nor provide or use any labeling, literature or other materials other than, those promotional materials currently approved by the JCC and consistent with the applicable U.S.

Commercialization Plan for use in the U.S. Territory under this Agreement. If at any time the use of specified promotional materials is no longer approved under this Agreement for the U.S. Territory, each U.S. Party shall as soon as practicable take action to remove the promotional materials from use by its and its Affiliates’ sales representatives and destroy such materials.
(b) Gossamer U.S. and Chiesi U.S. shall each cause its and its Affiliates’ sales representatives in the U.S. Territory to comply with applicable Laws and guidelines related to the performance of its obligations under this Agreement, including health care Laws, drug regulation Laws and all applicable regulations thereunder, the AMA and PhRMA guidelines, and all relevant regulations, authorizations and local laws regarding advertisement, sale and promotion of pharmaceutical products as well as any relevant code of practice.
(c) Each U.S. Party shall ensure that its sales representatives perform details of the Licensed Products in the U.S. Territory in compliance with applicable Law, mutually agreed quality and compliance standards, policies and guidelines relating to the Commercialization of the Licensed Products and any corporate integrity agreement between a U.S. Party and the HHS Office of Inspector General. Each U.S. Party shall establish and maintain a compliance program that satisfies the requirements for an effective compliance program set forth in the HHS Office of Inspector General’s Compliance Program Guidance for Pharmaceutical Manufacturers, including designation of a compliance officer and the conduct of effective training and education. Gossamer U.S. and Chiesi U.S. shall each be responsible for tracking and reporting transfers of value initiated and controlled by its and its Affiliates’ employees, contractors and agents pursuant to the requirements of the marketing reporting laws or research expense reporting laws of any Governmental Authority, including Section 6002 of PPACA, commonly referred to as the “Sunshine Act.”
7.1.14 Day-to-Day Responsibility. Each U.S. Party shall be responsible for day-to-day implementation of the Commercialization activities in the U.S. Territory for which it is assigned responsibility under the U.S. Commercialization Plan or this Agreement and shall have the right to make operational and administrative decisions with respect to how to implement such Commercialization activities (e.g., if a U.S. Party is responsible for providing sales representatives in the U.S. Territory, such U.S. Party shall be responsible for hiring, training, deploying and managing such sales representatives but shall coordinate such efforts with the other U.S. Party); provided that such decisions shall not conflict with the U.S. Commercialization Plan or any decision of the JCC or JSC with respect to such Commercialization activity. Each U.S. Party shall keep the other U.S. Party and the JCC reasonably informed on the progress of its Commercialization activities in the U.S. Territory.
7.1.15 Commercialization Cure Plans. The U.S. Commercialization Plan shall include [***] applicable to the U.S. Parties’ (including the Affiliates, Sublicensees, and Subcontractors engaged by such U.S. Party) performance of Commercialization activities in the U.S. Territory. Such [***] will be mutually agreed by the Parties and updated by mutual agreement of the Parties on an annual basis. The U.S. Parties may review and discuss each U.S. Party’s (and its Affiliates’, Sublicensees’, and Subcontractors’) performance capabilities [***] at each meeting of the JCC.

(a) If, at any time following the [***], either Party (including the Affiliates, Sublicensees, and Subcontractors engaged by such Party) [***] set forth in the U.S. Commercialization Plan for [***], through the JCC, [***]. If such breach is not cured within [***] of written notice from the non-breaching Party, then [***]. If [***] then [***] will be entitled to make the final decision with respect to such cure plan; provided that (a) [***] (i) [***] or (ii) [***], (b) [***], and (c) [***] If [***] does exercise final decision-making authority over the cure plan under this Section 7.1.15, then, without limiting any other rights or remedies of Chiesi under this Agreement or applicable Law, [***].
(b) If, at any time following the [***], either Party (including the Affiliates, Sublicensees, and Subcontractors engaged by such Party) [***] set forth in the U.S. Commercialization Plan [***] then the Parties, through the JCC, [***]. If such breach is not cured within [***]. If [***] will be entitled to make the final decision with respect to such cure plan; provided that (a) [***] (i) [***] or (ii) [***] and (b) [***]
Section 7.2 Commercialization in ROW Territory.
7.2.1 General. Chiesi SpA will submit a commercialization plan for the ROW Territory (the “ROW Commercialization Plan”) to the JCC for review no later than [***]. Chiesi SpA shall prepare and develop annual updates to the ROW Commercialization Plan which shall be submitted to the JCC for review and comment. Chiesi SpA shall have the sole right and authority, at its sole cost and expense, to Commercialize the Licensed Products in the ROW Territory, including the specific rights and authority set forth in this Section 7.2.1.
7.2.2 Diligence. Chiesi SpA shall use Commercially Reasonable Efforts to Commercialize each Licensed Product [***].
7.2.3 Booking Sales in ROW Territory. Chiesi SpA and its Affiliates shall have the right to book all sales of Licensed Products in the ROW Territory at an office located in the ROW Territory and shall be responsible for warehousing and distributing the Licensed Products in the ROW Territory. If Gossamer Ireland receives any orders for a Licensed Product in the ROW Territory, it shall refer such orders to Chiesi SpA.
7.2.4 ROW Territory Pricing Matters. Chiesi SpA shall be solely responsible for and have sole authority with respect to the prices charged and [***] for the Licensed Products in the ROW Territory; provided that such prices charged and [***] for the Licensed Products in the ROW Territory will be discussed at the JCC [***].
7.2.5 ROW Territory Recalls. Chiesi SpA shall decide, in its sole discretion, whether to conduct a recall of a Licensed Product in the ROW Territory and shall have sole discretion to determine the manner in which any such recall shall be conducted.
7.2.6 ROW Territory Medical Inquiries. Chiesi SpA shall handle all medical questions or inquiries from members of the medical profession in the ROW Territory regarding the Licensed Products; provided that, in the event of material discrepancies between the medical strategy in the U.S. Territory and the medical strategy in the ROW Territory, the Parties will discuss in good faith pursuing such discrepant strategies. Chiesi SpA will have the right, in its sole discretion, to initiate international collaborations (e.g., medical advisory boards, symposia, international publications, patient forums, etc.) in the ROW Territory, and, in the event such international collaboration is initiated, Chiesi SpA will inform Gossamer Ireland of such collaboration and the non-U.S. Parties will use reasonable efforts to jointly coordinate such collaboration. Chiesi shall use reasonable efforts to inform Gossamer of any medical conference or patient advocacy group meetings related to the Licensed Product in the ROW Territory that Chiesi is attending.
ARTICLE 8
MANUFACTURE AND SUPPLY
Section 8.1 Initial CMC Plan. [***] the JDC shall jointly prepare and approve a plan for: (a) undertaking the CMC Development activities related to Licensed Compounds and Licensed Products; (b) the Manufacture of clinical supplies of Licensed Compounds and Licensed Products; and (c) CMC Development and Manufacturing for initial Commercialization of Licensed Compounds and Licensed Products (the “CMC Plan”). The CMC Plan will be incorporated into the GDP. The CMC Plan shall include: (i) a mutually agreed upon approach between the Parties to minimize the cost of Manufacturing; (ii) certain studies related to CMC; and (iii) Chiesi’s right to participate in the audits conducted by Gossamer of all Third Party manufacturers that supply to Chiesi Licensed Product for clinical use in PAH and PH-ILD and all commercial use. The costs associated with implementing the activities set forth in the CMC Plan shall be included in the Development Budget as Development Costs.
Section 8.2 JDC Governance. As contemplated under Section 2.2, the JDC shall oversee CMC Development and the establishment of Manufacturing sources and Licensed Product supply chains pursuant to the CMC Plan, subject to the provisions of this ARTICLE 8. Each Party shall use its Commercially Reasonable Efforts to undertake and manage its responsibilities under the CMC Plan. The Parties or the JDC may propose and prepare updates and amendments to the CMC Plan included in the GDP from time to time in accordance with Section 5.1.3. If the JDC approves an update or amendment to the CMC Plan included in the GDP (including any corresponding update or amendment to the Development Budget, if needed), the CMC Plan (and the Development Budget) shall be deemed to be amended accordingly on the date of such approval. No update or amendment to the CMC Plan included in the GDP shall become effective unless and until the JDC approves a corresponding update or amendment to the Development Budget, if needed.
Section 8.3 Manufacturing Responsibilities.
8.3.1 Clinical Supplies. Gossamer shall be responsible for the Manufacture of clinical supplies of Licensed Compounds and Licensed Products for any Development activities in the Initial Indication and Additional Indications in the Territory conducted by either Party pursuant to this Agreement, unless otherwise mutually agreed upon by the Parties in writing; provided that, following completion of the technology transfer activities pursuant to Section 4.3, Chiesi shall have the right, in its sole discretion to Manufacture clinical supplies of Licensed Compounds and Licensed Products for its use [***]. Upon Chiesi’s request, the Parties shall enter into a clinical supply agreement for the supply of Licensed Compounds and Licensed Products from Gossamer to Chiesi (the “Clinical Supply Agreement”). The Clinical Supply Agreement shall be consistent with the applicable terms of this Agreement and otherwise include commercially reasonable terms for such a supply arrangement. The costs for all clinical supply of Licensed Compounds and Licensed Products, to the extent incurred pursuant to the GDP and this Agreement, will be included in the Development Budget and will be deemed Development Costs. Development Costs for clinical supply of Licensed Compounds and Licensed Products will be equal to the [***] by the applicable supplying Party for the Manufacture and supply of such Licensed Compound or Licensed Product [***]. The costs of clinical supplies of Licensed Products for Independent Studies conducted by a Party pursuant to Section 5.3.3 shall be borne, as an initial matter, by the Party conducting such Independent Study. [***]
8.3.2 Commercial Supplies. Within [***] the JMC will discuss and agree upon a commercial supply strategy for the Licensed Compound and Licensed Products in the Territory (the “Commercialization Supply Strategy”). Under the Commercialization Supply Strategy, Gossamer U.S. shall have the sole right and authority to Manufacture (or to have Manufactured) commercial supplies of Licensed Compounds and Licensed Products for sale in the U.S. Territory for [***] in accordance with the Commercialization Supply Strategy and the Commercialization Supply Strategy will describe the responsible Party for the Manufacture of commercial supplies of Licensed Compounds and Licensed Products for any other Additional Indications in the U.S. Territory. Subject to [***], Chiesi SpA shall have the sole right and authority to Manufacture (or to have Manufactured) commercial supplies of Licensed Compounds and Licensed Products for sale in the ROW Territory. Upon Chiesi’s request, the Parties shall enter into a commercial supply agreement for the supply of such Licensed Compounds and Licensed Products from Gossamer to Chiesi SpA for Commercial use in the ROW Territory and, as applicable, to Chiesi U.S. for Commercial use in the U.S. Territory (the “Commercial Supply Agreement”). The Commercial Supply Agreement shall be consistent with the applicable terms of this Agreement and otherwise include commercially reasonable terms for such a supply arrangement. The costs of supplies of Licensed Compounds or Licensed Products for Commercialization in the U.S. Territory shall be deemed as Allowable Expenses, and the costs of supplies of Licensed Compounds or Licensed Products for Commercialization in the ROW Territory shall be borne by Chiesi SpA and as set forth in the Commercial Supply Agreement.
8.3.3 Conduct of Manufacturing Activities. Each Party shall perform CMC Development and Manufacturing activities in accordance with the terms and conditions of this Agreement, and in compliance with applicable Law, including those related to cGMP and the protection of the environment and occupational health and safety. Neither Party nor any of their Affiliates shall Manufacture any Licensed Compounds or Licensed Products for any use or purpose other than the Development and Commercialization activities to be conducted by the Parties pursuant to this Agreement.
8.3.4 Manufacturing Subcontracting. Each Party (or its Affiliate) may subcontract the performance of any of its CMC Development or Manufacturing activities with respect to the Licensed Compounds or Licensed Products in accordance with Section 3.3.2;

provided that the applicable Subcontractor(s) satisfy any subcontractor criteria established by the JMC.
ARTICLE 9
FINANCIAL PROVISIONS
Section 9.1 Cost Development Fee. In consideration for and as reimbursement of the costs sustained by Gossamer up to the Effective Date for the Development of the Licensed Compound and Licensed Product (such costs hereby acknowledged and accepted by Chiesi as a contribution to the research costs for the Development of the Licensed Compound and Licensed Product), promptly following the Effective Date, Gossamer Ireland will invoice Chiesi SpA for a one-time, non-refundable, non-creditable payment of USD [***] and Gossamer U.S. will invoice Chiesi SpA for a one-time, non-refundable, non-creditable payment of USD [***], of which USD [***] is consideration for the Equity Option granted by Gossamer Parent to Chiesi SpA and Chiesi SpA will pay such invoiced amounts within [***] Business Days following receipt of such invoice. With reference to the above mentioned costs sustained by Gossamer, Gossamer shall keep complete and accurate records and if requested by Chiesi, Gossamer shall provide to Chiesi any necessary documentation as required by the competent authority.
Section 9.2 Option For Equity Issuance. Gossamer Parent hereby grants to Chiesi the option (the “Equity Option”) to purchase, on one or more occasions, directly from Gossamer Parent up to an aggregate number of shares of Gossamer Parent’s common stock, par value $0.0001 per share (“Gossamer Parent Common Stock”), such that, immediately following each issuance of Option Shares (as defined below) pursuant to an Exercise Notice, Chiesi’s beneficial ownership of Gossamer Parent Common Stock shall not exceed 9.9% of the total number of issued and outstanding shares of Gossamer Parent Common Stock immediately after giving effect to such issuance of Option Shares (the “Option Share Limit”). The Equity Option shall be exercisable by Chiesi, in whole or in part and on one or more occasions, at any time prior to the earliest to occur of the date on which (a) the last patient is last dosed in in either (i) the PROSERA Phase 3 Study for the Initial Indication or (ii) a Phase 3 Clinical Trial for the PH-ILD Indication, (b) any Third Party commences a tender offer or exchange offer for more than 50% of the outstanding Gossamer Parent Common Stock, and (c) Gossamer publicly announces its intent to consummate a Gossamer U.S. Change of Control (such earliest date to occur, the “Option Expiration Date”). For the avoidance of doubt, the Equity Option will expire and be forfeited immediately upon the Option Expiration Date. Subject to Chiesi’s compliance with the terms and provisions of this Agreement, Chiesi may exercise the Equity Option on one or more occasions by delivering on each such applicable date of exercise to Gossamer Parent a written notice (each, an “Exercise Notice” and the date on which the applicable Exercise Notice is delivered to Gossamer Parent, the “Exercise Notice Date”) [***] (the “Option Shares”), provided that the maximum number of Option Shares issuable pursuant to such Equity Option exercise shall not exceed, [***], the then applicable Option Share Limit, and provided further that if on any date that a Stock Issuance Agreement (as defined below) is entered into by Gossamer Parent and Chiesi in respect of an Exercise Notice, the number of Option Shares in respect of such Exercise Notice exceeds the then applicable Option Share Limit, then the total number of Option Shares in respect of such Exercise Notice shall be adjusted downward to equal the then applicable Option

Share Limit. The purchase price of each Option Share (the “Per Share Purchase Price”) underlying the Equity Option shall be set forth in each Exercise Notice and shall be equal to 107.5% of the daily volume-weighted average per share price of the Gossamer Parent Common Stock on The Nasdaq Stock Market (“Nasdaq”) over the 30 Trading Day (as defined below) period ending on and including the last Trading Day prior to the applicable Exercise Notice Date as reported by Bloomberg Financial L.P.; provided that the Per Share Purchase Price shall be no less than $1.63. Within [***] Chiesi and Gossamer Parent shall enter into a separate Stock Issuance Agreement, substantially in the form attached hereto as Schedule 9.2 (the “Stock Issuance Agreement”), pursuant to which Chiesi shall purchase from Gossamer Parent, and Gossamer Parent shall sell to Chiesi, the applicable Option Shares. For purposes of this Agreement, a “Trading Day” shall mean each day on which Nasdaq is open for trading.
Section 9.3 Regulatory Milestone Payments. In partial consideration of the rights granted herein to Chiesi, Chiesi shall notify Gossamer (or, Gossamer shall notify Chiesi, as appliable to milestone no. 1, milestone no. 2 and milestone no. 5 set forth below) within [***] following the achievement of the first occurrence of each milestone events set forth in the table below (each, a “Regulatory Milestone Event”), and Gossamer will promptly invoice Chiesi SpA for one-time, non-refundable, non-creditable corresponding milestone payments (each, a “Regulatory Milestone Payment”). Chiesi SpA shall pay to Gossamer U.S. within [***] following the receipt of such invoice from Gossamer the Regulatory Milestone Payments for Milestones No. 1, 4 and 6 below, and Chiesi SpA shall pay to Gossamer Ireland within [***] following the receipt of such invoice from Gossamer the Regulatory Milestone Payments for Milestones No. 2, 3, 5, 7 and 8 below. For clarity, (a) [***] (b) [***] (c) [***] The Regulatory Milestone Events and Regulatory Milestone Payments shall be as follows:

Milestone No.	Regulatory Milestone Event	Regulatory Milestone Payment in USD
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
5.	[***]	[***]
6.	[***]	[***]
7.	[***]	[***]
8.	[***]	[***]
Section 9.4 Commercial Milestone Payments. In partial consideration of the rights granted herein to Chiesi SpA, Chiesi SpA shall pay to Gossamer Ireland milestone payments (“Commercial Milestone Payments”) following the first occurrence of certain milestone events as set forth in the table below (the “Commercial Milestone Events”). Chiesi SpA shall report to Gossamer Ireland the achievement of the applicable Commercial Milestone Payment, and pay the applicable Commercial Milestone Payment, together with the applicable Royalty Report and Royalty Payment for the relevant Calendar Year as provided in Section 9.14, below. For clarity,

(a) [***] and (b) [***]. The Commercial Milestone Events and Commercial Milestone Payments shall be as follows:

Commercial Milestone Event	Commercial Milestone Payment in USD
First occurrence of a Calendar Year in which aggregate Net Sales of Licensed Products for the Initial Indication and Additional Indications in the ROW Territory are greater than [***] in such Calendar Year
[***]
First occurrence of a Calendar Year in which aggregate Net Sales of Licensed Products in the Initial Indication and Additional Indications in the ROW Territory are greater than [***] in such Calendar Year
[***]
First occurrence of a Calendar Year in which aggregate Net Sales of Licensed Products in the Initial Indication and Additional Indications in the ROW Territory are greater than [***] in such Calendar Year
[***]
Section 9.5 Shared Development Costs.
9.5.1 Cost Sharing. Development Costs incurred in the Territory during the Term by the Parties and their Affiliates shall be borne 50% by Chiesi and 50% by Gossamer. Development Costs will not be included in Allowable Expenses for purposes of calculating Pre-Tax Profit or Loss, and any amounts included in Allowable Expenses will not be included in Development Costs.
9.5.2 Cost Reports.
(a) Development Costs shall initially be borne by the Party incurring the cost or expense, subject to reimbursement as provided in Section 9.5.3. Each Party shall calculate and maintain records of Development Costs incurred by it and its Affiliates in accordance with procedures to be established by the JFC in coordination with the JDC.
(b) The procedures for quarterly reporting of actual results, quarterly review and discussion of potential discrepancies, quarterly reconciliation, reasonable cost forecasting, and other finance and accounting matters related to Development Costs will be determined by the JFC (the “Development Reconciliation Procedures”). Such procedures will provide the ability to comply with financial reporting requirements of each Party.

(c) The Development Reconciliation Procedures shall provide that, within [***], each Party shall submit to the JFC and the JDC a report, in a format established by the JFC, of all Development Costs incurred by such Party and its Affiliates during such month (each, a “Cost Report”). Within [***] the JFC shall have the right to request reasonable additional information related to the other Party’s and its Affiliates’ Development Costs during such month in order to confirm that such other Party’s spending is in conformance with the approved Development Budget.
(d) The JFC shall establish reasonable procedures for the Parties to share estimated Development Costs for each Calendar Quarter before the end of such Calendar Quarter, to enable each Party to appropriately accrue its share of Development Costs for financial reporting purposes.
9.5.3 Reimbursement of Shared Development Costs.
(a) The Party (with its Affiliates) that incurs more than its share of the total actual Development Costs with respect to a Calendar Quarter shall be paid by the other Party an amount of cash sufficient to reconcile to its agreed percentage of actual Development Costs in such Calendar Quarter pursuant to Section 9.5.1. Notwithstanding the foregoing, on a Calendar Year-to-date basis, the Parties shall not share any Development Costs in excess of the amounts allocated for such Calendar Year-to-date period in the Development Budget, except as follows:
(i) Development Costs for an activity in excess of the Development Budget for such activity shall be included in the calculation of Development Costs to be shared by the Parties to the extent such excess Development Costs do not exceed [***] of the total Development Costs allocated to be incurred by such Party and its Affiliates for such activity in the applicable Calendar Year-to-date period in accordance with the applicable Development Budget for such Calendar Year; and
(ii) In the event there is (A) a [***] (B) [***] (C) [***] or (D) [***], its Affiliates and Sublicensees, in each case (A)-(D) that a Party reasonably believes will cause Development Costs for an activity to exceed the amount allocated to such activity under the applicable Development Budget for such Calendar Year, such Party shall promptly notify the other Party upon such reasonable belief, such notice to provide reasonably satisfactory evidence of the underlying event in clause (A)-(D) as applicable, and the Parties will discuss in good faith any adjustment to the Development Budget necessary to contemplate such event; provided that if the Parties, via the JSC, cannot agree on an adjustment within [***].
(b) If any excess Development Costs are excluded from sharing by the Parties for a particular Calendar Year-to-date period pursuant to Section 9.5.3(a), such excess Development Costs shall [***].
(c) The Development Reconciliation Procedures shall require the JFC to develop a written report setting out the calculation of any net amount owed by Gossamer to Chiesi or by Chiesi to Gossamer, as the case may be, as necessary to accomplish the sharing of

Development Costs set forth in Section 9.5.1 and this Section 9.5.3, and to prepare such report promptly following delivery of the Cost Reports and in a reasonable time (to be defined in the Development Reconciliation Procedures) in advance of payment.
(d) The Party owed a payment by the other Party to accomplish the sharing of Development Costs as provided under this Agreement shall invoice the paying Party for the net amounts payable to such Party within [***] and the paying Party shall pay such amounts within [***] following receipt of such invoice.
(e) In establishing the Development Reconciliation Procedures, the JFC shall work to coordinate and harmonize the Development Reconciliation Procedures with the P&L Reconciliation Procedures to permit for reconciliation, and associated payments, with respect to Development Costs and Pre-Tax Profit or Loss within [***] after the end of the applicable Calendar Quarter.
Section 9.6 Pre-Tax Profit or Loss.
9.6.1 U.S. Pre-Tax Profit or Loss. The U.S. Parties shall share in Pre-Tax Profit or Loss in the U.S. Territory as follows: Gossamer U.S. shall bear (and be entitled to) [***], and Chiesi U.S. shall bear (and be entitled to) [***]. Procedures for quarterly reporting of actual results and review and discussion of potential discrepancies, quarterly reconciliation, reasonable forecasting, and other finance and accounting matters, to the extent not set forth in the Financial Exhibit, will be established by the JFC (the “P&L Reconciliation Procedures”). For clarity, the P&L Reconciliation Procedures shall provide that the Allowable Expenses incurred by the Parties a shall be borne [***] by Chiesi U.S. and [***] by Gossamer U.S. Such procedures will provide the ability to comply with financial reporting requirements of each U.S. Party.
9.6.2 [***]Reconciliation and Payments. The P&L Reconciliation Procedures shall provide that within [***] days after the end of each Calendar Quarter, each U.S. Party shall submit to the JFC a report, in such reasonable detail and format as is established by the JFC, of all Net Sales and Allowable Expenses and other amounts necessary to calculate Pre-Tax Profit or Loss for the U.S. Territory. Following receipt of such report, each U.S. Party shall reasonably cooperate to provide additional information as necessary to permit calculation and reconciliation of Pre-Tax Profit or Loss for the U.S. Territory for the applicable Calendar Quarter, and to confirm that Allowable Expenses are in conformance with the approved U.S. Commercialization Budget. The P&L Reconciliation Procedures shall provide for the JFC to develop a written report setting forth in reasonable detail the calculation of Pre-Tax Profit or Loss in the U.S. Territory for the applicable Calendar Quarter, amounts owed by Gossamer U.S. to Chiesi U.S. or by Chiesi U.S. to Gossamer U.S., as the case may be, as necessary to accomplish the sharing of Pre-Tax Profit or Loss in the U.S. Territory for the applicable Calendar Quarter, and to prepare such report promptly following delivery of the reports from the U.S. Parties as described above in this Section 9.6.2 and in a reasonable time (to be defined in the P&L Reconciliation Procedures) in advance of applicable payments to accomplish the sharing of Pre-Tax Profit or Loss in the U.S. Territory for the applicable Calendar Quarter. The U.S. Party owed a payment by the other U.S. Party to reconcile Pre-Tax Profit or Loss in the U.S. Territory, and Development Costs, shall invoice the paying U.S. Party for the amounts payable within [***]

following the JFC’s finalization of the written report setting forth such amount pursuant to this Section 9.6.2, and the paying U.S. Party shall pay such amounts within [***] following receipt of such invoice.
9.6.3 Monthly Revenue Updates. The P&L Reconciliation Procedures shall also provide for each U.S. Party (a) to keep the other informed as to Net Sales and Allowable Expenses on a regular, ongoing basis, with respect to Net Sales levels and Allowable Expenses in the U.S. Territory (taking into account the reasonable needs of each U.S. Party to have such information while avoiding an unreasonable burden on the other U.S. Party to collect such information), (b) to provide for reporting of Net Sales and Allowable Expenses totals for each calendar month and (c) to keep the other informed as to forecast Pre-Tax Profit or Loss in accordance with the next sentence of this Section 9.6.3. Together with such monthly reporting of Net Sales totals and Allowable Expenses, each U.S. Party will provide updated forecasts of Pre-Tax Profit or Loss for the current Calendar Quarter that such U.S. Party may then have available, which forecasts shall be prepared in accordance with such U.S. Party’s internal policies and procedures (provided, for clarity, that neither U.S. Party shall be obligated to create such updated forecasts of Pre-Tax Profit or Loss more often than monthly).
Section 9.7 [***].
(a) [***]. In the event of a Gossamer U.S. Change of Control during the Term, Chiesi shall have the right to [***] (the “[***]”). If Chiesi U.S. [***], it shall give [***] prior written notice to Gossamer U.S. no later than [***] after receipt of written notice from Gossamer U.S. of a Gossamer U.S. Change of Control (which notice shall be promptly provided to Chiesi U.S. following a Gossamer U.S. Change of Control). If Chiesi U.S. [***], (i) [***]; (ii) [***]; and (iii) [***]; provided [***], including, but not limited to, [***]. The Parties will commence discussions to [***] as set forth in this Section 9.7(a) promptly upon Chiesi U.S.’s written notice that it [***] and, in the event that the U.S. Parties cannot agree [***] following the commencement of such discussions, then such matter shall be submitted for expert resolution pursuant to Section 16.5.3.
(b) [***]. In the event of a Gossamer U.S. Change of Control, or Gossamer Ireland Change of Control during the Term, Chiesi shall [***] (the “[***]”). If Chiesi desires [***] it shall give [***] prior written notice to Gossamer no later than [***] after receipt of written notice from Gossamer U.S. of a Gossamer U.S. Change of Control or from Gossamer Ireland of a Gossamer Ireland Change of Control (which notice shall be promptly provided to Chiesi following a Gossamer U.S. Change of Control or Gossamer Ireland Change of Control). If Chiesi [***], (i) [***], (ii) [***], and (iii) [***]; provided that [***], including, but not limited to, [***]. Upon Gossamer’s reasonable request, Chiesi and Gossamer shall [***] (A) [***] and (B) [***]. If Chiesi [***], the Parties shall [***]. The Parties will commence discussions to [***] as set forth in this Section 9.7(b) immediately upon Chiesi’s written notice that it [***] and, in the event that Chiesi and Gossamer (or such other entity designated by the Acquirer) cannot agree [***] (or such other entity designated by the Acquirer), or [***], in each case within [***] following the commencement of such discussions, such matter shall [***]

Section 9.8 Third Party IP Rights. If, during the Term, a U.S. Party determines, in its reasonable judgment, that it is desirable to obtain rights under any Third Party IP Rights in order to Manufacture or Commercialize the Licensed Product in the U.S. Territory in accordance with this Agreement, such U.S. Party shall promptly notify the other U.S. Party, and the U.S. Parties shall discuss such matter, including whether a license under such Third Party IP Rights would be necessary or desirable, and which U.S. Party should obtain such a license, and upon request of either U.S. Party shall seek the advice of mutually agreed joint patent counsel and reasonably take into account such counsel’s opinion. In the event that the U.S. Parties do not agree and one U.S. Party views the Third Party IP Rights as reasonably necessary to Exploit a Licensed Product in the U.S. Territory, such dispute shall [***] any amounts paid to any Third Party to license or acquire any Third Party IP Rights (“Third Party IP Costs”) [***]
Section 9.9 Pulmokine Agreement Payments. The following payments made by Gossamer with respect to the Pulmokine Agreement may be included as Allowable Expenses in determining Pre-Tax Profit or Loss (“Pulmokine Payments”):
(a) The portion of [***].
(b) All [***]. The portion of [***]; provided that at the end of each Calendar Year, [***]. For example, if Net Sales for a given Calendar Year were [***] prior to reconciliation would be broken down by Calendar Quarter as follows,

	Q1	Q2	Q3	Q4
US Sales [***] Sales During Year ([***])	[***] $[***] ([***])	[***] $[***] ([***])	[***] $[***] ([***])	[***] $[***] ([***])
Ex-US Sales [***] ([***])	[***] $[***] ([***])	[***] $[***] ([***])	[***] $[***] ([***])	[***] $[***] ([***])
and [***]. Using the [***].
(c) [***]
Section 9.10 Existing In-Licenses. [***] under this Agreement that was in-licensed or acquired from Third Parties under agreements in place as of the Effective Date, [***].
Section 9.11 Royalties. During the Royalty Term, on a country-by-country and Licensed Product-by-Licensed Product basis, Chiesi SpA shall pay to Gossamer Ireland non-creditable, non-refundable royalties on aggregate annual Net Sales of all Licensed Products for the Initial Indication and Additional Indications in the ROW Territory, as calculated by multiplying the applicable royalty rate by the corresponding amount of incremental Net Sales of all Licensed Products in the applicable Territory in each Calendar Year as follows:

Annual Net Sales of Licensed Products in the Territory	Royalty Rate
For that portion of annual aggregate Net Sales of Licensed Products in a Calendar Year that are less than or equal to [***]	[***]%
For that portion of annual aggregate Net Sales of Licensed Products in a Calendar Year that are greater than [***] but less than or equal to [***]	[***]%
For that portion of annual aggregate Net Sales of Licensed Products in a Calendar Year that are greater than [***]	[***]%

For example, if aggregate annual Net Sales of all Licensed Products in the applicable Territory in a Calendar Year is [***], then royalties payable by Chiesi SpA would equal ([***]% of $[***]) + ([***]% of $[***]) + ([***]% of $[***]) = $[***].
Section 9.12 Royalty Reductions.
9.12.1 Third Party Intellectual Property. During the applicable Royalty Term, on a Licensed Product-by-Licensed Product and country-by-country basis in the ROW Territory, Chiesi SpA will be entitled to deduct against Royalty Payments otherwise payable to Gossamer Ireland hereunder a maximum of [***] of all payments made by Chiesi SpA, its Affiliates or Sublicensees in to Third Parties in exchange for acquiring rights to [***] Exploit a Licensed Product in a country in the ROW Territory.
9.12.2 Generic Competition. If, on a country-by-country and Licensed Product-by-Licensed Product basis, [***], then Chiesi SpA may reduce the royalty rate set forth above by [***] for such Licensed Product in such country in such Calendar Quarter and in each Calendar Quarter thereafter [***].
9.12.3 [***]
9.12.4 Royalty Floor. Notwithstanding anything in this Agreement to the contrary, under no circumstances shall the reductions set forth in this Section 9.12 cause the royalties payable to Gossamer Ireland with respect to a given Licensed Product in any country in the applicable Territory in any Calendar Quarter to be reduced to less than [***] of the amount that would otherwise be due (i.e., without giving effect to the reductions specified in this Section 9.12) with respect to such Licensed Product in such country in such Calendar Quarter.

Section 9.13 Royalty Term. Chiesi SpA’s obligation to pay royalties with respect to a Licensed Product in a particular country in the applicable Territory shall commence upon the First Commercial Sale of such Licensed Product in such country and shall expire on a country-by-country basis on the latest of: (a) the date on which the Exploitation of such Licensed Product is no longer Covered by a Valid Claim of a Gossamer Patent Right in such country; (b) the date on which there is no longer any Regulatory Exclusivity for such Licensed Product in such country; and (c) the date that is ten (10) years after the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”).
Section 9.14 Royalty Reporting and Payment. Beginning upon the First Commercial Sale of the first Licensed Product and continuing until the expiration of the last to expire Royalty Term, Chiesi SpA shall within [***] after the Calendar Quarter during which the applicable Net Sales were made, prepare and deliver royalty reports of the sale of Licensed Product(s) by Chiesi SpA or any of its Affiliates or Sublicensees for the applicable Calendar Quarter (each such report, a “Royalty Report”). Each Royalty Report will provide the (a) Net Sales for each Licensed Product in the Field in the Territory on a Licensed Product-by-Licensed Product and a country-by-country basis in United States Dollars and the applicable local currency during the reporting period; (b) number of units sold; (c) aggregate of permitted reductions to or deductions from gross sales for a Licensed Product in the Field in the Territory on a Licensed Product-by-Licensed-Product and a country-by-country basis in United States Dollars and the applicable local currency during the reporting period; (d) the royalties payable (the “Royalty Payments”) for a Licensed Product in the Field in the Territory on a Licensed Product-by-Licensed Product and a country-by-country basis in United States Dollars and the applicable local currency during the reporting period; (e) the exchange rate used to convert Net Sales and Royalty Payments from the applicable local currency to United States Dollars, (f) date of First Commercial Sale for each Licensed Product in each country; and (g) the applicable Commercial Milestone Payment, if due, based on Section 9.4. For the avoidance of doubt such written report shall also show details on the aforementioned (a) to (c) items: (i) for each of Chiesi SpA and any of its Affiliates and Sublicensees and for each Licensed Product. Promptly following receipt of each Royalty Report, Gossamer Ireland will invoice Chiesi SpA for the amount of the Royalty Payment plus any applicable Commercial Milestone Payments set forth therein, and Chiesi SpA will pay such Royalty Payment plus any applicable Commercial Milestone Payments within [***] days following receipt of such invoice. Unless otherwise agreed by the Parties, all payments due from Chiesi SpA to Gossamer Ireland under this Agreement shall be paid in Dollars by wire transfer or electronic funds transfer of immediately available funds to such account as may be specified to Chiesi SpA by Gossamer Ireland in writing from time to time following the Effective Date.
Section 9.15 Currency; Payment Method. All payments under this Agreement are expressed in U.S. Dollars and will be paid in U.S. Dollars, in immediately available funds by wire transfer or Automated Clearing House (ACH) payment to the bank account designated in Schedule 9.15 by the Party receiving such payments (which account such Party may update from time to time in writing). Unless stated otherwise in this Agreement, each Party will pay the undisputed amounts of each invoice received from the other Party within [***] days following receipt of such invoice.

Section 9.16 Exchange. In the case of sales outside the United States, payments received by Chiesi SpA in a currency other than U.S. Dollars will be converted to their U.S. Dollar equivalent using the average rate of exchange over the applicable Calendar Quarter to which the sales relate, in accordance with GAAP and the then current standard methods of Chiesi SpA or the applicable Sublicensee, to the extent consistently applied; provided, however, that if, at such time, Chiesi SpA or such Sublicensee does not use a rate for converting into U.S. Dollar equivalents that is maintained in accordance with GAAP, then Chiesi SpA or such Sublicensee shall use a rate of exchange which corresponds to the rate of exchange for such currency reported in The Wall Street Journal, Internet U.S. Edition at www.wsj.com as of the last day of the applicable reporting period (or, if unavailable on such date, the first date thereafter on which such rate is available).
Section 9.17 Late Payments. If either Party, its Affiliates, or their Sublicensees fail to pay any payment under this Agreement by the date when such payment is due, then, without limiting any other right or remedy of the other Party, such late payment shall be paid together with interest thereon [***].
Section 9.18 Records and Audits. Each Party and its Affiliates shall keep complete and accurate records of the items underlying Development Costs, Allowable Expenses, Other Income, Net Sales, Commercial Milestone Payments, royalties, [***], Third Party IP Costs, the Development Reconciliation Procedures and the P&L Reconciliation Procedures, and any other elements required to prepare the reports or calculate payments required hereunder (collectively, the “Reconciliation Procedures”), and any other payments under this Agreement. Each Party and its Affiliates will keep such books and records for at least [***] years following the Calendar Year to which they pertain. Each Party will have the right annually at its own expense to have an independent, certified public accountant, selected by such Party and reasonably acceptable to the other Party, review any such records of the other Party and its Affiliates in the location(s) where such records are maintained by the other Party or its Affiliates upon [***] days prior written notice and during regular business hours and under obligations of confidence, for the sole purpose of verifying the basis and accuracy of payments made hereunder and the Reconciliation Procedures, and any other payments due under this Agreement, within the prior [***] period. If the review of such records reveals that the other Party has failed to accurately report information pursuant to its payment obligations or the Reconciliation Procedures, or make any payment (or portion thereof) required under this Agreement, then the other Party shall promptly pay to the auditing Party any underpaid amounts due under this Agreement, together with interest. Once a Party has conducted a review and audit of the other Party pursuant to this Section 9.18 in respect of any given period, it may not subsequently re-inspect the other Party’s or its Affiliates’ records in respect of such period, unless a subsequent audit of a separate reporting period uncovers fraud on the part of the audited Party that is reasonably expected to have been occurring during the prior audited period. [***]. The auditing Party will hold in strict confidence all information received from the accountant, except to the extent necessary to enforce its rights under this Agreement or to the extent required to comply with any law, regulation or judicial order. The accountant shall provide its audit report and in addition to the report its basis for any determination, to the audited Party and its Affiliates, as applicable, at the time the report is provided to auditing Party before it is considered final. The audited Party and its Affiliates, as applicable, shall have the right to request a further determination by such accountant as to matters which are disputed within [***] days following receipt of such report. The audited Party and its Affiliates will provide the accountant with a reasonably detailed statement of the grounds upon which it disputes any findings in the audit report and the accountant shall undertake to complete such further determination within [***] days after the dispute notice is provided, which determination shall be limited to the disputed matters. In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by the audited Party and its Affiliates the underpaid or overpaid amount shall be settled promptly. If any such discrepancies are an underpayment of amounts due under this Agreement greater than [***] of the amounts actually due for any Calendar Year, the audited Party shall pay all reasonable costs incurred in conducting such review.
Section 9.19 Tax Matters.
9.19.1 Tax Withholding. Each Party shall be entitled to deduct and withhold from any amounts payable under this Agreement such taxes as are required to be deducted or withheld therefrom under any provision of applicable Law. The Party that is required to make such withholding will: (a) deduct those taxes from such payment; (b) timely remit the taxes to the proper taxing authority; and (c) send evidence of the obligation together with proof of tax payment to the other Party on a timely basis following that tax payment; provided, however, that before making any such deduction or withholding, the withholding Party shall give the other Party notice of the intention to make such deduction or withholding (such notice, which shall include the authority, basis and method of calculation for the proposed deduction or withholding, shall be given at least a reasonable period of time before such deduction or withholding is required, in order for such other Party to obtain reduction of or relief from such deduction or withholding). Each Party and any other recipient of payments under this Agreement shall provide to the other Party, at the time or times reasonably requested by such other Parties or as required by applicable Law, such properly completed and duly executed documentation (for example, IRS Forms W-8 or W-9) as will permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for taxes; provided that Gossamer shall procure and provide to Chiesi, at the time or times reasonably requested or as required by applicable Law, any such documentation with respect to Pulmokine. The Parties agree that any taxes so deducted shall for all purposes of this Agreement be deemed to have been paid to the other Party. Each Party agrees to use commercially reasonable efforts to cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect to ensure that any amounts required to be withheld pursuant to this Section 9.19.1 are reduced in amount to the fullest extent permitted by applicable Laws.
9.19.2 Indirect Taxes. The Parties shall reasonably cooperate in accordance with applicable Laws to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes (“Indirect Taxes”)) in connection with this Agreement. Any consideration or remuneration due under this Agreement is exclusive of Indirect Taxes. If any Indirect Taxes will be chargeable on any of the transactions contemplated under this Agreement and is payable to the respective tax authority by the Party making the supply or providing the service for Indirect Tax purposes, upon receipt of a valid invoice in accordance with the applicable laws from the supplying or service providing Party, the other Party shall pay such Indirect Taxes in addition to the consideration or remuneration otherwise due.
9.19.3 Tax Action Gross-up. Notwithstanding anything in the foregoing to the contrary, if either Party or its assignee (such Party, the “Acting Party”, and the other Party or its assignee, the “Non-Acting Party”) redomiciles or assigns this Agreement (such action, a “Tax Action”) and if as a result of such Tax Action, such Acting Party is required by applicable Law to withhold taxes from or in respect of any amount payable under this Agreement or any other agreement entered into pursuant to this Agreement, and such withholding taxes exceed the amount of withholding taxes that would have been applicable if such Tax Action had not occurred, then any such amount payable shall be increased to take into account such increased withholding taxes as may be necessary so that, after making all required withholdings (including any interest or penalties imposed in respect of such increased withholding taxes and any additional withholdings on any increased amounts payable under this Section 9.19.3), the Non-Acting Party receives an amount equal to the sum it would have received had no such Tax Action occurred; provided, however, that the Acting Party will have no obligation to pay any additional amount under the immediately preceding clause to the extent that such increased withholding tax would not have been imposed but for (a) a Tax Action taken by the Non-Acting Party after the initial action by the Acting Party described in the first sentence of this Section 9.19.3 or (b) the failure by the Non-Acting Party to comply with the requirements of Section 9.19.1.
9.19.4 Withholding Indemnity. If a Governmental Authority determines that the payor Party (or deemed payor for U.S. federal income tax purposes) failed to withhold or underwithheld from any payment (or deemed payment) made to the payee Party pursuant to this Agreement, then, except to the extent that additional amounts are or would have been required to be paid by the payor Party to the payee Party under Section 9.19.3, the payee Party shall be liable for the failure to withhold or the amount underwithheld, together with any interest and penalties imposed with respect to such failure to withhold or underwithholding, and shall indemnify and hold harmless the payor Party (or deemed payor for U.S. federal income tax purposes) from any and all liabilities, claims and losses with respect to such failure to withhold or underwithholding; provided that any indemnification pursuant to this Section 9.19.4 shall be governed pursuant to the procedures set forth in Section 13.4; provided, further, that the payee Party shall have no indemnification obligation under this Section 9.19.4 if the failure to withhold or underwithholding is due to gross negligence, intentional misconduct or violation of Law (excluding for this purpose any violation of Law arising from the agreed tax reporting conventions set forth in Schedule 9.19.5) by the payor Party.
9.19.5 Tax Partnership. The Parties intend and agree that the Commercialization and Manufacturing activities as contemplated by this Agreement for the U.S. Territory shall, solely for U.S. tax purposes, constitute and be reported as a partnership within the meaning of Section 7701(a)(2) of the Code with each of Gossamer U.S. and Chiesi U.S. as partners (the “Tax Partnership”). The Parties shall take no position inconsistent with the Partnership Principles attached hereto as Schedule 9.19.5 and agree to cooperate, and to cause their respective Affiliates to cooperate, in good faith with respect to all U.S. tax matters (including

U.S. tax audits) that are reasonably necessary to carry out their intent as described in this Section 9.19.5. The Parties further agree that they do not intend that any Development activities as contemplated by this Agreement be treated as partnership activities for U.S. tax purposes in any way. If the Parties are unable to reach agreement on any U.S. tax matter that is reasonably necessary to carry out their intent as described in this Section 9.19.5, then such matter shall be promptly referred to a Third Party Expert for resolution, which resolution shall be consistent with this Section 9.19.5 and the Partnership Principles. For clarity, the Third Party Expert referred to in the preceding sentence shall be an independent certified public accountant.
9.19.6 Cooperation. The Parties shall use commercially reasonable efforts to cooperate with each other to minimize any adverse tax consequences that may arise with regard to the transactions contemplated by this Agreement and related agreements, including furnishing to the other Party, as promptly as practicable, information regarding the tax profile and operating activities of any Affiliate involved in the U.S. Commercialization Plan as is reasonably requested by the other Party.
ARTICLE 10
INTELLECTUAL PROPERTY
Section 10.1 Ownership of Intellectual Property.
10.1.1 General. All determinations of inventorship of inventions and discoveries, and ownership of intellectual property rights therein, that are created, conceived of or reduced to practice in the performance of a Party’s rights or obligations under this Agreement (collectively, “Inventions”) will be determined in accordance with U.S. patent law and as if all relevant activity took place in the United States.
10.1.2 Sole Inventions. Gossamer shall solely own all Inventions, other than Improvements and Combination Product Inventions, that are solely invented, created, or conceived by or on behalf of Gossamer, its Affiliates or Sublicensees (“Gossamer Sole Inventions”). Patent Rights claiming Gossamer Sole Inventions shall constitute Gossamer Patent Rights and Gossamer’s rights to such Gossamer Sole Inventions shall be, and hereby are, included in the license grants to Chiesi pursuant to Section 3.1, subject to the terms and conditions of this Agreement. Chiesi shall solely own all Inventions, other than Improvements and Combination Product Inventions, that are solely invented, created or conceived by or on behalf of Chiesi, its Affiliates or Sublicensees (“Chiesi Sole Inventions”).
10.1.3 Joint Inventions.
(a) Inventions that are not Improvements or Combination Product Inventions and are created, conceived, or reduced to practice jointly by or on behalf of Chiesi, its Affiliates or Sublicensees and by or on behalf of Gossamer, its Affiliates or Sublicensees are referred to as “Joint Inventions” and will be solely owned by Gossamer. Chiesi shall assign and hereby does assign all of its right, title and interest in and to any and all Joint Inventions, throughout the world, to Gossamer.

(b) Each Party will promptly, but in no event later than [***] inform the other Party of such Joint Invention. Information provided with respect to such Joint Inventions will be in reasonable detail but in any event shall be sufficient to permit an understanding of the nature of such Joint Inventions by a practitioner reasonably skilled in the relevant technical or scientific area.
10.1.4 Combination Product Inventions. With respect to Combination Product Inventions, notwithstanding anything to the contrary in this Agreement, ownership of such Combination Product Inventions will follow inventorship as described in Section 10.1.1; provided that, [***] and (b) [***], in each case, promptly following such notification and prior to either Party filing any Patent Right that Covers such Joint Combination Product Invention. Each Party will immediately notify the other Party in writing of each Combination Product Invention created, conceived, or reduced to practice by such Party.
10.1.5 Improvements. Improvements created, conceived, reduced to practice, discovered, developed or otherwise made solely by or on behalf of Chiesi, its Affiliates or Sublicensees, solely by or on behalf of Gossamer or its Affiliates, or jointly by or on behalf of Chiesi, its Affiliates or Sublicensees and Gossamer, its Affiliates or Sublicensees will be [***]
Section 10.2 Prosecution and Maintenance of Gossamer Patent Rights.
10.2.1 Right to Prosecute. Gossamer shall have the first right to Prosecute and Maintain all Gossamer Patent Rights in the Territory; provided that [***], such consent not to be unreasonably withheld, conditioned, or delayed. The Parties shall work together to determine in which countries or jurisdictions the Gossamer Patent Rights will be filed and, [***]. Chiesi shall reasonably cooperate with Gossamer’s requests for data, affidavits, and other information and assistance to support the Prosecution and Maintenance of the Gossamer Patent Rights. Gossamer shall keep Chiesi reasonably informed, in-person or by telephone or email, regarding the status of such Prosecution and Maintenance of the Gossamer Patent Rights, and Gossamer shall promptly upon receipt forward to Chiesi copies of any significant office actions, communications, and correspondence relating to the Gossamer Patent Rights. Chiesi shall have the right to comment on and to discuss the Prosecution and Maintenance of the Gossamer Patent Rights with Gossamer, and Gossamer shall [***] all reasonable comments provided by Chiesi with respect to Patent Rights Covering Joint Inventions and with respect to the Gossamer Patent Rights. Chiesi will fully cooperate with Gossamer in connection with the Prosecution and Maintenance, including in relation to the Unified Patent Court and Unitary Patent in Europe or equivalent foreign patent authority, of the Gossamer Patent Rights, including by providing access to relevant persons and executing all documentation reasonably requested by Gossamer within the timeframe reasonably requested by Gossamer.
10.2.2 Backup Right to Prosecute. In the event that Gossamer decides it no longer intends to Prosecute and Maintain any Gossamer Patent Right in any country or group of countries, intends to allow any Gossamer Patent Rights to lapse in any country or group of countries, intends to abandon any Gossamer Patent Right in any country or group of countries, and, in each case, does not intend to Prosecute and Maintain a continued prosecution applications, continuation applications, divisional, or continuation-in-part applications or the like with respect to any such Gossamer Patent Right (each, a “Potential Transfer Gossamer Patent Right”), then:
(a) Gossamer shall provide Chiesi with reasonable notice of such decision so as to permit Chiesi to decide whether to Prosecute and Maintain such Potential Transfer Gossamer Patent Right and to take any necessary action prior to the next deadline for any action that may be taken with respect to such Potential Transfer Gossamer Patent Right with the foreign patent office;
(b)    Chiesi, [***] may assume control [***] of the Prosecution and Maintenance of such Potential Transfer Gossamer Patent Rights [***];
(c)    Chiesi shall [***] or (ii) [***];
(d)    Gossamer shall assist and cooperate with Chiesi’s reasonable requests to support the Prosecution and Maintenance of such Potential Transfer Gossamer Patent Rights; and
(e)    If Chiesi elects not to Prosecute and Maintain such Potential Transfer Gossamer Patent Right, Gossamer may either continue Prosecution or Maintenance of such Potential Transfer Gossamer Patent Right or it may abandon such Potential Transfer Gossamer Patent Right in accordance with Section 10.2.3.
10.2.3 Step-In Right. Notwithstanding the foregoing, if Gossamer decides it no longer intends to share costs in accordance with Section 10.2.5 with respect to any Potential Transfer Gossamer Patent Right owned (as opposed to in-licensed) by Gossamer (each, an “Gossamer Abandoned Patent Right”), then:
(a) prior to Gossamer actually abandoning such Potential Gossamer Patent Right or ceasing to share costs, Gossamer shall provide Chiesi with reasonable notice of such decision so as to permit Chiesi to decide whether to Prosecute and Maintain such Gossamer Abandoned Patent Right and to take any necessary action (which notice shall, in any event, be given no later than [***] days prior to the next deadline for any action that may be taken with respect to such Gossamer Abandoned Patent Right with the foreign patent office);
(b) Chiesi, may assume control of the Prosecution and Maintenance of such Gossamer Abandoned Patent Rights and in the event Chiesi does assume such control, (i) [***] (ii) [***] and (iii) [***];
(c) Chiesi shall have the right to transfer the responsibility for such Prosecution and Maintenance of such Gossamer Abandoned Patent Rights to patent counsel (outside or internal) selected by Chiesi; and
(d) Gossamer shall assist and cooperate with Chiesi’s reasonable requests to support the Prosecution and Maintenance of such Gossamer Abandoned Patent Rights.

10.2.4 Notwithstanding the foregoing, a Gossamer Patent Right that is abandoned by Gossamer in favor of a continued prosecution application, continuation application divisional, or continuation-in-part application or other existing Patent Rights in a country shall not be deemed to be a Potential Transfer Gossamer Patent Right.
10.2.5 Costs. Subject to Section 10.2.3(b), the costs of Prosecution and Maintenance of the Gossamer Patent Rights in the U.S. Territory and in the ROW Territory shall be [***].
Section 10.3 Enforcement of Gossamer Patent Rights.
10.3.1 Notification. Each Party will notify the other promptly in writing when any infringement of a Gossamer Patent Right by a Third Party is uncovered or reasonably suspected.
10.3.2 Right to Enforce. As between the Parties, Gossamer shall have the first right, but not the obligation, to enforce the Gossamer Patent Rights against any infringement or alleged infringement thereof, and shall at all times keep Chiesi informed as to the status thereof. Gossamer may, at its own expense, institute suit against any such infringer or alleged infringer and control and defend and settle such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards, or settlements resulting therefrom, subject to Section 10.7. Chiesi shall reasonably cooperate in any such litigation upon Gossamer’s request (including joining or being named a necessary party thereto), at Gossamer’s expense. Gossamer shall not enter into any settlement of any claim described in this Section 10.3.2 that results in any liability on the part of Chiesi, requires an admission of liability, wrongdoing or fault on the part of Chiesi, admits to the invalidity, non-infringement, narrowing of scope, or unenforceability of any Gossamer Patent Right or otherwise materially impairs Chiesi’s rights under this Agreement, without Chiesi’s prior written consent, in each case, such consent not to be unreasonably withheld, delayed or conditioned.
10.3.3 Step-In Right. If Gossamer elects not to enforce any Gossamer Patent Right, then it shall so notify Chiesi in writing within [***] of receiving notice (or such shorter period as may be necessary to prevent exhaustion of a statute of limitations (or laches) applicable to such infringement, or to accommodate a legally imposed deadline under the Hatch-Waxman Act or the equivalent thereof), and Chiesi may, [***], take steps to enforce any such Gossamer Patent Right and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover any damages, awards, or settlements resulting therefrom, subject to Section 10.7; provided that prior to taking such steps to enforce such Gossamer Patent Right, Chiesi shall in [***]. Gossamer shall reasonably cooperate in any such litigation upon Chiesi’s reasonable request (including joining or being named a necessary party thereto), at Chiesi’s expense. Chiesi shall not enter into any settlement of any claim described in this Section 10.3.3 that results in any liability on the part of Gossamer, requires an admission of liability, wrongdoing, or fault on the part of Gossamer, admits to the invalidity, non-infringement, narrowing of scope, or unenforceability of any Gossamer Patent Rights or otherwise materially impairs Gossamer’s rights under this Agreement without Gossamer’s prior written consent, such consent not to be unreasonably withheld, delayed, or conditioned.

10.3.4 Cooperation with Respect to Enforcement. Irrespective of which Party controls an action pursuant to this Section 10.3, the Parties will discuss in good faith the enforcing Party’s choice of counsel with respect to such enforcement action and the enforcing Party will consider in good faith the comments of the other Party with respect to strategic decisions and their implementation with respect to such action. In furtherance of the foregoing, the Party initiating or defending any such enforcement action shall keep the other Party reasonably informed of the progress of any such enforcement action, and such other Party shall have the individual right to join the suit and participate with counsel of its own choice at its own expense.
Section 10.4 Prosecution and Maintenance of Chiesi Patent Rights.
10.4.1 Right to Prosecute. Chiesi shall have the first right to Prosecute and Maintain all Chiesi Patent Rights (including, without limitation, deciding on any litigation strategy including without limitation selecting Chiesi Patent Rights for enforcement or jurisdictions for enforcement of such Chiesi Patent Rights). Gossamer shall reasonably cooperate with Chiesi’s requests for data, affidavits, and other information and assistance to support Prosecution and Maintenance of the Chiesi Patent Rights. Chiesi shall keep Gossamer reasonably informed, in-person or by telephone or email, regarding the status of such Prosecution and Maintenance of the Chiesi Patent Rights, and Chiesi shall promptly upon receipt forward to Gossamer copies of any significant office actions, communications, and correspondence relating to the Chiesi Patent Rights. Gossamer shall have the right to comment on and to discuss the Prosecution and Maintenance associated with the Chiesi Patent Rights with Chiesi, and Chiesi shall consider the same in good faith. Gossamer will fully cooperate with Chiesi in connection with the Prosecution and Maintenance, including in relation to the Unified Patent Court and Unitary Patent in Europe, of the Chiesi Patent Rights, including by providing access to relevant persons and executing all documentation reasonably requested by Chiesi within the timeframe reasonably requested by Chiesi.
10.4.2 Step-In Right. Chiesi shall notify Gossamer as to its decision not to continue to Prosecute and Maintain of any Chiesi Patent Rights in any country in which it was filed. Chiesi will provide such notices at least [***] days prior to any filing or payment due date, or any other due date that requires action, in connection with such Chiesi Patent Rights. Thereafter, Gossamer may, upon written notice to Chiesi, and at Gossamer’s sole cost (which shall not be shared by the Parties in accordance with Section 10.4.3), control the Prosecution and Maintenance of such Chiesi Patent Rights thereafter.
10.4.3 Costs. The costs of Prosecuting and Maintaining the Chiesi Patent Rights in the U.S. Territory and in the ROW Territory shall be [***].
Section 10.5 Enforcement of Chiesi Patent Rights.
10.5.1 Notification. Each Party will notify the other promptly in writing when any infringement of a Chiesi Patent Right by a Third Party is uncovered or reasonably suspected in the Territory.

10.5.2 Right to Enforce. As between the Parties, Chiesi shall have the first right, but not the obligation, to enforce the Chiesi Patent Rights against any infringement or alleged infringement thereof in the Territory, and shall at all times keep Gossamer informed as to the status thereof. Chiesi may, [***], institute suit against any such infringer or alleged infringer and control and defend and settle such suit in a manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Section 10.7. Gossamer shall reasonably cooperate in any such litigation upon Chiesi’s request (including joining or being named a necessary party thereto), at Chiesi’s expense. Chiesi shall not enter into any settlement of any claim described in this Section 10.5.2 that results in any liability on the part of Gossamer, requires an admission of liability, wrongdoing or fault on the part of Gossamer, admits to the invalidity, non-infringement, narrowing of scope, or unenforceability of any Chiesi Patent Rights in the Territory or otherwise materially impairs Gossamer’s rights under this Agreement, without Gossamer’s prior written consent, in each case, such consent not to be unreasonably withheld, delayed or conditioned.
10.5.3 Step-In Right. If Chiesi elects not to enforce any Chiesi Patent Rights against any infringement or alleged infringement thereof in the Territory by a Third Party [***] (a “Competing Product”), then it shall so notify Gossamer in writing within 60 days of receiving notice (or such shorter period as may be necessary to prevent exhaustion of a statute of limitations (or laches) applicable to such infringement, or to accommodate a legally imposed deadline under the Hatch-Waxman Act or the equivalent thereof), and Gossamer may, at its own expense, take steps to enforce any such patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover any damages, awards or settlements resulting therefrom, subject to Section 10.7; provided that prior to taking such steps to enforce such patent, Gossamer shall in good-faith consider the interests of Chiesi with respect to the decision to enforce such patent. Chiesi shall reasonably cooperate in any such litigation upon Gossamer’s request (including joining or being named a necessary party thereto), at Gossamer’s expense. Gossamer shall not enter into any settlement of any claim described in this Section 10.5.3 that results in any liability on the part of Chiesi, requires an admission of liability, wrongdoing or fault on the part of Chiesi, admits to the invalidity, non-infringement, narrowing of scope, or unenforceability of any Chiesi Patent Rights in the Territory or otherwise materially impairs Chiesi’s rights under this Agreement without Chiesi’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned.
10.5.4 Cooperation with Respect to Enforcement. Irrespective of which Party controls an action pursuant to this Section 10.5, the Parties will discuss in good faith the enforcing Party’s choice of counsel with respect to such enforcement action and the enforcing Party will consider in good faith the comments of the other Party with respect to strategic decisions and their implementation with respect to such action. In furtherance of the foregoing, the Party initiating or defending any such enforcement action shall keep the other Party reasonably informed of the progress of any such enforcement action, and such other Party shall have the individual right to join the suit and participate with counsel of its own choice at its own expense.

Section 10.6 Patent Term Extensions and Filings for Regulatory Exclusivity Periods. The Parties will discuss in good faith [***]; provided that [***] (provided, further, that [***]) and [***]. Each filing Party will keep the other Party informed regarding its plans and timelines [***] with respect to Gossamer Patent Rights or Chiesi Patent Rights. The Parties will discuss [***] provided that [***] (provided, further, that [***]) and [***]. The costs incurred in the conduct of activities under this Section 10.6 [***], to be reimbursed at the end of any Calendar Quarter in which such expenses were incurred following the applicable Party’s receipt of an invoice for such amount.
Section 10.7 Recovery. Except as otherwise agreed by the Parties in writing, the costs and expenses of the Party bringing suit under Section 10.3 or Section 10.5 shall be borne by such Party, and any damages, settlements or other monetary awards recovered shall be shared as follows: [***]
(a) [***]
(b) [***]
(c) [***]
(d) [***]
Section 10.8 Defense of Third Party Claims. If either: (a) any Licensed Product Exploited by or under authority of either Party becomes the subject of a Third Party’s claim or assertion of infringement of a patent relating to the Exploitation of such Licensed Product in the Field in the Territory; or (b) a declaratory judgment action is brought naming either Party as a defendant and alleging non-infringement, invalidity or unenforceability of any of the Gossamer Patent Rights or Chiesi Patent Rights, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action. Subject to ARTICLE 13, unless the Parties otherwise agree in writing, each Party shall have the right to defend itself against a suit that names it as a defendant (the “Defending Party”). If Gossamer is named in such legal action but not Chiesi, then Chiesi shall have the right to join, at its own expense, any such legal action and to be represented in such action by its own counsel; and if Chiesi is named in such legal action but not Gossamer, then Gossamer shall have the right to join, at its own expense, any such legal action and to be represented in such action by its own counsel. Neither Party shall enter into any settlement of any claim described in this Section 10.8 that admits to the non-infringement, invalidity, narrowing of scope or unenforceability of the Gossamer Patent Rights or Chiesi Patent Rights or this Agreement, incurs any liability on the part of the other Party, or requires an admission of liability, wrongdoing or fault on the part of the other Party, without such other Party’s prior written consent, [***] In any event, the other Party shall reasonably assist the Defending Party and cooperate in any such litigation at the Defending Party’s request and the Defending Party shall reimburse the other Party’s reasonable Out-of-Pocket Costs associated therewith.

Section 10.9 Product Name; Product Marks.
10.9.1 Product Name. The Parties will discuss in good faith and use reasonably efforts to decide upon a product name for the Licensed Products in the Territory. In the event that, despite use of such good faith and reasonable efforts, the Parties cannot decide upon such product name, then [***].
10.9.2 Product Marks. Gossamer will own all Product Marks used in the U.S. Territory, and Chiesi will own all Product Marks used in the ROW Territory. The costs of obtaining and maintaining the Product Marks in the U.S. Territory shall [***].
Section 10.10 Patent Marking. Parties will mark, and will cause all other Selling Parties to mark, the Licensed Product(s) with all relevant Gossamer Patent Rights and Chiesi Patent Rights in accordance with applicable Law, which marking obligation will continue for as long as (and only for as long as) required under applicable Law.
Section 10.11 Corporate Marks. Chiesi will have the right, at its discretion and to the extent permitted under applicable Law, to include Chiesi’s Corporate Marks on all promotional and sales literature and packaging related to Licensed Products in the U.S. Territory and the ROW Territory. Gossamer will have the right, at its discretion and to the extent permitted under applicable Law, to include Gossamer’s Corporate Marks on all promotional and sales literature and packaging related to Licensed Products in the U.S. Territory and the ROW Territory. To the extent that the cooperation of the Parties is necessary or reasonably useful to include a Party’s Corporate Marks on such literature or packaging, each Party will provide such cooperation to the other Party.
ARTICLE 11
DATA PRIVACY
Section 11.1 Warranties; Fair and Lawful Processing.
11.1.1 Compliance. Chiesi and Gossamer shall each comply with their respective obligations under all applicable Data Protection Laws in connection with the conduct of activities under this Agreement and each shall act as an independent Data Controller with respect to the Processing of Personal Data they each undertake pursuant to this Agreement.
11.1.2 Data Privacy Representations, Warranties, and Covenants. Gossamer represents and warrants, as of the Effective Date, that it has provided an appropriate data privacy notice and, if legally required, obtained appropriate consent from the Data Subjects whose Personal Data under this Agreement is being shared with the other Party, that such notice, including all disclosures required under applicable Data Protection Laws, and processes data lawfully including, if legally required where consent is its legal basis for processing or is required for the transfer of data pursuant to the Agreement, by obtaining freely given, specific, informed and unambiguous appropriate consent from the Data Subjects whose Personal Data under this Agreement is being shared with the other Party, that such notice, consent or other (and lawful basis consent if appropriate) for processing is in accordance with applicable Data

Protection Laws, and allows for the desired use and disclosure of such Personal Data under this Agreement. If (i) a Party learns that it has provided Personal Data under this Agreement that may not be shared pursuant to a consent or notice; or (ii) a Party reasonably believes that Data Protection Laws require that any notice be sent to any Data Subject by the other Party in connection with the collection, Processing, use or disclosure of Personal Data under or pursuant to this Agreement, then in each case ((i) – (ii)), such Party shall promptly notify the other Party and the Parties shall discuss in good faith whether any such notice is required to enable either Party to comply with its obligations under Data Protection Laws, in which case the disclosing Party shall be responsible for preparing and shall use reasonable efforts to provide (or procuring the provision of) such notice to Data Subjects.
11.1.3 Security Measures. In relation to the Processing each Party undertakes under this Agreement, the Parties shall implement and maintain appropriate technical and organizational security measures that are consistent with current good industry practice to protect Personal Data Processed under this Agreement against accidental or unlawful destruction or loss, alteration (including corruption), unauthorized disclosure, use or access, and against all other unlawful forms of Processing, taking into account the risks presented by the Processing.
Section 11.2 Data Subjects’ Rights.
11.2.1 Responsible Party. The Parties agree that the responsibility for complying with Data Subjects Requests falls to the Party receiving the Data Subject Request in respect of the Personal Data held and under the responsibility of that Party as Data Controller.
11.2.2 Cooperation. The Parties agree to cooperate and provide reasonable assistance as is necessary to each other to enable them to comply with applicable Data Protection Laws, comply with Data Subject Requests, and respond to any other queries or complaints from Data Subjects or supervisory authorities in connection with Personal Data Processed pursuant to this Agreement.
Section 11.3 Data Transfers.
11.3.1 In Europe. In respect of Personal Data to which European Data Protection Laws applies, prior to any transfer of such data outside the European Economic Area or United Kingdom, excluding transfer to countries approved as providing adequate protection for Personal Data by the European Commission or UK government (as applicable) from time to time, the Parties will, prior to any such transfer the Parties will execute and each Party will comply with its respective obligations set out in the Standard Contractual Clauses together with any applicable UK Addendum; provided that (i) such Standard Contractual Clauses and UK Addendum are still a valid means of transfer; and (ii) the Parties have assessed the risk of the transfers under such Standard Contractual Clauses and addendum taking into account the data in question, the destination countries and intended Processes as acceptable having conducted a risk assessment.
11.3.2 In the PRC. To the extent that either Party will transfer any Personal Data or other information or data that is subject to restrictions on cross-border transfers outside of the PRC under applicable law (“PRC Data”), such Party warrants, represents, and undertakes to the other Party that: (a) it has given and shall give all relevant notices and obtained all necessary consents, and taken all other such steps, as required under applicable Data Protection Laws, included but not limited to the China Personal Information Protection Law, to permit and facilitate the transfer, access, and use (as anticipated by the Agreement) of the PRC Data outside of the PRC; and (b) it shall not at any time provide to the other Party any PRC Data or any other information or data that cannot under any applicable laws be transferred or accessed outside of the PRC. Where required for transfers agreed to by the Parties, the Parties shall in good faith negotiate any contractual clauses required by law such as the Standard Contractual Clauses issued by the Cyberspace Administration of China. For the purposes of this clause, “PRC” means the People’s Republic of China excluding Hong Kong SAR, Macau SAR, and Taiwan.
Section 11.4 Security Incident Affecting Personal Data.
11.4.1 Compliance with Data Security Incident Laws. In the event a Party suffers a Security Incident Affecting Personal Data, such Party shall comply with Data Protection Laws, including, if applicable, with any obligations to notify data protection supervisory authorities, Data Subjects or other regulatory bodies as required by applicable Law.
11.4.2 Notification. To the extent that a Party suffers a Security Incident Affecting Personal Data that (i) has an impact on the activities conducted under the Agreement or (ii) relates to Personal Data Processed in connection with this Agreement which has been shared with such Party, such Party suffering the Security Incident Affecting Personal Data shall notify the other Party about such Security Incident Affecting Personal Data without undue delay and, in any event, no longer than 48 hours from discovery of any confirmed or suspected Security Incident Affecting Personal Data. Each Party shall provide reasonable assistance to the other Party to enable the other Party to comply with its obligations under applicable Data Protection Laws, which may include providing such reasonable information, on the other Party’s reasonable request, as is required to enable such other Party to meet any obligations (including timelines) to report or inform Data Subjects of the Security Incident Affecting Personal Data under the applicable Data Protection Laws. Additionally, each Party shall use Commercially Reasonable Efforts to promptly and thoroughly investigate all incidents of unauthorized access to, use, or disclosure of Personal Data.
Section 11.5 Cooperation. Each Party shall provide the other Party with such assistance as may be reasonably requested by the other Party in responding to requests from Data Subjects or supervisory authorities, conducting data protection impact assessments, the provision of information relating to Personal Data Processed in connection with this Agreement, including providing copies of any relevant template fair Processing notices or consent forms provided to Data Subjects, and contacting Clinical Trial sites, investigators or other Subcontractors of the relevant disclosing Party to the extent required to enable the requesting Party to comply with its obligations under Data Protection Laws in relation to the Processing of Personal Data in connection with this Agreement.
Section 11.6 Modifications. Each Party agrees to promptly negotiate and agree in good faith regarding any modifications or supplements to this Agreement, which may include entering into one or more additional data Processing agreement(s), data transfer agreement(s) or joint controller agreement(s), upon the other Party’s request, to the extent required for the Parties to collect, Process and disclose Personal Data in connection with the Agreement in compliance with applicable Data Protection Law, including:
11.6.1 to address changes to or the legal interpretation of Data Protection Laws;
11.6.2 to comply with the Data Protection Laws, any national legislation implementing it and any guidance on the interpretation of their respective provisions;
11.6.3 if the safeguards, mechanisms or findings of adequacy relied upon in relation to the transfer of Personal Data outside the European Economic Area or the United Kingdom are invalidated or amended;
11.6.4 if changes to the membership status of a country in the European Union or the European Economic Area require such modification;
11.6.5 if a Party Processes Personal Data on behalf of the other; or
11.6.6 if the Parties jointly determine the purposes and means of Processing or are otherwise considered to be joint controllers under Data Protection Law with respect to such Personal Data.
ARTICLE 12
REPRESENTATIONS AND WARRANTIES
Section 12.1 Mutual Representations and Warranties. Gossamer represents and warrants to Chiesi and Chiesi represents and warrants to Gossamer, as of the Effective Date that:
(a) it is duly organized, validly existing and in good standing under the Law of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
(b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the individual executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;
(c) it shall comply with all applicable Law (including applicable Law relating to data protection and privacy) and Anti-Corruption Laws in connection with the performance of its rights, duties and obligations under this Agreement;
(d) this Agreement is legally binding upon it and enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations or exclusions of liability, competition laws, penalties and jurisdictional issues including conflicts of laws);

(e) the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party (including its organizational documents) or by which it may be bound, nor violate any applicable Law;
(f) all consents, approvals and authorizations from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained; and
(g) neither such Party nor, to the actual knowledge of such Party, any employee, agent or Subcontractor of such Party involved or to be involved in the Exploitation of the Licensed Compound or the Licensed Products has been debarred under Subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 USC §§ 335a).
Section 12.2 Additional Chiesi Representations and Warranties and Covenants. Chiesi represents, warrants and covenants to Gossamer:
(a) neither it nor its Affiliates nor, to its Knowledge, its Third Party independent contractors, have used, nor will its or its Affiliates use, and it will require its and their Third Party independent contractors not to use, in connection with Licensed Compound or the Licensed Products any Person that has been or is debarred pursuant to Section 306 of the FDCA or its non-U.S. equivalents or excluded or the subject of debarment or exclusion proceedings by any Governmental Authority;
(b) Chiesi will maintain, general liability insurance with limits not less than those reasonably suited to address claims that could reasonably arise from the Development, Manufacture and Commercialization of pharmaceutical products [***] and, upon Gossamer’s reasonable written request, Chiesi will provide Gossamer with evidence of Chiesi’s insurance;
(c) Chiesi will conduct its Development, Manufacturing, and Commercialization activities relating to the Licensed Compound or Licensed Products in accordance with Law [***];
(d) it has established and maintains reasonable internal policies and controls, including codes of conduct and ethics and reasonable reporting requirements, intended to ensure compliance with Anti-Corruption Laws and other applicable Law, to the extent applicable to it under the laws of the jurisdiction of its incorporation, including healthcare compliance, and Data Protection Laws;
(e) Chiesi will not grant to any Third Party any rights or licenses under the Chiesi Intellectual Property that would conflict with the licenses granted to Gossamer hereunder;
(f) Chiesi has established and maintains reasonable internal policies and controls, including codes of conduct and ethics and reasonable reporting requirements, intended to ensure compliance with Anti-Corruption Laws and other applicable Law, to the extent applicable to it under the laws of the jurisdiction of its incorporation, including healthcare compliance, and Data Protection Laws;
(g) all activities conducted by or on behalf of Chiesi and its Affiliates or Sublicensees subsequent to the Effective Date in the course of the Development, Manufacture, or Commercialization of the Licensed Compounds or Licensed Product will be in compliance with all applicable Laws; and
(h) Chiesi U.S. is a “United States person” within the meaning of Section 7701(a)(30) of the Code.
Section 12.3 Additional Gossamer Representations and Warranties and Covenants. Gossamer and Gossamer Parent each represent, warrant, and covenant to Chiesi:
(a) to its Knowledge, Gossamer Controls the Gossamer Intellectual Property existing as of the Effective Date [***];
(b) as of the Effective Date, no Affiliate of Gossamer Controls any Know-How or Patent Rights that, but for such Control by such Affiliate and not by Gossamer, would be included in the Gossamer Intellectual Property under this Agreement;
(c) the Gossamer Intellectual Property includes all Know-How or Patent Rights Controlled by Gossamer or its Affiliates as of the Effective Date that are necessary or reasonably useful or actually used to Exploit the Licensed Compound or the Licensed Product as they exist as of the Effective Date for the Initial Indication and the Additional Indications in the Field in the Territory;
(d) to its Knowledge, no Third Party Know-How or Patent Rights are necessary to Exploit the Licensed Compound or the Licensed Product in the Field in the Territory as of the Effective Date other than Know-How or Patent Rights licensed to Gossamer under the Pulmokine Agreement;
(e) Gossamer has the right to grant all rights and licenses it purports to grant to Chiesi in this Agreement;
(f) the Gossamer Patent Rights are not subject to any liens or encumbrances;
(g) Gossamer shall not permit or otherwise allow any Gossamer Intellectual Property to become subject to any lien or encumbrance during the Term without the express written consent of Chiesi;
(h) Gossamer has not granted and will not grant to any Third Party any rights or licenses under the Gossamer Intellectual Property that would conflict with the licenses granted to Chiesi hereunder;

(i) to its Knowledge, no patent application or registration within the Gossamer Patent Rights as of the Effective Date is the subject of any pending interference, opposition, ex partes, or inter partes proceeding, cancellation, patent protest pursuant to 37 C.F.R. §1.291 or any other proceeding challenging the validity, patentability, ownership or inventorship of the Gossamer Patent Rights;
(j) to its Knowledge, the Gossamer Patent Rights have been filed and maintained properly and correctly, properly identify each inventor of the claims thereof and all applicable fees therefor have been paid on or before the expiration of the applicable grace period for such payment;
(k) as of the Effective Date, no claim or litigation has been brought or threatened in writing against it, or to its Knowledge, no material claim or litigation has otherwise been threatened against it, by any Third Party alleging that the Gossamer Patent Rights are invalid or unenforceable or that the Development, Manufacture, use, sale, offer for sale or importation of the Licensed Compound or the Licensed Products in the Field infringes or misappropriates or would infringe or misappropriate any right of any Third Party;
(l) as of the Effective Date, it has not become aware that any Third Party is or was infringing or misappropriating the Gossamer Intellectual Property in the Territory;
(m) Gossamer will not allow any Affiliate to conduct activities under this Agreement unless there is an agreement in effect between Gossamer and such Affiliate that requires such Affiliate to assign to Gossamer any Know-How invented in the conduct of such activities and Patent Rights Covering such Know-How;
(n) neither it nor its Affiliates nor, to its Knowledge, its Third Party manufacturers have received any notice on Form 483 or other notices of noncompliance with applicable Laws relevant to the Manufacture of a Licensed Compound or the Licensed Products in the Territory, and to its Knowledge no such entity has entered into a consent decree or similar arrangement with respect to the Manufacture of a Licensed Compound or the Licensed Products;
(o) neither it nor its Affiliates nor, to its Knowledge, its Third Party independent contractors, have used, nor will its or its Affiliates use, and it will require its and their Third Party independent contractors not to use, in connection with Licensed Compound or the Licensed Products any Person that has been or is debarred pursuant to Section 306 of the FDCA or its non-U.S. equivalents or excluded or the subject of debarment or exclusion proceedings by any Governmental Authority;
(p) to its Knowledge, it has not received any notices of violations of applicable Laws from the FDA or any other Regulatory Authority with respect to the Development, Manufacture, Commercialization or use of a Licensed Compound or the Licensed Products; provided that if Gossamer receives any such notice on or after the Effective Date it will disclose such notice to Chiesi;

(q) Gossamer will maintain, general liability insurance with limits not less than those reasonably suited to address claims that could reasonably arise from the Development, Manufacture and Commercialization of pharmaceutical products [***] and, at Chiesi’s reasonable written request, Gossamer will provide Chiesi with evidence of Gossamer’s insurance;
(r) Gossamer has established and maintains reasonable internal policies and controls, including codes of conduct and ethics and reasonable reporting requirements, intended to ensure compliance with Anti-Corruption Laws and other applicable Law, to the extent applicable to it under the laws of the jurisdiction of its incorporation, including healthcare compliance, privacy laws and Data Protection Laws;
(s) To the extent material to the Exploitation of Licensed Compounds or Licensed Products, all activities conducted by or on behalf of Gossamer prior to the Effective Date in the course of the Development, Manufacture, or use of a Licensed Compound or the Licensed Products have been in material compliance with all applicable Laws;
(t) all activities conducted by or on behalf of Gossamer, Affiliates or Sublicensees [***] in the course of the Development, Manufacture, or Commercialization of the Licensed Compounds or Licensed Product will be in compliance with all applicable Laws;
(u) [***];
(v) to its Knowledge, the licenses to Gossamer or its Affiliate in the Pulmokine Agreement are in full force and effect and Gossamer and its Affiliates and the counterparty are not in material breach under the Pulmokine Agreement;
(w) Gossamer (a) has not and will not take any action that would give the counterparty the right to terminate the Gilead Agreement or the Pulmokine Agreement and (b) has taken and will take all actions necessary to ensure that no action will be taken that would give the counterparty the right to terminate the Gilead Agreement or Pulmokine Agreement;
(x) no Know-How or Patent Rights licensed by Gossamer under the RCTR Agreement are necessary or reasonably useful, or were actually used for the Exploitation of the Licensed Compound or Licensed Products, and Gossamer will not require or use such Know-How or Patent Rights during the Term;
(y) if Gossamer or its Affiliates receives notice from Pulmokine that it is in breach of the Pulmokine Agreement, it will promptly notify Chiesi of such notice and if such breach would materially adversely affect Chiesi’s rights under this Agreement and Gossamer has not cured such breach within [***] of receiving such notice from Pulmokine, then Gossamer will discuss with Chiesi in good faith Gossamer’s approach to curing the alleged breach. In the event and to the extent that Gossamer disputes the existence of such breach (acting in good faith), either Party may by written notice escalate the matter for discussions between the Chief Executive Officers of each Party to negotiate an agreed approach to the alleged breach and, to the extent the Parties cannot reach such agreement within [***] of the receipt of such notice, the

Parties shall refer the matter for resolution in accordance with Section 16.5.3. If such breach is a breach of a payment obligation under the Pulmokine Agreement, then Chiesi shall be entitled, but not obligated, to undertake payment of the applicable underlying obligation on behalf of Gossamer as necessary to cure such payment default or breach and to offset, against amounts payable to Gossamer under this Agreement, any such payment; and
(z) Gossamer U.S. is a “United States person” within the meaning of Section 7701(a)(30) of the Code.
Section 12.4 Disclaimer. Except as otherwise expressly set forth in this Agreement, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF GOSSAMER OR ITS AFFILIATES; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. Without limiting the generality of the foregoing, except as otherwise expressly set forth in this Agreement, Gossamer disclaims any warranties with regards to: (a) the success of any study or test commenced under this Agreement; (b) the safety or usefulness for any purpose of the technology or materials it provides or discovers under this Agreement; or (c) the validity, enforceability, or non-infringement of any intellectual property rights or technology it provides or licenses to Chiesi under this Agreement. Nothing in this Agreement shall be construed as a representation made or warranty given by Gossamer that it will be successful in prosecuting any Gossamer Patent Rights, that any patents will issue based on pending applications or that any such pending applications or patents issued thereon will be valid.
ARTICLE 13
INDEMNIFICATION
Section 13.1 Indemnification by Gossamer. Gossamer shall indemnify and hold harmless Chiesi, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Chiesi Indemnified Parties”), from, against and in respect of any and all actions, damages, losses, liabilities, costs (including costs of investigation, defense), fines, penalties, government orders, taxes, expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts fees and expenses), resulting from a claim or action of a Third Party or Governmental Authority (collectively, “Losses”), incurred or suffered by the Chiesi Indemnified Parties or any of them as a result of, arising out of or directly or indirectly relating to: (a) any breach of, or inaccuracy in, any representation or warranty made by Gossamer or Gossamer Parent in this Agreement, or any breach or violation of any covenant or agreement of Gossamer in or pursuant to this Agreement; (b) (i) any Exploitation of a Licensed Compound or Licensed Product prior to the Effective Date or following the effective date of termination of this Agreement or (ii) [***] or (c) the gross negligence, intentional misconduct or violation of Law by or of Gossamer, its Affiliates and their respective directors, officers, employees and agents or any of them, except, in each case, to the extent caused by and attributable to the gross negligence, willful misconduct, or violation of Law of or by Chiesi or any of the other Chiesi

Indemnified Parties, or any breach or violation of any covenant or agreement in or pursuant to this Agreement by Chiesi or any of the other Chiesi Indemnified Parties. For clarity, Losses shall not include any losses or damages sustained by any Chiesi Indemnified Party as a result of the actions described in clauses (a) through (c) of the immediately preceding sentence, except to the extent that such losses or damages are paid by a Chiesi Indemnified Party to a Third Party or Governmental Authority as a result of a claim or action of a Third Party or Governmental Authority.
Section 13.2 Indemnification by Chiesi. Chiesi shall indemnify and hold harmless Gossamer, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Gossamer Indemnified Parties”), from, against and in respect of any and all Losses incurred or suffered by the Gossamer Indemnified Parties or any of them as a result of, arising out of or directly or indirectly relating to: (a) any breach of, or inaccuracy in, any representation or warranty made by Chiesi in this Agreement, or any breach or violation of any covenant or agreement of Chiesi in or pursuant to this Agreement; or (b) the gross negligence, intentional misconduct or violation of Law by or of Chiesi, its Affiliates and their respective directors, officers, employees and agents or any of them, except, in each case, to the extent caused by and attributable to the gross negligence, willful misconduct, or violation of Law of or by Gossamer or any of the other Gossamer Indemnified Parties, or any breach or violation of any covenant or agreement in or pursuant to this Agreement by Gossamer or any of the other Gossamer Indemnified Parties. For clarity, Losses shall not include any losses or damages sustained by any Gossamer Indemnified Party as a result of the actions described in clauses (a) or (b) of the immediately preceding sentence, except to the extent that such losses or damages are paid by a Gossamer Indemnified Party to a Third Party or Governmental Authority as a result of a claim or action of a Third Party or Governmental Authority.
Section 13.3 Product Liability Costs. Except with respect to such portion (if any) of Product Liability Costs that are Losses entitled to indemnification under Section 13.1 or Section 13.2 (and for clarity, if a Third Party makes a Claim directly against Gossamer (or any of its Affiliates) or Chiesi (or any of its Affiliates), respectively, that would otherwise be indemnified by Gossamer or Chiesi, respectively, if such Claim had been made against the other Party (or any of its Affiliates), then Losses incurred by Gossamer or Chiesi in connection with such direct Claim will not be included in the calculation of Profit Liability Costs) or otherwise arise from or relate to a breach of this Agreement by a Party (including any act or omission by Affiliates, Sublicensees that would be breaches of this Agreement if conducted by such Party), all Product Liability Costs (the “Shared Product Liability Costs”) prior to expiration or termination of the Term shall be taken into account in determining [***]. The Parties will use good faith efforts to minimize the Product Liability Costs, including by timely filing insurance claims and seeking coverage under an insurance policy for activities under this Agreement in line with industry standards to the extent such policy is available to such Party. [***]
Section 13.4 Claims for General Indemnification.
13.4.1 Notice. A person entitled to indemnification under Section 13.1, Section 13.2 or Section 13.3 (an “Indemnified Party”) shall give prompt written notification to the person from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a Third Party claim for which indemnification may be sought (each, a “Claim”) or, if earlier, upon the assertion of any such Claim by a Third Party; provided, however, failure by an Indemnified Party to give notice of a Claim as provided in this Section 13.4.1 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement, except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice.
13.4.2 Defense. Within [***] days after delivery of a notice of any Claim in accordance with Section 13.4.1, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense.
13.4.3 Participation. The Party not controlling such defense may participate therein at its own expense.
13.4.4 Cooperation. The Party controlling the defense of any Claim shall keep the other Party advised of the status of such Claim and the defense thereof and shall reasonably consider recommendations made by the other Party with respect thereto. The other Party shall cooperate fully with the Party controlling such defense and its Affiliates and agents in defense of the Claim (all Out-of-Pocket Costs of such cooperation to be borne by the Party controlling such defense).
13.4.5 Settlement. The Indemnified Party shall not agree to any settlement of such Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement of such Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld.
Section 13.5 Conduct of Product Liability Claims.
13.5.1 Notification. Each of the Parties shall promptly notify the other in the event that any Third Party asserts or files any products liability claim or other action relating to alleged defects in the Licensed Product (whether design defects, manufacturing defects or defects in sales or marketing) (“Third Party Product Liability Action”) against such Party. In the event of a Third Party Products Liability Action against such a single Party, the unnamed Party shall have the right, in the unnamed Party’s sole discretion, to join or otherwise participate in such legal action with legal counsel selected by the unnamed Party and reasonably acceptable to the named Party. The Party named in such Third Party Products Liability Action shall have the right to control the defense of the action, but shall notify and keep the unnamed Party apprised in writing of such action and shall consider and take into account the unnamed Party’s reasonable interests and requests and suggestions regarding the defense of such action. In the event of a

Third Party Products Liability Action against both Parties, the Parties shall mutually agree upon which Party shall control the response to such Third Party Products Liability Action.
13.5.2 Cooperation. The non-controlling Party of a Third Party Products Liability Action shall reasonably cooperate with the controlling Party in the preparation and formulation of a defense to such Third Party Products Liability Action, and in taking other steps reasonably necessary to respond to such Third Party Products Liability Action. The controlling Party shall have the sole and exclusive right to select its counsel for the defense to such Third Party Products Liability Action. If required under applicable Law in order for the controlling Party to maintain a suit in response to such Third Party Products Liability Action, the non-controlling Party shall join as a party to the suit. The controlling Party shall assume and pay all of its own Out-of-Pocket Costs incurred in connection with any litigation or proceedings related to such Third Party Products Liability Action, including the fees and expenses of the counsel selected by it, as well as the Out-of-Pocket Costs of the non-controlling Party associated with providing assistance requested by the controlling Party or joining the suit if requested by the controlling Party or required to maintain the suit. The non-controlling Party shall also have the right to participate and be represented in any such suit by its own counsel at its own expense. The controlling Party shall not settle or compromise any Third Party Products Liability Action without the consent of the other Party, which consent shall not be unreasonably withheld.
Section 13.6 Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are necessary in order to mitigate any Losses (or potential losses or damages) under this ARTICLE 13. Nothing in this Agreement will or will be deemed to relieve any Party of any common law or other duty to mitigate any Losses incurred by it.
Section 13.7 LIMITATION OF DAMAGES. EXCEPT (A) IN THE EVENT OF FRAUD BY A PARTY OR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 14, OR (B) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 13, NEITHER PARTY NOR ANY OF ITS AFFILIATES OR (SUB)LICENSEES SHALL BE LIABLE TO THE OTHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, REMOTE, EXEMPLARY OR SPECULATIVE DAMAGES OR OTHER DAMAGES THAT ARE NOT REASONABLY FORESEEABLE.
ARTICLE 14
CONFIDENTIALITY
Section 14.1 Confidential Information.
14.1.1 Confidential Information. Each Party and its Affiliates (“Disclosing Party”) may disclose to the other Party and its Affiliates (“Receiving Party”), and Receiving Party may receive or observe during the course and conduct of activities under this Agreement, certain proprietary or Confidential Information of Disclosing Party in connection with this

Agreement. The term “Confidential Information” means all information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential or proprietary, which are transferred, disclosed or made available by Disclosing Party or at the request of Receiving Party, including any of the foregoing that the Disclosing Party has received from Third Parties. All information and materials relating to the Licensed Compound shall be deemed the Confidential Information of Gossamer during the Term and Gossamer shall be deemed the Disclosing Party with respect to such information and materials.
14.1.2 Restrictions. During the Term and for [***] years thereafter, Receiving Party will keep all Disclosing Party’s Confidential Information in confidence with the same degree of care with which Receiving Party holds its own Confidential Information (but in no event less than a reasonable degree of care). Receiving Party will not use Disclosing Party’s Confidential Information except as necessary for the performance of its obligations and exercise of its rights under this Agreement. Receiving Party has the right to disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent to Receiving Party’s Affiliates and their employees or agents who have a need to know such Confidential Information in order to perform its obligations and exercise its rights under this Agreement and who are required to comply with the restrictions on use and disclosure in this Section 14.1.2. Receiving Party will use Commercially Reasonable Efforts to cause those entities and persons to comply with the restrictions on use and disclosure in this Section 14.1.2. Receiving Party assumes responsibility for those entities and persons maintaining Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein.
14.1.3 Exceptions. Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to the extent that Receiving Party can demonstrate that the Disclosing Party’s Confidential Information: (a) was known to Receiving Party or any of its Affiliates prior to the time of disclosure by the Disclosing Party or its Affiliates; (b) is or becomes public knowledge through no fault or omission of Receiving Party or any of its Affiliates; (c) is obtained by Receiving Party or any of its Affiliates from a Third Party under no obligation of confidentiality to Disclosing Party; or (d) has been independently developed by employees, Subcontractors, consultants or agents of Receiving Party or any of its Affiliates without the use of Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records.
14.1.4 Permitted Disclosures. Receiving Party may disclose Disclosing Party’s Confidential Information to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:
(a) in order to comply with applicable Law;
(b) in order to comply with court orders, government regulations, the inquiries of Regulatory Authorities or with legal or administrative proceeding;
(c) in connection with prosecuting or defending litigation, seeking, obtaining and maintaining Regulatory Approvals and other Regulatory Filings and

Documentation and communications, and filing, prosecuting and enforcing patents in connection with Receiving Party’s rights and obligations pursuant to this Agreement;
(d) in connection with filing or prosecuting Patent Rights as permitted by this Agreement;
(e) in connection with an offering of securities or for compliance with securities law or rules of a securities exchange disclosure requirements if counsel determines that such disclosure is required;
(f) to the extent otherwise necessary or appropriate in connection with exercising the license and other rights granted to it hereunder;
(g) to Sublicensees, collaborators, Subcontractors, payors, consultants, agents and advisors (in each case either actual or prospective) on a “need-to-know” basis in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive (except for the duration of such restrictions, which shall be no less than [***] years) than those set forth in this ARTICLE 14; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 14.1.4(g) to treat such Confidential Information as required under this ARTICLE 14; and
(h) investors, Acquirers, merger partners, investment advisors (including investment banks), and legal advisors (in each case either actual or prospective), each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than those set forth in this ARTICLE 14 (except for the duration of such restrictions, which shall be no less than [***] years); provided, however, that, in each of the above situations, the (i) disclosure shall be limited to Confidential Information relevant to the Licensed Product and the terms of this Agreement and (ii) Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 14.1.4(h) to treat such Confidential Information as required under this ARTICLE 14.
14.1.5 Trial Results. Gossamer will also be entitled to publish with respect to the results of the PROSERA Phase 3 Study and any associated pre-clinical research associated with Licensed Compound or Licensed Products, in its ordinary course, subject to prior review, comment and approval (not to be unreasonably withheld, delayed or conditioned) by Chiesi (with the proposed publication to be provided to Chiesi not less than 30 days prior to intended submission). Notwithstanding anything in this Agreement to the contrary, each Party will be entitled to disclose, without the consent of or any notification to the other Party, any pharmacovigilance information originating from itself, its Affiliates, and the other Party with Regulatory Authorities, investigators, ethical committees and internal review boards, and any other Third Parties that have a need to know such information according to each Party’s risk management and adverse event reporting requirements provided that such disclosure complies with applicable Law.

14.1.6 Other Disclosure. In the event the recipient Party is required to disclose Confidential Information of the Disclosing Party by law, rules of a securities exchange or in connection with bona fide legal process, such disclosure will not be a breach of this Agreement; provided that the recipient Party (a) informs the Disclosing Party as soon as reasonably practicable of the required disclosure; (b) limits the disclosure to the required purpose; and (c) at the Disclosing Party’s request and expense, where available and reasonably practicable under the circumstances, assists in an attempt to object to or limit the required disclosure or to otherwise receive “confidential” or “trade secret” treatment with respect to relevant portions of such disclosure.
Section 14.2 Terms of this Agreement. The Parties agree that the terms of this Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Section 14.1.4.
Section 14.3 Publicity.
14.3.1 General. Except as required by applicable Law or otherwise set forth in this Section 14.3, each Party agrees not to issue any press release or public statement disclosing information relating to this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent obtained in accordance with Section 14.3.3. The Parties shall have the right to repeat any information disclosed in any press releases issued in accordance with this Section 14.3 in any subsequent press release or other public disclosure without first obtaining the approval of the other Party so long as such information remains accurate at the time of such disclosure.
14.3.2 Initial Press Releases. Upon the execution of this Agreement, the Parties shall issue mutually agreed press releases regarding the subject matter of this Agreement, including a description of the aggregate financial terms and value of the Agreement, in the forms attached hereto as Schedule 14.3.2.
14.3.3 Further Publicity. Except for the initial press releases described in Section 14.3.2, whenever a Party (the “Requesting Party”) elects to make any such public disclosure, it shall first notify the other Party (the “Cooperating Party”) of such planned press release or public announcement and provide a draft for review at least three Business Days in advance of issuing such press release or making such public announcement (or, with respect to press releases and public announcements that are required by applicable Law, or by regulation or rule of any public stock exchange, with as much advance notice as possible under the circumstances if it is not possible to provide notice at least three Business Days in advance); provided, however, that a Party may issue such press release or public announcement without such prior review by the other Party if (a) the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by the issuing Party; (b) such press release or public announcement does not materially differ from the previously issued press release or other publicly available information; (c) such press release solely relates to the achievement of milestone events under Section 9.3 and Section 9.4 and payments (including amounts) therefore; and (d) such press release or public announcement does not contain the other Party’s name. The Cooperating Party may notify the Requesting Party of any reasonable objections or suggestions that the Cooperating Party may have regarding the proposed press release or public announcement, and the Requesting Party shall reasonably consider any such objections or suggestions that are provided in a timely manner. The principles to be observed in such disclosures shall include accuracy, compliance with applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of the FDA (and its foreign counterparts) and the need to keep investors informed regarding the Requesting Party’s business.
Section 14.4 Publications. The JDC shall develop a global publication strategy for the Development and Commercialization activities related to the Licensed Compounds and Licensed Products (the “Global Publication Strategy”) that is consistent with the GDP and the U.S. Commercialization Plan. Subject to the provisions of this Section 14.4, including the Global Publication Strategy, [***]. At least [***] before either Party (the “Publishing Party”) makes any public disclosure of (whether by submission or presentation of any oral presentation, poster, manuscript, or abstract) or submits for publication a proposed publication (collectively, a “Publication”) relating to any results of or other information regarding its Exploitation with respect to the Licensed Compound or Licensed Product, the Publishing Party shall deliver a complete copy of the applicable proposed Publication to the other Party (the “Reviewing Party”) for review, comment and approval (not to be unreasonably withheld, delayed or conditioned) by the Reviewing Party. In addition, the Publishing Party shall delay any submission for publication or other public disclosure at the request of the Reviewing Party for the purpose of preparing and filing appropriate patent applications for a period not to exceed [***]. In no event shall a Publication contain Confidential Information solely of the Reviewing Party without the Publishing Party’s prior written consent.
Section 14.5 Prior Confidentiality Agreements. This Agreement supersedes that certain Confidentiality Agreement, dated [***], between Chiesi and Gossamer Bio, Inc. (the “NDA”). All information exchanged between the Parties under the NDA shall be deemed to have been Confidential Information disclosed under this Agreement and shall be subject to the terms of this ARTICLE 14.
ARTICLE 15
TERM AND TERMINATION
Section 15.1 Term. Unless terminated earlier in accordance with this ARTICLE 15, this Agreement shall remain in force for the period commencing on the Effective Date and ending when both (a) no Licensed Products are being Developed or Commercialized pursuant to this Agreement in the U.S. Territory; and (b) no Royalty Terms are in effect in the ROW Territory (the “Term”). Upon the expiration of the Royalty Term and all other payment obligations for all Licensed Products with respect to a country, the licenses and rights granted to herein shall become non-exclusive, fully paid, royalty-free and irrevocable.
Section 15.2 Termination for Cause.
15.2.1 Termination for Material Breach. Either Party (the “Non-Breaching Party”) may, without prejudice to any other remedies available to it under applicable Law or in equity, terminate this Agreement with respect to the U.S. Territory or the ROW Territory if the other Party (the “Breaching Party”) shall have materially breached or defaulted in the performance of its obligations hereunder, and such breach or default shall have continued for [***] days (or, in the case of a payment breach not then subject to an ongoing good faith dispute under [***] or breach of [***], [***] days) after written notice thereof was provided to the Breaching Party by the Non-Breaching Party, such notice describing the alleged breach. Subject to Section 15.4, any such termination of this Agreement under this Section 15.2.1 shall become effective at the end of such [***] day or [***] day (as applicable) cure period, unless the Breaching Party has cured such breach or default prior to the expiration of such cure period. If a material breach or default (other than a payment breach or breach of [***]) is not susceptible to cure within the [***] day cure period described above [***]. The right of either Party to terminate this Agreement, or a portion of this Agreement, as provided in this Section 15.2.1 shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default. Notwithstanding the foregoing, [***]. If a U.S. Party [***], then the [***] and the non-breaching Party may terminate this Agreement upon [***] and otherwise in accordance with this Section 15.2.1.
15.2.2 Termination for an Insolvency Event. If an Insolvency Event occurs, (a) the affected Party will give immediate (not longer than three Business Days’) notice to the other Party of such occurrence; and (b) such other Party will have the right to immediately terminate this Agreement by written notice to the affected Party.
15.2.3 Termination for Patent Challenge. In the event that Chiesi or its Affiliates or their Sublicensee brings a Patent Challenge, Gossamer will provide written notice of such Patent Challenge to Chiesi, and if Chiesi (a) with respect to a Patent Challenge brought by Chiesi or an Affiliate of Chiesi, fails to withdraw such Patent Challenge within [***] days after such receipt of such notice (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges that Chiesi or such Affiliate does not have the power to unilaterally withdraw or cause to be withdrawn, Chiesi and its Affiliate, as applicable, permanently ceases providing any support or assistance to any Person with respect to such Patent Challenge); or (b) with respect to a Patent Challenge brought by a Sublicensee, fails to cause the Sublicensee to withdraw such Patent Challenge within [***] days after such receipt of such notice or to terminate the applicable sublicense agreement for such Sublicensee within [***] days after receipt of such notice, then, in either case of (a) or (b), Gossamer may terminate this Agreement by providing written notice of such termination to Chiesi.
15.2.4 Disagreement. If the Parties reasonably and in good faith disagree as to whether there has been a material breach or default, the Party that seeks to dispute that there has been a material breach or default may contest the allegation by providing notice to the Non-Breaching Party of such dispute within the applicable cure period and the Executive Officers shall then meet and confer in good faith to resolve such breach or default condition. The Executive Officers of the Parties shall, as soon as reasonably practicable after a Party’s notice of such dispute, meet and confer in good faith regarding such dispute at such time and place as mutually agreed upon by such Parties. It is understood and acknowledged that during the pendency of such a dispute, neither Party may terminate this Agreement nor effectuate the effects of termination set forth in Section 15.5, and all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.
Section 15.3 At Will by Chiesi. Chiesi may terminate this Agreement in its entirety at will, in its sole discretion, on not less than [***] prior written notice to Gossamer.
Section 15.4 Alternative Remedy in Lieu of Termination. If either Party [***] (and such [***] is not then subject to an ongoing good faith dispute under [***]), then, in lieu of terminating this Agreement according to Section 15.2.1, such Non-Breaching Party may elect, within [***] days following the Party’s [***] as its sole and exclusive remedy in law or equity, upon written notice to the Breaching Party:
15.4.1 if the Breaching Party is Gossamer, then [***]; [***], provided that (A) [***] and (B) [***].
15.4.2 if the Breaching Party [***]; provided that, effective upon any such election by the Non-Breaching Party, the Breaching Party will [***] (if the Breaching Party is Gossamer) or [***] (if the Breaching Party is Chiesi) unless and until the Breaching Party [***]. If the Breaching Party does [***], then the Non-Breaching Party may [***]. Upon [***], the Breaching Party’s [***] (i) to the extent the Non-Breaching Party [***] or (ii) the Non-Breaching Party [***].
15.4.3 If the Breaching Party [***], then the Non-Breaching Party may [***]. Upon [***], the Breaching Party’s [***] (i) to the extent the Non-Breaching Party [***] or (ii) [***].
Section 15.5 Effects of Termination. Upon the effective date of termination (but not expiration) of this Agreement:
(a) All rights and licenses granted by a Party in ARTICLE 3 will terminate, and Chiesi and its Affiliates will have no rights under this Agreement to use Gossamer Intellectual Property to Exploit any Licensed Compound or Licensed Products, except to the extent required to fulfill its obligations under this Section 15.5.
(b) Chiesi, its Affiliates and its Sublicensees shall have the right to sell off any Licensed Products that have been Manufactured or are in the process of being Manufactured at the time of termination; provided that such sales are made in the normal course consistent with Chiesi’s past practice and Chiesi continues to comply with all of its payment, reporting and audit obligations with respect to such Licensed Products.
(c) Chiesi agrees, and agrees on behalf of its Affiliates, to reasonably cooperate with Gossamer and its designee(s) to facilitate a smooth, orderly and prompt transition of the program and activities with respect to Licensed Compounds and Licensed Products, including any ongoing Development and Commercialization of Licensed Compounds or Licensed Products to Gossamer or its designee(s).

(d) Chiesi (i) [***] (the “Existing Licensed Product”); (ii) [***]; and (iii) [***]; provided that (x) [***] and (y) [***].
(e) In the event of termination of this Agreement in its entirety by Chiesi pursuant to Section 15.2.1, then, in [***].
(f) (i) if Chiesi is, as of the effective date of termination of this Agreement, party to any subcontracts or sublicenses that pertain solely to the Licensed Compounds or Licensed Products, then [***] (ii) [***]
(g) (i) Chiesi shall promptly assign and transfer to Gossamer all Regulatory Filings and Documentation and Regulatory Approvals for Licensed Products that are held or controlled by or under authority of Chiesi or its Affiliates as of the effective date of termination, and shall take such actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer of rights under such Regulatory Filings and Documentation and Regulatory Approvals to Gossamer; (ii) Chiesi shall cause each of its Sublicensees to promptly transfer any such Regulatory Filings and Documentation and Regulatory Approvals to Gossamer if this Agreement terminates; provided that if applicable Law prevents or delays the transfer of ownership of any such Regulatory Filings and Documentation or Regulatory Approvals to Gossamer, Chiesi shall grant, and does hereby grant, to Gossamer an exclusive and irrevocable right of access and reference to such Regulatory Filings and Documentation and Regulatory Approvals for the Licensed Products, and shall cooperate fully to make the benefits of such Regulatory Filings and Documentation and Regulatory Approvals available to Gossamer; (iii) Chiesi shall also (as soon as reasonably practicable) transfer control of and responsibility for maintaining any safety databases for Licensed Products to Gossamer, and Gossamer shall accept such transfer and responsibility; and (iv) as soon as reasonably practicable after the effective date of termination, Chiesi shall provide or make available to Gossamer (in electronic form to the extent reasonably requested by Gossamer and available to Chiesi in such form) copies of: (A) all such Regulatory Filings and Documentation and Regulatory Approvals; and (B) of all data in its or its Affiliate’s Control pertaining to any Licensed Compound or Licensed Product, to the extent included in such Regulatory Filings and Documentation and Regulatory Approvals.
(h) Chiesi hereby assigns and shall cause to be assigned to Gossamer all worldwide rights in and to: (i) [***] and (ii) [***].
(i) Notwithstanding anything to the contrary herein, (i) if a Clinical Trial of a Licensed Product has been Initiated at the time of termination, the terms of this Agreement shall continue to apply as necessary to accomplish a safe and orderly wind-down of the Clinical Trials; and (ii) if a Licensed Product is being sold at the time of termination, the terms of this Agreement shall continue to apply as necessary to ensure that supply of such Licensed Products to patients is not interrupted as a result of such termination and all applicable provisions of this Agreement, including payment obligations, shall remain in place until such time as the Clinical Trials have been wound down or the Licensed Product is no longer sold.

(j) Any sublicenses granted by Chiesi or its Affiliates under the Gossamer Intellectual Property prior to the effective date of termination of this Agreement [***].
(k) In the event a Party or any of its Affiliates incurs any Shared Product Liability Costs described in Section 13.3 after the Term and after the final reconciliation of Pre-Tax Profit or Loss under Section 9.6 in accordance with Reconciliation Procedures and the Financial Exhibit, which Shared Product Liability Costs are attributable to sales or other activities under this Agreement prior to expiration or termination of the Term, each Party shall be responsible for [***] of such Shared Product Liability Costs (but only to the extent attributable to sales or other activities under this Agreement prior to expiration or termination of the Term). Each Party will promptly pay the other Party its share of any such Shared Product Liability Costs after receipt of detailed supporting documentation evidencing such Shared Product Liability Costs.
(l) Promptly and not longer than [***] Business Days following the termination of this Agreement, each Party shall, at the request of the other Party, deliver to the other Party, or certify the destruction of, any and all tangible Confidential Information of the other Party in such Party’s possession, and to the extent reasonably practicable, remove Confidential Information of the other Party from all databases and systems. Notwithstanding the foregoing, each Receiving Party may retain copies of the Disclosing Party’s Confidential Information to the extent required by applicable Law or to the extent such Confidential Information is electronically archived in the ordinary course of the Receiving Party’s business. Any Confidential Information retained by the Receiving Party pursuant to this Section 15.5(l) shall remain subject to the obligations of non-disclosure and limitations on use set forth in this Agreement.
(m) The cost and expense of effectuating this Section 15.5 shall be borne by (i) [***]; (ii) [***] or (iii) [***].
Section 15.6 Survival. [***], the following provisions will survive termination or expiration of this Agreement: Article 1, Section 3.1.6, Section 9.3 through Section 9.6 (solely with respect any payment obligations that have accrued prior to the effective date of termination or expiration of this Agreement), Section 9.11 through Section 9.12 (solely with respect any payment obligations that have accrued prior to the effective date of termination or expiration of this Agreement), Section 9.14 through Section 9.19 (solely with respect any payment obligations that have accrued prior to the effective date of termination or expiration of this Agreement), Section 13.1, Section 13.2, Section 13.4, Section 13.6, Section 13.7, 14.1.2 (for the duration set forth therein), Section 15.5, this Section 15.6, Section 15.7, and Article 16.
Section 15.7 Additional Rights and Remedies. Termination or expiration of this Agreement are neither Party’s exclusive remedy and will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

ARTICLE 16
MISCELLANEOUS
Section 16.1 Entire Agreement; Amendment. This Agreement and all Exhibits and Schedules attached to this Agreement constitute the entire agreement between the Parties as to the subject matter hereof. All prior and contemporaneous negotiations, representations, warranties, agreements, statements, promises and understandings with respect to the subject matter of this Agreement are hereby superseded and merged into, extinguished by and completely expressed by this Agreement. None of the Parties shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement. No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by all Parties.
Section 16.2 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code to the extent permitted thereunder. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.
Section 16.3 Relationship of the Parties. Except as provided in Section 9.19.5, the relationship between Chiesi and Gossamer created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employee-employer, partnership, joint venture or similar business relationship between the Parties, except as set forth in Section 9.19.5. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Each Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.
Section 16.4 Governing Law; Jurisdiction. This Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of New York, without regard to its conflicts of laws, except as to any issue which depends upon the validity, scope or enforceability of any Patent Right, which issue shall be determined in accordance with the laws of the country in which such patent was issued.
Section 16.5 Dispute Resolution.
16.5.1 Escalation. Except for Committee Matters subject to a Party’s final decision making authority under this Agreement, in the event of a dispute under this Agreement, the Parties will refer the dispute to the Alliance Managers for discussion and resolution. If the

Alliance Managers are unable to resolve such a dispute within [***] of the dispute being referred to them, either Party may require that the Parties forward the matter to the Executive Officers (or designees with similar authority to resolve such dispute), who will attempt in good faith to resolve such dispute. If the Executive Officers cannot resolve such dispute within [***] of the matter being referred to them, [***].
16.5.2 Arbitration. Except for Committee Matters subject to a Party’s final decision making authority under this Agreement [***], any disputes between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, that remain unresolved pursuant to Section 16.5.1) will be resolved by final and binding arbitration. Whenever a Party decides to institute arbitration proceedings, it will give written notice to that effect to the other Party. Arbitration will be held in New York City, New York, USA, and shall be administered by the Judicial and Mediation Services (JAMS) pursuant to its Comprehensive Arbitration Rules and Procedures. The arbitration will be conducted by a panel of three arbitrators appointed in accordance with JAMS rules; provided that each Party will within 15 days after the institution of the arbitration proceedings appoint an arbitrator, and such arbitrators will together, within 30 days, select a third arbitrator as the chair of the arbitration panel, and each arbitrator will have significant experience in the biopharmaceutical industry. If the two initial arbitrators are unable to select a third arbitrator within such 30 day period, the third arbitrator will be appointed in accordance with JAMS rules. The arbitrators will render their opinion within 120 days of the final arbitration hearing. No arbitrator (nor the panel of arbitrators) will have the power to award punitive damages or to award costs and expenses of the proceeding or reasonable attorney’s fees to any Party under this Agreement and such award is expressly prohibited. Decisions of the panel of arbitrators will be final and binding on the Parties. Judgment on the award so rendered may be entered in any court of competent jurisdiction. Each Party shall bear its own attorneys’ fees, costs and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitration.
16.5.3 Expert Resolution.
(a) Any dispute that the Parties are unable to resolve [***] shall be submitted to a Third Party expert (a “Third Party Expert”) mutually acceptable to the Parties having at least [***] relevant expertise with respect to the dispute (or who has such other similar credentials as agreed by the Parties), and must not be a current or former employee, contractor, agent, or consultant of either Party or their Affiliates and who has not had any material business relationship with either Party in the 36 months prior to appointment. The Parties shall use reasonable efforts to mutually agree on the Third Party Expert within [***] after either Party designates the dispute for resolution under this Section 16.5.3. If the Parties cannot agree on a Third Party Expert within such 30-day period, then each Party will immediately select an expert that otherwise satisfies the requirements for a Third Party Expert set forth in this Section 16.5.3(a), and such experts will jointly select a Third Party Expert within 10 days following the date that the last expert was selected by a Party. The Third Party Expert shall initially attempt to resolve the dispute through non-binding mediation. If the Third Party Expert is unable to resolve the dispute through non-binding mediation within [***] the dispute will be resolved pursuant to the remainder of this Section 16.5.3.
(b) Within [***] of completion of non-binding mediation, each Party will deliver to both the Third Party Expert and the other Party a detailed written proposal setting forth its proposed terms for the resolution of the dispute (the “Proposed Terms”) and a memorandum (the “Support Memorandum”) in support thereof [***]. The Parties will also provide the Third Party Expert with a copy of this Agreement, as amended through such date. [***]
(c) If the dispute [***], then within [***] after the Third Party Expert is appointed, the Third Party Expert shall select one of the two Proposed Terms (without modification) provided by the Parties which [***]. In making its selection, (i) the Third Party Expert shall not modify the terms or conditions of either Party’s Proposed Terms, nor shall the Third Party Expert combine provisions from both Proposed Terms and (ii) the Third Party Expert shall consider the terms and conditions of this Agreement, the relative merits of the Proposed Terms, the Support Memorandums and, if applicable, the oral arguments of the Parties. The Third Party Expert shall make its decision known to both Parties as promptly as possible by delivering written notice to both Parties. The decision of the Third Party Expert shall be final and binding on the Parties, and specific performance may be ordered by any court of competent jurisdiction.
(d) If the dispute [***], then the Third Party Expert will deliver its written decision to the Parties (including a detailed report as to such Third Party Expert’s rationale for such decision) determining [***], and, if so, as a result, the [***] by the Proposing Party or determining [***].
16.5.4 Intellectual Property Disputes. Notwithstanding Section 16.5.2, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent Right relating to the Manufacture, use, importation, offer for sale or sale of any Licensed Compound or Licensed Products or of any trademark rights relating to any Licensed Products shall be submitted to a court of competent jurisdiction in the country in which such Patent Right or trademark rights were granted or arose.
Section 16.6 Notice. All notices or communication required or permitted to be given by either Party hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail, return receipt requested, or sent by overnight courier, such as Federal Express, to the other Party at its respective address set forth below or to such other address as one Party shall give notice of to the other from time to time hereunder. Mailed notices shall be deemed to be received on the third Business Day following the date of mailing. Notices sent by overnight courier shall be deemed received the following Business Day.
If to Gossamer Parent or Gossamer US:
[***]

If to Gossamer Ireland:

[***]
With a copy, which shall not constitute notice to:
[***]
If to Chiesi SpA:
[***]
If to Chiesi U.S.:
[***]
With a copy, in each case of notices to Chiesi SpA or Chiesi U.S., which shall not constitute notice to:
[***]
Section 16.7 Compliance with Law; Severability. Nothing in this Agreement shall be construed to require the commission of any act contrary to Law. If any one or more provisions of this Agreement is held to be invalid, illegal or unenforceable, the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
Section 16.8 Non-Use of Names. Subject to the terms and conditions of this Agreement, Gossamer shall not use the name, trademark, logo, or physical likeness of Chiesi or any of its officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without Chiesi’s prior written consent. Gossamer shall require its Affiliates to comply with the foregoing. Subject to the terms and conditions of this Agreement, Chiesi shall not use the name, trademark, logo, or physical likeness of Gossamer or any of its Affiliates or its or their officers, directors or employees, or any adaptation of any of them, in any advertising, promotional or sales literature, without Gossamer’s prior written consent. Notwithstanding the foregoing, Chiesi shall be entitled to use the name, and Corporate Marks of Gossamer in presentation materials solely for purposes of identifying Gossamer as Chiesi’s licensor.
Section 16.9 Successors and Assigns. Neither this Agreement nor any of the rights or obligations created herein may be assigned by either Party, in whole or in part, without the prior written consent of the other Party, not to be unreasonably withheld or delayed except that either Party shall be free to assign this Agreement: (a) to an Affiliate of such Party (for so long as such Affiliate remains an Affiliate); provided that such Party shall remain liable and responsible to the other Party for the performance and observance of all such duties and obligations by such Affiliate; provided, further, that in the case of an assignment of rights and obligations under this Agreement by Chiesi U.S. or Gossamer U.S., such Affiliate is as a “United States person” within the meaning of Section 7701(a)(30) of the Code; or (b) in connection with any merger, consolidation or sale of such Party or sale of all or substantially all of the assets of the Party to which this Agreement relates, without the prior consent of the non-assigning Party but with written notice to such non-assigning Party following the effective date of the applicable merger, consolidation or sale. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the Parties hereto. Any assignment of this Agreement in contravention of this Section 16.9 shall be null and void. Notwithstanding anything to the contrary in this Agreement, Gossamer Parent shall not assign this Agreement, in whole or in part, within the prior written consent of Chiesi; provided [***].
Section 16.10 Waivers. A Party’s consent to or waiver, express or implied, of any other Party’s breach of its obligations hereunder shall not be deemed to be or construed as a consent to or waiver of any other breach of the same or any other obligations of such breaching Party. A Party’s failure to complain of any act, or failure to act, by the other Party, to declare the other Party in default, to insist upon the strict performance of any obligation or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof, no matter how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder, of any such breach, or of any other obligation or condition. A Party’s consent in any one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party granting such consent or waiver.
Section 16.11 No Third Party Beneficiaries. Except as expressly provided with respect to Gossamer Indemnified Parties and Chiesi Indemnitees in ARTICLE 13, nothing in this Agreement shall be construed as giving any Person, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.
Section 16.12 Headings; Exhibits and Schedules. Article and Section headings used herein are for convenient reference only and are not a part of this Agreement. All Exhibits and Schedules are incorporated herein by this reference.
Section 16.13 Interpretation. Unless specified to the contrary, references to Sections or Schedules mean the particular Sections or Schedules to this Agreement and references to this Agreement include all Schedules hereto. In the event of any conflict between the main body of this Agreement and any Schedule hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; (j) the phrase “non-refundable” shall not prohibit, limit or restrict either Party’s right to obtain damages in connection with a breach of this Agreement; (k) the word “or” is used in the inclusive sense that is typically associated with the phrase “and/or”, unless the context is clear that only one of the options described may apply; and (l) neither Party shall be deemed to be acting on behalf of the other Party.
Section 16.14 Equitable Relief. Each Party acknowledges that a breach by it of the provisions of ARTICLE 10 or ARTICLE 14 of this Agreement may not reasonably or adequately be compensated in damages in an action at law and that such a breach may cause the other Party irreparable injury and damage. By reason thereof, each Party agrees that the other Party is entitled to seek, in addition to any other remedies it may have under this Agreement or otherwise, preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of ARTICLE 10 or ARTICLE 14 of this Agreement by the other; provided, however, that no specification in this Agreement of a specific legal or equitable remedy will be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.
Section 16.15 Force Majeure. Neither Party shall be held liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in fulfilling or performing any term of this Agreement to the extent, and for so long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including fire, floods, pandemics, epidemics, embargoes, power shortage or failure, acts of war (whether war be declared or not), insurrections, riots, terrorism, civil commotions or acts of God (each being a “Force Majeure Event”); provided, however, that the affected Party promptly notifies the other Party in writing; and provided, further, however, that the affected Party shall continue performance with reasonable dispatch whenever such causes are removed.
Section 16.16 Further Assurances. Each Party shall execute, acknowledge, and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
Section 16.17 Counterparts. This Agreement may be executed in counterparts by a single Party, each of which when taken together shall constitute one and the same agreement. Each Party may execute this Agreement in Adobe™ Portable Document Format (PDF) or by DocuSign sent by electronic mail. PDF or DocuSign signatures of authorized signatories of the Parties will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.
Section 16.18 Guarantee. Gossamer Parent hereby guarantees to Chiesi the payments and performance by Gossamer of each of Gossamer’s obligations under this Agreement,

including Gossamer’s indemnification obligations resulting from any breach of, or inaccuracy in, any representation or warranty made by Gossamer Parent in Section 12.3. The obligations of Gossamer Parent under this Section 16.18 shall be unconditional and absolute and, without limiting the foregoing, shall not be released or otherwise affected by any change in the existence, structure or ownership of Gossamer or Gossamer Parent, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Gossamer, Gossamer Parent or their respective assets. The foregoing guarantee will continue until all guaranteed obligations now existing or hereafter arising have been discharged in full. To the extent Chiesi grants to Gossamer (a) any waiver of any default by Gossamer of the guaranteed obligations; (b) any extension of time for performance by Gossamer of the guaranteed obligations; or (c) any release of Gossamer from the performance of the guaranteed obligations, Chiesi will have and be deemed to have also granted the same to Gossamer Parent hereunder.
Section 16.19 [***].
[Signature page follows]

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereby execute this Agreement as of the Effective Date.
CHIESI FARMACEUTICI S.P.A.

By: /s/ Giuseppe Accogli
Name:    Giuseppe Accogli
Title:    Group Chief Executive Officer
CHIESI USA, INC.
By: /s/ Jon Zwinski
Name:    Jon Zwinski
Title:    Chief Executive Officer and General Manager
GB002, INC.

By: /s/ Faheem Hasnain
Name: Faheem Hasnain
Title: President
GOSSAMER BIO 002 LTD.

By: /s/ Lisa Nolan
Name: Lisa Nolan
Title: Director
GOSSAMER BIO, INC.
(solely for purposes of Section 12.3, Section 16.9, and Section 16.18, and Section 16.19)

By: /s/ Faheem Hasnain
Name: Faheem Hasnain
Title: Chief Executive Officer and President
[Signature Page to Collaboration and License Agreement]

Schedule 1.96

Financial Exhibit
“Pre-Tax Profit or Loss” means, in the United States, the amount calculated in accordance with this Schedule 1.96.
Pre-Tax Profit or Loss shall exclude all of the payments set forth in [***]
Calculation of Pre-Tax Profit or Loss in the United States
Pre-Tax Profit or Loss in the United States shall be calculated for each Calendar Quarter by determining the [***] In the event of a conflict between this paragraph and the main Agreement, the main Agreement shall control.
Definitions
The following definitions shall apply for purposes of calculating Pre-Tax Profit or Loss in accordance this Schedule 1.96.
(1)“Accounting Standards” means, with respect to a Party or any of its Affiliates or Sublicensees, U.S. generally accepted accounting principles or the International Financial Reporting Standards, as such Party, Affiliate or Sublicensee uses for its financial reporting obligations, in each case, consistently applied or as otherwise determined by the JFC.
(2)“Allowable Expenses” means the sum of the following costs and expenses incurred during the Term by the Parties, their Affiliates or Sublicensees, pursuant to the Manufacturing or Commercialization of the Licensed Products in the United States in accordance with this Agreement during the applicable Calendar Quarter or the applicable Calendar Year, in each case that are incurred in accordance with the U.S. Commercialization Budget (the “Budget”):
a.[***]
b.[***]
c.[***]
d.[***]
e.[***]
f.[***]
g.[***]

h.[***]
i.[***]
j.[***]
k.[***]
l.[***]
m.[***]
n.[***]
For clarity, it is understood that Allowable Expenses shall include only [***] Notwithstanding anything to the contrary in this Schedule 1.96 to the extent that any activity is conducted (or an Out-of-Pocket Cost or FTE Cost is incurred) in support of both a [***] or are not solely attributable to [***] shall be included in Allowable Expenses only to the extent [***] In connection with the JCC’s review of a proposed Budget for approval, upon request by either Party, the JCC shall review the methodology used to allocate to the [***] and if the JCC does not approve such methodology, the matter shall be resolved by the JFC.
When providing information regarding projected Allowable Expenses anticipated to be expended under a particular Licensed Product, the Party shall provide at least the same information as prepared for its own internal management for purposes of budgeting and portfolio review and management as well as any other information related to projected Net Sales or gross sales in the U.S. as and to the extent also prepared by such Party for its internal management purposes, in each case in sufficient detail to understand the determination of Allowable Expenses, Net Sales or gross sales, as applicable, including by providing information by sub-components to the extent such information is available and the providing Party’s internal systems are capable of provision such categorization.
(3)“Cost Profit Sharing Product” means a Licensed Product.
(4)“Distribution Costs” means an appropriate percentage of Net Sales, such percentage to be determined by the JFC, such that such percentage of Net Sales compensates a Party for [***] to the extent not included in [***]
(5)“EAP Expenses” means the Out-of-Pocket Costs and FTE Costs to conduct early access programs, named patient programs and compassionate use programs for the Licensed Product.
(6)“FTE” means the equivalent of the work of one employee full time for one Calendar Year (consisting of at least a total of 1800 hours per Calendar Year) of work directly performing activities for a Licensed Product. Any person who devotes less than 1800 hours per Calendar Year (or such other number as may be agreed by the JDC or JCC, as applicable) shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by 1800. Overtime, and work on weekends, holidays, and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. The Parties shall utilize fractions of FTEs, as applicable.
(7)“FTE Costs” means, as applicable with respect to any period, the FTE Rate multiplied by the number of FTEs performing Development activities and Commercialization activities under this Agreement, respectively, during such period. FTEs billable by a Party for one individual during a given Calendar Quarter will be expressed as the fraction of that individual’s time which has been coded to the activities for that period as captured in the Party’s effort tracking system for such period. For example, assuming an 1800-hour work year, and an FTE Rate of [***]:
•If effort is tracked on an hourly basis, a quarterly report would multiply the number of hours worked in the quarter by an hourly FTE Rate of $[***]/hour ($[***] hours). For an employee working [***] hours on a collaboration activity in a quarter, the calculation would be [***] hours * $[***]/hour = $[***].
•If effort is tracked on a monthly basis, a quarterly report would multiply the number of person months worked in the quarter by a quarterly FTE Rate of $[***]/month [***] For an employee working [***] research person months on a GDP activity in a quarter, the calculation would be [***] person months * [***]/FTE/month=$[***].
(8)“FTE Rate” means, [***]
(9)“Health Care Reform Fees” means [***]
(10)“Marketing Expenses” means [***]
a.[***]
b.[***]
c.[***]
d.[***]
e.[***]
f.[***]
(11)“Medical Affairs Expenses” includes [***]
(12)“Other Commercialization Costs” means [***]
(13)“Other Income” means [***]

(14)“Recall Expenses” means [***]
(15)“Regulatory Maintenance Costs” means [***]
(16)“Selling Costs” includes:
a.Sales Force Costs. For the purposes of calculating the FTE Costs of each Party’s sales representatives performing activities under the U.S. Commercialization Plan, the FTE Rate shall be deemed to be [***] of the applicable FTE Rate for such sales representatives on a full-time basis; provided that for [***] shall be reduced proportionately based on (a) [***] and (b) [***] For such purposes, the value of multi-product promotions shall be [***]
i.“Detail” means an [***] “Detailing” means the act of performing Details and to “Detail” mean to perform Details. For such purposes:
ii.“First Position Detail” means a Detail in which [***] is Detailed [***] the [***]
iii.“Second Position Detail” means a Detail in which [***] is Detailed [***] and [***]
iv.“Other Detail” means [***]
(17)“Supply Cost” means:
a.to the extent [***] (collectively, “Product Materials”) are Manufactured by [***] the [***] for the Manufacture of [***]
b.to the extent a Party or its Affiliate [***] Subject to the foregoing, [***] is comprised of [***]
i.“Standard Cost of Goods Manufactured” are [***]
ii.“Cost Variances” are [***]
iii.“Other Costs Not Included in Standard” [***]
General Principles
[***]
The Parties agree that [***] but excluding [***] that arise out of [***] provided that [***] will not include [***]

Reconciliations
[***] will resolve any differences in or disputes regarding the calculation of Pre-Tax Profit or Loss, or any component thereof. In the event [***] is unable to resolve any such difference or dispute, the matter shall be resolved by [***].
Invoices
Invoices to Gossamer
A.    All invoices submitted to Gossamer shall include, at a minimum, the following information:
[***]
a.[***]
b.[***]
c.[***]
d.[***]
e.[***]
f.[***]
Invoice must be [***]

A.    [***]
a.[***]
b.[***]
c.[***]
d.[***]

Schedule 4.2

Priority Licensed Know-How
[***]

Schedule 5.1.3

Draft Global Development Plan
[***]

Schedule 9.2

Stock Issuance Agreement
[***]

Schedule 9.15

Bank Accounts

Gossamer U.S.	Gossamer Ireland	Chiesi SpA	Chiesi U.S.
[***]	[***]	[***]	[***]

Schedule 9.19.5

Partnership Principles

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Schedule 14.3.2

Press Releases
[See attached.]

Gossamer Bio and Chiesi Group Announce Transformative Global Collaboration to Develop and Commercialize Seralutinib in PAH, PH-ILD & Other Indications
- Gossamer to receive $160 million development reimbursement payment and eligible to receive up to $146 million in regulatory and $180 million in sales milestones -
- Gossamer leading US commercialization activities in PAH and PH-ILD;
50 / 50 commercial profit split in US and global development cost sharing arrangement -
- Chiesi, a global leader in the pulmonary and rare disease spaces, obtains exclusive ex-US commercial rights, with Gossamer to receive mid-to-high teens royalties on net sales –
- Gossamer and Chiesi plan to initiate Phase 3 Trial of Seralutinib in PH-ILD in Mid-2025 -
SAN DIEGO, CA and PARMA, ITALY — (BUSINESS WIRE) — May 6, 2024 — Gossamer Bio, Inc. (“Gossamer”) (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary hypertension, and Chiesi Farmaceutici S.p.A (“Chiesi Group”), an international, research-focused biopharmaceutical group, today announced that they have entered into a global collaboration and license agreement to develop and commercialize seralutinib.
This global collaboration combines the strengths of both Chiesi and Gossamer to support ongoing work in pulmonary arterial hypertension (PAH) and to accelerate development in pulmonary hypertension associated with interstitial lung disease (PH-ILD), enabling the expansion of the seralutinib franchise to reach more patients with pulmonary hypertension world-wide. Patients will benefit from both Chiesi’s expertise in global respiratory, rare disease, and inhaled drug development and commercialization and Gossamer’s world-class PAH and PH-ILD development and commercialization teams.
“This partnership with Chiesi allows us to meaningfully deepen and rapidly accelerate our investment in seralutinib as a potential treatment for PAH, PH-ILD, and other indications of high unmet medical need,” said Faheem Hasnain, Co-Founder, Chairman and CEO of Gossamer. “We are particularly thrilled that this collaboration enables seralutinib to move directly into a Phase 3 trial in PH-ILD, an indication with a paucity of available treatments, and a disease which we believe seralutinib is specifically designed to address.”

“Seralutinib is a potential paradigm shifting therapy in PAH and PH-ILD, and we could not be more excited to partner with Gossamer to develop and bring this therapy to patients world-wide,” said Giuseppe Accogli, Group CEO of Chiesi. “Gossamer shares Chiesi’s commitment to using innovation to promote the health and well-being of people around the world and we are proud to add this collaboration as a key pillar to our next phase of growth.”
Prevalence estimates vary widely, but PAH is believed to affect approximately 30,000 to 50,000 people in the US, with a similar prevalence in Europe. While many approved PAH treatments are available, most are primarily vasodilators and do not impact the progressive course of the disease. Median 5-year overall survival rate for patients with PAH is approximately 57%. In the past, PH-ILD has not been as readily diagnosed as PAH, in part due to a lack of approved treatment options for these patients. Based on prevalence figures for various forms of ILD and reported rates of PH in ILD patient cohorts, we estimate that PH-ILD affects approximately 60,000-100,000 patients in the US. Patients with PH-ILD in the US have access to only one approved therapy, while no therapies to treat PH-ILD are approved outside of the US. Median 5-year overall survival rate for patients with PH-ILD is approximately 23%.
Seralutinib is an inhaled PDGFRα/β, CSF1R, and c-KIT inhibitor designed to be delivered via dry powder inhaler for the potential treatment of pulmonary hypertension. Following the positive readout of the Phase 2 TORREY Study in patients with PAH, Gossamer initiated the Phase 3 PROSERA Study in 2023. Gossamer and Chiesi plan to initiate a global Phase 3 registrational study in PH-ILD in mid-2025 and to evaluate seralutinib in additional indications of high unmet need.
Under the terms of the agreement, Gossamer will continue to lead global development of seralutinib in PAH and PH-ILD, and the companies will evenly split development costs, except with respect to the PROSERA Study, for which Gossamer will remain financially responsible. In the US, the companies will evenly share commercial profits and losses. Gossamer will lead commercialization and book sales for PAH and PH-ILD in the US, with both companies contributing 50 percent of commercial efforts. Chiesi will lead US commercialization in additional indications. Chiesi will have the exclusive right to commercialize seralutinib outside of the US and will pay Gossamer an escalating mid-to-high teens royalty on net sales. Chiesi will pay Gossamer $160 million as a development reimbursement. Additionally, Gossamer will be eligible to receive up to $146 million in regulatory milestones and $180 million in sales milestones.

Conference Call and Webcast
Gossamer’s management team will host a conference call and live audio webcast to discuss the partnership today, May 6th, at 8:30 a.m. EDT.

The live audio webcast may be accessed through the “Events / Presentations” page in the “Investors” section of the Company's website at www.gossamerbio.com. Alternatively, the conference call may be accessed through the following:

Date / Time: May 6, 8:30am EDT
Domestic Dial-in Number: 1-800-285-6670
Conference Reference: Gossamer Bio Announcement Presentation
Live Webcast: https://edge.media-server.com/mmc/p/5y35ojfx

A replay of the audio webcast will be available for 30 days on the “Investors” section of the Company's website, www.gossamerbio.com.

About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary hypertension. Its goal is to be an industry leader in, and to enhance the lives of patients living with, pulmonary hypertension.

About Chiesi Group
Chiesi is research-oriented international biopharmaceutical group that develops and markets innovative therapeutic solutions in respiratory health, rare diseases, and specialty care. The company’s mission is to improve people’s quality of life and act responsibly towards both the community and the environment.
By changing its legal status to a Benefit Corporation in Italy, the US, and France, Chiesi’s commitment to create shared value for society as a whole is legally binding and central to company-wide decision-making. As a certified B Corp since 2019, we’re part of a global community of businesses that meet high standards of social and environmental impact. The company aims to reach Net-Zero greenhouse gases (GHG) emissions by 2035.
With over 85 years of experience, Chiesi is headquartered in Parma (Italy), with 31 affiliates worldwide, and counts more than 7,000 employees. The Group’s research and development centre in Parma works alongside 6 other important R&D hubs in France, the US, Canada, China, the UK, and Sweden.

For further information please visit www.chiesi.com
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the potential reimbursement, regulatory and sales milestones payable to Gossamer pursuant to the collaboration and license agreement; the development and commercialization potential of seralutinib; the worldwide expansion of the seralutinib franchise; the anticipated timing of commencing a Phase 3 registrational study in PH-ILD; the ability to develop seralutinib in additional indications; and each of Gossamer’s and Chiesi’s respective obligations under the collaboration and license agreement to lead commercialization efforts and split development costs. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: the expected benefits of, and opportunities related to, the partnership with Chiesi may not be realized by Gossamer or may take longer to realize than anticipated; potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from pandemics, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for seralutinib; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of seralutinib that may limit its development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may adversely affect our business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
For Investors and Media:
Bryan Giraudo, Chief Operating Officer and Chief Financial Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com

For Media Chiesi Group
Carla Arrieta
Head of Global External Communications
Tel: +393408849754
mediarelations@chiesi.com

Gentry Lassier
Sr. Director Communications & Public Affairs US
Office +1 (888) 466-6505 x1549
us.mediarelations@chiesi.com